Exhibit 10.1

Execution Version

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of August 2, 2012,

(as amended and restated as of May 30, 2014)

among

PHH CORPORATION,
as Borrower,

THE LENDERS REFERRED TO HEREIN,

BANK OF AMERICA, N.A.,
CITIBANK, N.A.
MANUFACTURERS AND TRADERS TRUST COMPANY,
THE ROYAL BANK OF SCOTLAND PLC,
and
WELLS FARGO BANK, NATIONAL ASSOCIATION
as Syndication Agents,

BARCLAYS BANK PLC

as Documentation Agent

And

JPMORGAN CHASE BANK, N.A.
as Administrative Agent

J.P. MORGAN SECURITIES LLC	MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED	CITIGROUP GLOBAL MARKETS INC.

MANUFACTURERS AND TRADERS TRUST COMPANY	RBS SECURITIES INC.	WELLS FARGO SECURITIES, LLC

as Joint Lead Arrangers and Joint Bookrunners

i

SCHEDULES

1.1A                      Commitments

1.1B                      Excluded Subsidiaries

2.24                        Existing Letters of Credit

5.1(c)                 Existing Mortgage Warehouse Facilities and Servicing Advance Facilities

6.1                               Existing Indebtedness of Material Subsidiaries and Subsidiary Guarantors

6.4                               Existing Liens

6.13                        Potential Acquisitions

EXHIBITS

A                                       Form of Assignment and Assumption

B                                       Form of Compliance Certificate

C                                       Form of Borrowing Request

D                                       Form of U.S. Tax Compliance Certificate

E                                        Form of Borrowing Base Certificate

F                                         Form of Subsidiary Guarantee

G                                       Form of Amendment and Reaffirmation of Guarantee

AMENDED AND RESTATED CREDIT AGREEMENT (the “Agreement”), dated as of August 2, 2012 (as amended and restated as of May 30, 2014), among PHH CORPORATION, a Maryland corporation (the “Borrower”), the Lenders referred to herein, BANK OF AMERICA, N.A., CITIBANK, N.A., MANUFACTURERS AND TRADERS TRUST COMPANY, THE ROYAL BANK OF SCOTLAND PLC and WELLS FARGO BANK, NATIONAL ASSOCIATION, as syndication agents, BARCLAYS BANK PLC, as documentation agent, and JPMORGAN CHASE BANK, N.A., as administrative agent (the “Administrative Agent”) for the Lenders.

INTRODUCTORY STATEMENT

The Borrower, certain of the Lenders, certain other parties and the Administrative Agent are parties to the Amended and Restated Credit Agreement, dated as of August 2, 2012, as amended prior to the Restatement Date (the “Existing Credit Agreement”), pursuant to which, among other things, the Borrower obtained a revolving Tranche A Facility (as defined therein) in an aggregate principal amount of $250,000,000 and a revolving Tranche B Facility (as defined therein) in an aggregate principal amount of $50,000,000.  Capitalized terms used in this Introductory Statement shall have the meanings set forth in this Agreement unless the context otherwise requires.

The Borrower has requested that the Tranche B Facility be terminated, the Commitment of each Tranche A Lender be increased by the amount of its Tranche B Commitment resulting in a Tranche A Facility in an aggregate principal amount of $300,000,000 and certain other amendments to the Existing Credit Agreement be made.

The Borrower, the Lenders and the Administrative Agent desire to amend and restate the Existing Credit Agreement pursuant to this Agreement and to continue the Borrower’s payment and performance obligations under the Existing Credit Agreement, as amended and restated hereby.

1.              DEFINITIONS

For the purposes hereof unless the context otherwise requires, the following terms shall have the meanings indicated, all accounting terms not otherwise defined herein shall have the respective meanings accorded to them under GAAP and all terms defined in the New York Uniform Commercial Code and not otherwise defined herein shall have the respective meanings accorded to them therein:

“ABR Borrowing” shall mean a Borrowing comprised of ABR Loans.

“ABR Loan” shall mean any Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article 2.

“ABR Spread” shall mean, at any date or for any period of determination, the ABR Spread that would be in effect on such date pursuant to the chart set forth in Section 2.23 based on the rating of the Index Debt.

“Act” shall have the meaning assigned to such term in Section 10.17.

“Acquisition” shall have the meaning assigned to such term in Section 6.13.

“Adjusted LIBOR” shall mean, with respect to any LIBOR Borrowing for any Interest Period, an interest rate per annum (rounded upwards to the nearest 1/16 of 1% if not already an integral multiple of 1/16 of 1%) equal to (a) LIBOR for such Interest Period multiplied by (b) the Statutory Reserves.

“Affiliate” shall mean as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.  For purposes of this definition, a Person shall be deemed to be “controlled by” another if such latter Person possesses, directly or indirectly, power either to (i) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such controlled Person or (ii) direct or cause the direction of the management and policies of such controlled Person whether by contract or otherwise.

“Agents” shall mean the collective reference to the Administrative Agent, the Syndication Agents and the Documentation Agent.

“Aggregate Exposure” shall mean, with respect to any Lender at any time, an amount equal to (a) until the Closing Date, the aggregate amount of such Lender’s Commitments at such time and (b) thereafter, the amount of such Lender’s Commitments then in effect or, if the Commitments have been terminated, the amount of such Lender’s Extensions of Credit then outstanding.

“Aggregate Exposure Percentage” shall mean, with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

“Alternate Base Rate” shall mean for any day, a rate per annum (rounded upwards to the nearest 1/16 of 1% if not already an integral multiple of 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect for such day, (b) the Federal Funds Effective Rate in effect for such day plus ½ of 1% and (c) the Adjusted LIBOR that would be calculated as of such day (or if such day is not a Business Day, the immediately preceding Business Day) in respect of a proposed LIBOR Loan with a one month Interest Period plus 1%.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBOR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBOR, respectively.

“Amendment and Reaffirmation of Guarantee” shall be in the form of Exhibit G hereto.

“Anti-Corruption Laws” shall mean all laws, rules and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Law” shall mean all provisions of statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to a Person, and all orders and decrees of all courts and arbitrators in proceedings or actions in which the Person in question is a party.

“Asset Securitization Subsidiary” shall mean (i) any Subsidiary engaged solely or substantially in the business of effecting asset securitization transactions permitted by this Agreement and activities incidental thereto or (ii) any Subsidiary whose primary purpose is to hold title or ownership interests in vehicles, equipment, leases, mortgages, relocation assets, financial assets and related assets under management and mortgage servicing advances.  For the avoidance of doubt, the entities listed on Schedule 1.1B hereto under the heading “Asset Securitization Subsidiaries” are Asset Securitization Subsidiaries.

“Assignment and Assumption” shall mean an agreement substantially in the form of Exhibit A hereto, executed by the assignor, the assignee and the other parties as contemplated thereby.

“Available Borrowing Capacity” shall mean committed borrowing capacity which may be drawn (taking into account required reserves and discounts) upon or has been drawn upon by the Borrower or any of its Subsidiaries under committed Mortgage Warehouse Facilities (other than (i) uncommitted warehouse facilities provided by Government-Sponsored Enterprises and (ii) facilities whose sole purpose is for gestation financing).

“Bankruptcy Event” shall mean, with respect to any Person, that such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, the acquisition of any ownership interest, or the exercise of control, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person to reject, repudiate, disavow or disaffirm any obligations such as those under this Agreement or other agreements to extend credit.

“Basis Point” shall mean 1/100th of 1%.

“Board” shall mean the Board of Governors of the Federal Reserve System.

“Borrowing” shall mean a group of Loans of a single Interest Rate Type made by certain Lenders on a single date and as to which a single Interest Period is in effect.

“Borrowing Base” shall mean, at any time, the sum of (a) the book value of all unencumbered and unrestricted tangible assets (which, for the avoidance of doubt, shall exclude goodwill) of the Borrower and its Consolidated Subsidiaries other than mortgage servicing rights; plus (b) the product of (x) the book value of the Borrower’s and the Subsidiary Guarantors’ Unencumbered Mortgage Servicing Rights and (y) 75%; provided that cash, Cash Equivalents and accounts receivable will be excluded in calculating the Borrowing Base.  For purposes of determining the Borrowing Base, Unencumbered Mortgage Servicing Rights will be marked-to-market on a daily basis.  For the avoidance of doubt, assets and mortgage servicing rights will not be included in the Borrowing Base if there are legal or contractual restrictions impairing or preventing the pledge of such assets or mortgage servicing rights in whole or in part (other than, in the case of mortgage servicing rights, restrictions imposed by guidelines of Government-Sponsored Enterprises).

“Borrowing Base Compliance” shall mean, at any date of determination, the ratio of the Borrowing Base to Unsecured Indebtedness (less the balance in the 2014 Convertible Notes Escrow Account at such time) is at least 1.20 to 1.00.

“Borrowing Request” shall mean a request made pursuant to Section 2.5 substantially in the form of Exhibit C.

“Business Day” shall mean, with respect to any Loan, any day other than a Saturday, Sunday or other day on which banks in New York City are permitted or required by law to close; provided that when used in connection with a LIBOR Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits in Dollars on the London Interbank Market (or such other interbank eurocurrency market where the foreign currency and exchange operations in respect of Dollars are then being conducted for delivery on the first day of such Interest Period).

“Canadian Credit Facility” shall mean any revolving credit facility between or among PHH Vehicle Management Services Inc., a Canadian subsidiary of the Borrower, The Bank of Nova Scotia, the other lenders party thereto and any other parties thereto, as approved by the Lenders and whose assets are excluded from the Borrowing Base.

“Capital Lease” shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

“Capital Stock” shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing other than Indebtedness convertible into or exchangeable for Capital Stock of the Borrower.

“Cash Collateral Account” shall mean a collateral account established with the Administrative Agent, in the name of the Administrative Agent and under its sole dominion and control, into which the Borrower shall from time to time deposit Dollars pursuant to the express provisions of this Agreement requiring such deposit.

“Cash Equivalents” shall mean (i) investments in commercial paper maturing in not more than 270 days from the date of issuance which at the time of acquisition is rated at least A—1 or the equivalent thereof by S&P, or P—1 or the equivalent thereof by Moody’s, (ii) investments in direct obligations or obligations which are guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having a maturity of not more than three years from the date of acquisition, (iii) investments in certificates of deposit maturing not more than one year from the date of origin issued by a Lender or a bank or trust company organized or licensed under the laws of the United States or any state or territory thereof having capital, surplus and undivided profits aggregating at least $500,000,000 and in each case A rated or better by S&P or Moody’s, (iv) money market mutual funds having assets in excess of $2,000,000,000, (v) investments in asset-backed or mortgage-backed securities, including investments in collateralized, adjustable rate mortgage securities and those mortgage-backed securities which are rated at least AA by S&P or Aa by Moody’s or are of comparable quality at the time of investment, and (vi) banker’s acceptances maturing not more than one year from the date of origin issued by a bank or trust company organized or licensed under the laws of the United States or any state or territory thereof and having capital, surplus and undivided profits aggregating at least $500,000,000, and rated A or better by S&P or Moody’s.

“CFC” shall mean a Foreign Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“CFC Holdco” shall mean any Domestic Subsidiary substantially all the assets of which consist of Capital Stock of one or more CFCs.

“Change in Control” shall mean (i) the acquisition by any Person or group (within the meaning of the Securities Exchange Act of 1934, as amended, and the rules of the Securities and Exchange Commission thereunder as in effect on the Closing Date), directly or indirectly, beneficially or of record, of ownership or control of in excess of 35% of the voting common stock of the Borrower on a fully diluted basis at any time, (ii) if at any time, individuals who at the Closing Date constituted the Board of Directors the Borrower (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Borrower, as the case may be, was approved by a vote of the majority of the directors then still in office who were either directors at the Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Borrower then in office, (iii) any “change in control” of the Borrower or similar event (however denominated) under any agreement referred to in Section 6.12(a)(v) or (iv) the Borrower is required by the holders of any Indebtedness of the Borrower to repay or redeem such Indebtedness as a result of a Delisting if the conditions in Section 6.12(c) (excluding clause (i)(y) thereof) would not be satisfied.

“Closing Date” shall mean August 2, 2012.

“Code” shall mean the Internal Revenue Code of 1986 and the rules and regulations issued thereunder, as now and hereafter in effect, or any successor provision thereto.

“Commitments” shall mean the aggregate Tranche A Commitments.

“Commitment Period” shall mean for any Lender the period from and including the Closing Date to but not including the Termination Date or such earlier date on which the Commitments shall have been terminated in accordance with the terms hereof.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time and any successor statute thereto.

“Confidential Information Memorandum” shall mean the Confidential Information Memorandum dated June 22, 2012.

“Connection Income Taxes” shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Assets” shall mean, at any date of determination, the total assets of the Borrower and its Consolidated Subsidiaries determined in accordance with GAAP.

“Consolidated Net Worth” shall mean, at any date of determination, all amounts which would be included on a balance sheet of the Borrower and its Consolidated Subsidiaries under stockholders’ equity as of such date in accordance with GAAP.

“Consolidated Subsidiaries” shall mean all Subsidiaries of the Borrower that are required to be consolidated with the Borrower for financial reporting purposes in accordance with GAAP.

“Contractual Obligation” shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Convertible Notes” shall mean any convertible notes issued by the Borrower and outstanding on the Closing Date and any other convertible notes issued by the Borrower after the Closing Date having terms customary for convertible notes, as determined by the Borrower.

“Credit Party” shall mean the Administrative Agent, the Issuing Lenders or any other Lender.

“Default” shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

“Defaulting Lender” shall mean any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified) has not been satisfied, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (a) upon the funding or payment by such Lender of such portion or amount, (b) has notified the Borrower or any Credit Party in writing that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing indicates that such position is based on such Lender’s good faith determination that a condition precedent to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after written request by the Administrative Agent or an Issuing Lender, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans and participations in then outstanding Letters of Credit under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Person’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of a Bankruptcy Event; provided that a Lender shall not be a Defaulting Lender solely by virtue of any ownership interest, the acquisition of any ownership interest, or the exercise of control, in such Person by a Governmental Authority or instrumentality thereof.

“Delisting” shall have occurred at any time that the shares of common stock of the Borrower are not listed for trading on any United States national securities exchange.

“Disqualified Stock” shall mean that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in any case, on or prior to the 91st day after the Tranche A Termination Date.

“Documentation Agent” shall mean Barclays Bank PLC.

“Dollars” and “$” and “US$” shall mean lawful currency of the United States.

“Domestic Subsidiary” shall mean any Subsidiary that is organized under the laws of any political subdivision of the United States.

“Environmental Laws” shall mean any and all federal, provincial, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning, any Hazardous Material or environmental protection or health and safety, as now or at any time hereafter in effect, including without limitation, the Clean Water Act also known as the Federal Water Pollution Control Act, 33 U.S.C. §§ 1251 et seq., the Clean Air Act, 42 U.S.C. §§ 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136 et seq., the Surface Mining Control and Reclamation Act, 30 U.S.C. §§ 1201 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §§ 9601 et seq., the Superfund Amendment and Reauthorization Act of 1986, Public Law 99-499, 100 Stat. 1613, the Emergency Planning and Community Right to Know Act, 42 U.S.C. §§ 11001 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq., the Occupational Safety and Health Act as amended, 29 U.S.C. § 655 and § 657, together, in each case, with any amendment thereto, and the regulations adopted and publications promulgated thereunder and all substitutions thereof.

“Environmental Liabilities” shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as such may be amended, and the regulations promulgated thereunder.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with any Loan Party, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean (a) the failure of any Plan to comply with any material provisions of ERISA and/or the Code (and applicable regulations under either) or with the material terms of such Plan; (b) the existence with respect to any Plan of a non-exempt Prohibited Transaction; (c) any Reportable Event; (d) the failure of any Loan Party or ERISA Affiliate to make by its due date a required installment under Section 430(j) of the Code with respect to any Pension Plan or any failure by any Pension Plan to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Pension Plan, whether or not waived; (e) a determination that any Pension Plan is, or is expected to be, in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA); (f) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (g) the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or the incurrence by any Loan Party or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Pension Plan, including but not limited to the imposition of any Lien in favor of the PBGC or any Pension Plan; (h) the receipt by any Loan Party or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to an intention to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan under Section 4042 of ERISA; (i) the failure by any Loan Party or any of its ERISA Affiliates to make any required contribution to a Multiemployer Plan pursuant to Sections 431 or 432 of the Code; (j) the incurrence by any Loan Party or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Multiemployer Plan; (k) the receipt by any Loan Party or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from a Loan Party or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, Insolvent, in Reorganization, in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA), or terminated (within the meaning of Section 4041A of ERISA); or (l) the failure by any Loan Party or any of its ERISA Affiliates to pay when due (after expiration of any applicable grace period) any installment payment with respect to Withdrawal Liability under Section 4201 of ERISA; and (m) any Foreign Plan Event.

“Event of Default” shall have the meaning assigned to such term in Article 7.

“Exposure” shall mean, at any time, the sum of (i) the principal amount of the Loans and (ii) the L/C Exposure.

“Excluded Subsidiary” shall mean any (i) Asset Securitization Subsidiary, (ii) Subsidiary of which the Borrower and its wholly-owned Subsidiaries collectively do not own Capital Stock representing at least 90% of the voting interests of such Subsidiary, (iii) CFC, (iv) CFC Holdco, (v) Subsidiary with less than $1,000,000 of consolidated assets as determined in accordance with GAAP and (vi) Subsidiary that has been designated as an “Additional Excluded Subsidiary” on Schedule 1.1B and any Subsidiary which has been designated by a financial officer of the Borrower as an Excluded Subsidiary after the Closing Date pursuant to Section 10.20.  Schedule 1.1B hereto lists all Excluded Subsidiaries as of the Closing Date.

“Excluded Swap Obligation” shall mean, with respect to any Subsidiary Guarantor, any Swap Obligation if, and to the extent that, and only for so long as, all or a portion of the guarantee of such Subsidiary Guarantor of such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any such rule, regulation or order) by virtue of such Subsidiary Guarantor’s failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder, at the time the guarantee of such Subsidiary Guarantor becomes or would otherwise have become effective with respect to such Swap Obligation.  If a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to the Swap for which such guarantee is or becomes illegal.

“Excluded Taxes” shall mean with respect to any Credit Party (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes (imposed in lieu of net income Taxes), and branch profits Taxes, in each case, (a) imposed as a result of such Credit Party being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (b) that are Other Connection Taxes, (ii) United States federal withholding Taxes to the extent attributable to such Credit Party’s failure to comply with Section 2.22(a), (iii) in the case of a Lender, United States federal withholding Taxes that could be properly imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (a) such Lender acquires such interest in the Loan or Commitment or (b) such Lender changes its lending office, except in each case to the extent that (x) such Lender’s assignor (if any) was entitled at the time of assignment (or such Lender was entitled at the time it changed its lending office) to receive additional amounts with respect to such Taxes pursuant to Section 2.22, or (y) such Taxes are imposed as a result of the assignment, designation of a new lending office, acquisition or the appointment of a successor Agent at the request of the Borrower and (iv) United States federal withholding Taxes imposed pursuant to FATCA.

“Existing Credit Agreement” shall have the meaning assigned to such term in the Introductory Statement to this Agreement.

“Existing Letters of Credit” shall mean all letters of credit outstanding under the Existing Credit Agreement immediately prior to the Closing Date.

“Existing Mortgage Warehouse Facilities” shall mean the mortgage warehouse facilities and mortgage warehouse conduits listed on Schedule 5.1(c) as of the Closing Date (which shall include, without limitation, the PHH Home Loans Mortgage Warehouse Facilities).

“Extensions of Credit” shall mean, as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Loans held by such Lender then outstanding and (b) such Lender’s Percentage of the aggregate L/C Exposure then outstanding.

“Facility” shall mean the Tranche A Facility.

“Facility Fee” shall have the meaning assigned to such term in Section 2.8.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“Federal Funds Effective Rate” shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.  If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate, for any reason, including, without limitation, the inability or failure of the Administrative Agent to obtain sufficient bids or publications in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) of such defined term until the circumstances giving rise to such inability no longer exist.  Any change in the Alternate Base Rate due to a change in the Federal Funds Effective Rate shall be effective on the effective date of such change in the Federal Funds Effective Rate.

“Fitch” shall mean Fitch Investors Service, Inc. and any successor thereto.

“FLRT Transaction” shall mean the series of transactions under which PHH Vehicle Management Services Inc. (“PHH VMS”) securitizes leases through the transfer of leased equipment, including related leases and lease rights (the “Securitized Assets”), from PHH VMS to various Canadian Asset Securitization Subsidiaries, which then, directly or indirectly, transfer the Securitized Assets (or portions thereof) to Fleet Leasing Receivables Trust.

“Foreign Plan” shall mean each employee pension benefit plan (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA) that is not subject to US law and is maintained or contributed to by any Loan Party or any ERISA Affiliate.

“Foreign Plan Event” shall mean, with respect to any Foreign Plan, (A) the failure to make or, if applicable, accrue in accordance with normal accounting practices, any employer or employee contributions required by applicable law or by the terms of such Foreign Plan; (B) the failure to register or loss of good standing with applicable regulatory authorities of any such Foreign Plan required to be registered; or (C) the failure of any Foreign Plan to comply with any material provisions of applicable law and regulations or with the material terms of such Foreign Plan.

“Foreign Subsidiary” shall mean any Subsidiary of the Borrower that is not a Domestic Subsidiary.

“Fundamental Documents” shall mean this Agreement, the Subsidiary Guarantee and any other ancillary documentation which is required to be, or is otherwise, executed by the Borrower or any Subsidiary and delivered to the Administrative Agent in connection with this Agreement.

“Funding Office” shall mean the office of the Administrative Agent specified in Section 10.1 or such other office as may be specified from time to time by the Administrative Agent or the respective Affiliate of the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

“GAAP” shall mean generally accepted accounting principles consistently applied (except for accounting changes in response to FASB releases or other authoritative pronouncements); provided, however, that all calculations made pursuant to Sections 6.6 and 6.7 and the related definitions shall have been computed based on such generally accepted accounting principles as are in effect on the last day of the most recently completed fiscal quarter for which financial statements were available prior to the Closing Date.  In the event that any “Accounting Change” (as defined below) shall occur and such change results in a change in the method of calculation of the Borrowing Base or financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made.  Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, the Borrowing Base and all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred.  “Accounting Changes” refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by FASB or, if applicable, the SEC.  For the purposes of determining compliance with any provision of this Agreement or any other Fundamental Document and any related definitions, the determination of whether a lease is to be treated as an operating lease or a Capital Lease shall be made without giving effect to any change in GAAP that becomes effective on or after the Closing Date that would require operating leases to be treated similarly to Capital Leases.

“Governmental Authority” shall mean any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case, whether of the United States or foreign (including any supra-national bodies such as the European Union or the European Central Bank).

“Government-Sponsored Enterprise” shall mean (i) Fannie Mae, (ii) Freddie Mac, (iii) Ginnie Mae or (iv) any other U.S. Department of Housing and Urban Development entity.

“Guarantee” shall mean, as to any Person, any direct or indirect obligation of such Person guaranteeing or intended to guarantee any Indebtedness, Capital Lease, dividend or other monetary obligation (“primary obligation”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services, in each case, primarily for the purpose of assuring the owner of any such primary obligation of the repayment of such primary obligation or (d) as a general partner of a partnership or a joint venturer of a joint venture in respect of indebtedness of such partnership or such joint venture which is treated as a general partnership for purposes of Applicable Law.  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount (or portion thereof) of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder as determined by the Borrower in good faith); provided that the amount of any Guarantee shall be limited to the extent necessary so that such amount does not exceed the value of the assets of such Person (as reflected on a consolidated balance sheet of such Person prepared in accordance with GAAP) to which any creditor or beneficiary of such Guarantee would have recourse.  Notwithstanding the foregoing definition, the term “Guarantee” shall not include any direct or indirect obligation of a Person as a general partner of a general partnership or a joint venturer of a joint venture in respect of Indebtedness of such general partnership or joint venture, to the extent such Indebtedness is contractually non-recourse to the assets of such Person as a general partner or joint venturer (other than assets comprising the capital of such general partnership or joint venture).

“Hazardous Materials” shall mean any flammable materials, explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or similar materials defined as such in any Environmental Law.

“Impacted Interest Period” shall have the meaning assigned to such term in the definition of LIBOR.

“Indebtedness” shall mean (i) all indebtedness, obligations and other liabilities of the Borrower and its Subsidiaries which are, at the date as of which Indebtedness is to be determined, includable as liabilities in a consolidated balance sheet of the Borrower and its Subsidiaries, other than (v) accounts payable, accrued expenses and derivatives transactions entered into in the ordinary course of business pursuant to hedging programs (provided that such hedging programs are for non-speculative purposes), (w) advances from clients obtained in the ordinary course of the relocation management services business of the Borrower and its Subsidiaries, (x) current and deferred income taxes and other similar liabilities, (y) minority interest and (z) liabilities attributable to the conversion option in any Convertible Notes, plus (ii) without duplicating any items included in Indebtedness pursuant to the foregoing clause (i) (but excluding reinsurance obligations of Atrium Insurance Corporation and its successors and assigns), the maximum aggregate amount of all liabilities of the Borrower or any of its Subsidiaries under any Guarantee, indemnity or similar undertaking given or assumed of, or in respect of, the indebtedness, obligations or other liabilities, assets, revenues, income or dividends of any Person other than the Borrower or one of its Subsidiaries and (iii) all other obligations or liabilities of the Borrower or any of its Subsidiaries in relation to the discharge of the obligations of any Person other than the Borrower or one of its Subsidiaries.

“Indemnified Taxes” shall mean all Taxes and Other Taxes, but excluding any Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under this Agreement or any other Fundamental Document.

“Index Debt” shall have the meaning assigned to such term in Section 2.23.

“Insolvent” shall mean, with respect to any Multiemployer Plan, the condition that such plan is insolvent within the meaning of Section 4245 of ERISA.

“Interest Payment Date” shall mean, with respect to any Borrowing, the last day of the Interest Period applicable thereto and, in the case of a LIBOR Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing, and, in addition, the date of any refinancing or conversion of a Borrowing with, or to, a Borrowing of a different Interest Rate Type.

“Interest Period” shall mean (a) as to any LIBOR Borrowing (i) the period commencing on the date of such Borrowing, and ending one week after the date of such Borrowing or (ii) the period commencing on the date of such Borrowing, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3, 6 or, subject to each Lender’s approval, 12 months thereafter, as the Borrower may elect and (b) as to any ABR Borrowing, the period commencing on the date of such Borrowing and ending on the earliest of (i) the next succeeding March 31, June 30, September 30 or December 31, (ii) the Tranche A Termination Date and (iii) the date such Borrowing is refinanced with a Borrowing of a different Interest Rate Type in accordance with Section 2.7 or is prepaid in accordance with Section 2.14; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of LIBOR Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) no Interest Period with respect to any LIBOR Borrowing may be selected which would result in the aggregate amount of LIBOR Loans having Interest Periods ending after any day on which a Commitment reduction is scheduled to occur being in excess of the Total Tranche A Commitment scheduled to be in effect after such date.  Interest shall accrue from, and including, the first day of an Interest Period to, but excluding, the last day of such Interest Period.

“Interest Rate Protection Agreement” shall mean any interest rate swap agreement, interest rate cap agreement or other similar financial agreement or arrangement.

“Interest Rate Type” when used in respect of any Loan or Borrowing, shall refer to the rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined.

“Interpolated Rate” shall have the meaning assigned to such term in the definition of LIBOR.

“IRS” shall mean the United States Internal Revenue Service.

“Issuing Lender” shall mean JPMorgan Chase Bank and/or such other of the Lenders as may be designated in writing by the Borrower and which agrees in writing to act as such in accordance with the terms hereof.

“Joint Lead Arrangers” shall mean the collective reference to J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Manufacturers, Traders Trust Company and RBS Securities Inc. and Wells Fargo Securities, LLC.

“JPMorgan Chase Bank” shall mean JPMorgan Chase Bank, N.A.

“L/C Exposure” shall mean, at any time, the amount expressed in Dollars of the aggregate face amount of all drafts which may then or thereafter be presented by beneficiaries under all Letters of Credit then outstanding plus (without duplication) the face amount of all drafts which have been presented under Letters of Credit but have not yet been paid or have been paid but not reimbursed.  Each Lender shall be deemed to hold its Percentage of the aggregate L/C Exposure.

“Lender” shall mean each Tranche A Lender.

“Lender Parent” shall mean, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a Subsidiary.

“Lending Office” shall mean, with respect to any of the Lenders, the branch or branches (or affiliate or affiliates) from which any such Lender’s LIBOR Loans or ABR Loans, as the case may be, are made or maintained and for the account of which all payments of principal of, and interest on, such Lender’s LIBOR Loans or ABR Loans are made, as notified to the Administrative Agent from time to time.

“Letter of Credit Agreement” shall mean a letter of credit agreement referenced in Section 2.24(g).

“Letters of Credit” shall mean the letters of credit issued pursuant to Section 2.24.

“LIBOR” shall mean, with respect to any LIBOR Loan for any Interest Period, the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for Dollars for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters Screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case, the “Screen Rate”) at approximately 11:00 A.M., London time, two Business Days prior to the commencement of such Interest Period; provided, that, if the Screen Rate is not available at such time for such Interest Period (an “Impacted Interest Period”) with respect to Dollars, then LIBOR shall be the Interpolated Rate at such time.  “Interpolated Rate” means, at any time, the rate per annum determined by the Administrative Agent (which determination will be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the Screen Rate for the longest period (for which such Screen Rate is available in Dollars) that is shorter than the Impacted Interest Period and (b) the Screen Rate for the shortest period (for which such Screen Rate is available for Dollars) that exceeds the Impacted Interest Period, in each case, at such time.

“LIBOR Borrowing” shall mean a Borrowing comprised of LIBOR Loans.

“LIBOR Loan” shall mean any Loan bearing interest at a rate determined by reference to LIBOR in accordance with the provisions of Article 2 (other than ABR Loans).

“LIBOR Spread” shall mean, at any date or for any period of determination, the LIBOR Spread that would be in effect on such date or during such period pursuant to the chart set forth in Section 2.23 based on the rating of the Index Debt.

“Lien” shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind whatsoever (including any conditional sale or other title retention agreement, any lease in the nature thereof or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction).

“Loans” shall mean the Tranche A Loans.

“Loan Parties” shall mean the Borrower and each Subsidiary Guarantor (and each, a “Loan Party”).

“Majority Facility Lenders” shall mean the holders of more than 50% of the aggregate unpaid principal amount of the Exposure outstanding under the Tranche A Facility (or, prior to any termination of the Tranche A Commitments, the holders of more than 50% of the Total Tranche A Commitments).

“Margin Stock” shall be as defined in Regulation U of the Board.

“Material Adverse Effect” shall mean a material adverse effect on (a) the business, assets, operations or condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any other Fundamental Document or the rights and remedies of the Administrative Agent and the Lenders hereunder or thereunder.

“Material Disposition” shall mean the sale, spinoff, carve-out or similar disposition of or with respect to all or any material portion of the fleet business or the mortgage business of the Borrower and its Subsidiaries.

“Material Subsidiary” shall mean any Domestic Subsidiary of the Borrower or any Subsidiary of the Borrower which principally transacts business in the United States, in each case, which together with its Subsidiaries at the time of determination had assets constituting 10% or more of Consolidated Assets, accounts for 10% or more of Consolidated Net Worth, or accounts for 10% or more of the revenues of the Borrower and its Consolidated Subsidiaries for the Rolling Period immediately preceding the date of determination.

“Moody’s” shall mean Moody’s Investors Service Inc.

“Mortgage Warehouse Facilities” shall mean (i) the Existing Mortgage Warehouse Facilities and (ii) each other credit facility or conduit for the warehousing or gestation of mortgages that provides financing to the Borrower or any of its Subsidiaries.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds” shall mean, in connection with any sale or disposition, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment or principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received), net of attorneys’ fees, accountants’ fees, investment banking fees and other professional and transactional fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such sale or disposition and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and amounts provided as a reserve in accordance with GAAP against any liability associated with such sale or disposition (including, without limitation, pension or other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligation of such sale or disposition); provided that such amounts shall be considered Net Cash Proceeds upon release of such reserve.

“Non-U.S. Lender” shall mean a Lender that is not a U.S. Person.

“Obligations” shall mean (i) the obligation of the Borrower to make due and punctual payment of principal of, and interest on (including post-petition interest, whether or not allowed), the Loans, the Facility Fee, reimbursement obligations in respect of Letters of Credit, and all other monetary obligations of the Borrower to the Administrative Agent, any Issuing Lender or any Lender under this Agreement or the other Fundamental Documents or with respect to any Interest Rate Protection Agreements entered into between the Borrower or any of its Subsidiaries and any Lender and (ii) the obligations of each Subsidiary Guarantor under the Subsidiary Guarantee.

“OFAC” shall have the meaning assigned to such term in Section 3.21.

“Other Connection Taxes” shall mean, with respect to any Credit Party, Taxes imposed as a result of a present or former connection between such Credit Party and the jurisdiction imposing such Tax (other than connections arising from such Credit Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Fundamental Document, or sold or assigned an interest in any Loan or Fundamental Document).

“Other Taxes” shall mean any and all present or future stamp, court, documentary, intangible, recording, filing, or similar Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery, performance, enforcement, or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Fundamental Document, excluding, however, such Taxes imposed as a result of a transfer or assignment (other than a transfer or assignment that occurs at the request of the Borrower).

“Participant” shall have the meaning assigned to such term in Section 10.3(g).

“Participant Register” shall have the meaning assigned to such term in Section 10.3(g).

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Pension Plan” shall mean any Plan subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA.

“Percentage” shall mean the Tranche A Percentage; provided that in the case of Section 2.28 when a Defaulting Lender shall exist, “Percentage” shall be computed disregarding any Defaulting Lender’s Commitments, Loans and L/C Exposure.

“Permitted Encumbrances” shall mean Liens permitted under Section 6.4.

“Person” shall mean any natural person, corporation, division of a corporation, partnership, limited liability company, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

“PHH Home Loans Intercompany Credit Agreement” shall mean the intercompany loan agreement and the promissory note related thereto between PHH Corporation and PHH Home Loans, LLC, as borrower, providing for working capital to PHH Home Loans, LLC, dated as of December 11, 2009, as modified, supplemented, amended or restated from time to time.

“PHH Home Loans Mortgage Warehouse Facilities” shall mean the agreements listed on Schedule 5.1(c) hereto and any amendments, modifications, refinancing, replacements or additions thereto, whether in the same facility or a different Mortgage Warehouse Facility, from time to time.

“Plan” shall mean an employee pension benefit plan described in Section 3(2) of ERISA, other than a Multiemployer Plan, in respect of which any Loan Party or any ERISA Affiliate is (or, if such Plan were terminated, would under Section 4062 or Section 4069 of ERISA be deemed to be) a “contributing sponsor” as defined in Section 4001(a)(13) of ERISA.

“Prime Rate” shall mean the rate per annum publicly announced by the entity which is the Administrative Agent from time to time as its prime rate in effect at its principal office in New York City.  For purposes of this Agreement, any change in the Alternate Base Rate due to a change in the Prime Rate shall be effective on the date such change in the Prime Rate is announced as effective.

“Pro Forma Basis” shall mean, in connection with any transaction for which a determination on a Pro Forma Basis is required to be made hereunder, that such determination shall be made (i) after giving effect to any issuance of Indebtedness, any acquisition, any disposition or any other transaction (as applicable) and (ii) assuming that the issuance of Indebtedness, acquisition, disposition or other transaction and, if applicable, the application of any proceeds therefrom, occurred at the beginning of the most recent Rolling Period ending at least thirty (30) days prior to the date on which such issuance of Indebtedness, acquisition, disposition or other transaction occurred.

“Prohibited Transaction” shall have the meaning assigned to such term in Section 406 of ERISA and Section 4975(c) of the Code.

“Rating Agency” and “Rating Agencies” shall have the meaning assigned to such term in Section 2.23.

“Register” shall have the meaning assigned to such term in Section 10.3(e).

“REO Assets” of a Person shall mean a real estate asset owned by such Person and acquired as a result of the foreclosure or other enforcement of a lien on such asset securing a Servicing Advance or loans and other mortgage-related receivables purchased or originated by the Borrower or any of its Subsidiaries in the ordinary course of business.

“Reorganization” shall mean, with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Reportable Event” shall mean any reportable event as defined in Section 4043(c) of ERISA, with respect to a Pension Plan, other than those events as to which notice is waived pursuant to PBGC Reg. § 4043 as in effect on the date hereof (no matter how such notice requirement may be changed in the future).

“Required Lenders” shall mean Lenders holding Commitments representing more than 50% of the aggregate Commitments or at any time after the Commitments have expired or terminated in full, Lenders holding more than 50% of the aggregate principal amount of the Loans and L/C Exposure at such time, except that for purposes of determining the Lenders entitled to declare the principal of and the interest on the Loans and all other amounts payable hereunder or thereunder to be forthwith due and payable pursuant to Article 7, “Required Lenders” shall mean Lenders holding more than 50% of the aggregate principal amount of the Loans and L/C Exposure at the time.

“Restatement Date” shall mean May 30, 2014.

“Rolling Period” shall mean with respect to any fiscal quarter, such fiscal quarter and the three immediately preceding fiscal quarters considered as a single accounting period.

“S&P” shall mean Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“Sanctioned Country” shall mean at any time, a country or territory that is the subject or target of any Sanctions.

“Sanctioned Person” shall mean at any time (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or, if applicable to the Borrower and its Subsidiaries, by the United Nations Security Council, the European Union or any EU member state, (b) any Person located, operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person.

“Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or

the U.S. Department of State, or (b) if applicable to the Borrower and its Subsidiaries, the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Screen Rate” shall have the meaning assigned to such term in the definition of LIBOR.

“SDN List” shall have the meaning assigned to such term in Section 3.21.

“Securitization Indebtedness” shall mean Indebtedness incurred by any structured bankruptcy-remote Subsidiary of the Borrower which does not permit or provide for recourse to the Borrower or any Subsidiary of the Borrower (other than such structured bankruptcy-remote Subsidiary) or any property or asset of the Borrower or any Subsidiary of the Borrower (other than the property or assets of such structured bankruptcy-remote Subsidiary).

“Servicing” shall mean loan servicing, sub-servicing rights and master servicing rights and obligations including, without limitation, one or more of the following functions (or a portion thereof): (a) the administration and collection of payments for the reduction of principal and/or the application of interest on a loan; (b) the collection of payments on account of Taxes and insurance; (c) the remittance of appropriate portions of collected payments; (d) the provision of full escrow administration; (e) the right to receive fees and other compensation and any ancillary fees arising from or connected to the assets serviced, earnings and other benefits of the related accounts and, in each case, all rights, powers and privileges incident to any of the foregoing, and expressly includes the right to enter into arrangements with third Persons that generate ancillary fees and benefits with respect to the serviced assets; (f) the realization on the security for a loan; and (g) any other obligation imposed on a servicer pursuant to a Servicing Agreement.

“Servicing Advances” shall mean advances made by the Borrower or any of its Subsidiaries in its capacity as servicer of any mortgage-related receivables to fund principal, interest, escrow, foreclosure, insurance, tax or other payments or advances when the borrower on the underlying receivable is delinquent in making payments on such receivable; to enforce remedies, manage and liquidate REO Assets; or that the Borrower or any of its Subsidiaries otherwise advances in its capacity as servicer pursuant to any Servicing Agreement.

“Servicing Advance Facility” shall mean any funding arrangement with lenders, any Government-Sponsored Enterprise or any other counterparty based in whole or in part upon Servicing Advances under which funding is provided to the Borrower or any of its Subsidiaries.

“Servicing Agreements” shall mean any agreement between one or more Persons pursuant to which the Borrower or any of its Subsidiaries effects a Servicing, including pooling and servicing agreements, sale and servicing agreements, transfer and servicing agreements and agreements with third parties, in each case, however denominated.

“Solvent” shall mean with respect to any Person, that, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature.  For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

“Special Purpose Vehicle Subsidiary” shall mean PHH Caribbean Leasing, Inc. and any Subsidiary engaged in the fleet-leasing management business that (i) is, at any time, a party to one or more lease agreements with only one lessee, and (ii) finances, at any one time, its investments in lease agreements or vehicles with only one lender (which lender may be the Borrower if and to the extent that such loans and/or advances by the Borrower are not prohibited hereby).

“Specified Senior Notes” shall mean the Borrower’s 7.125% Senior Notes due March 1, 2013.

“Statutory Reserves” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority to which the Administrative Agent or any Lender is subject, for Eurocurrency Liabilities (as defined in Regulation D of the Board) (or, at any time when such Lender may be required by the Board or by any other Governmental Authority, whether within the United States or in another relevant jurisdiction, to maintain reserves against any other category of liabilities which includes deposits by reference to which LIBOR is determined as provided in this Agreement or against any category of extensions of credit or other assets of such Lender which includes any such LIBOR Loans).  Such reserve percentages shall include those imposed under Regulation D of the Board.  LIBOR Loans shall be deemed to constitute Eurocurrency Liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Lender under Regulation D of the Board.  Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subsidiary” shall mean with respect to any Person, any corporation, association, joint venture, partnership or other business entity (whether now existing or hereafter organized) of which at least a majority of the voting stock or other ownership interests having ordinary voting power for the election of directors (or the equivalent) is, at the time as of which any determination is being made, owned or controlled by such Person or one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person.  Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.  For the avoidance of doubt, Fleet Leasing Receivables Trust is not a “Subsidiary”.

“Subsidiary Guarantee” shall mean the unconditional and irrevocable guarantee of the Borrower’s Obligations provided by the Subsidiary Guarantors pursuant to the Subsidiary Guarantee dated as of August 2, 2012 substantially in the form of Exhibit F hereto, as in effect from time to time and as amended and reaffirmed by the Amendment and Reaffirmation of Guarantee.

“Subsidiary Guarantors” shall mean each of the Borrower’s direct, indirect, existing and future Domestic Subsidiaries other than Excluded Subsidiaries.

“Supermajority Lenders” shall mean Lenders which have Commitments representing at least 66-2/3% of the aggregate Commitments or, at any time after the Commitments have expired or terminated in full, Lenders holding 66-2/3% of the aggregate principal Dollar Equivalent Amount of the Loans and L/C Exposure at such time.

“Suspension Period” shall mean any period that the ratings of the Borrower’s Index Debt are equal to or better than at least two of the following: Baa3 from Moody’s, BBB- from S&P and BBB- from Fitch (in each case with a stable or positive outlook).

“Swap” shall mean any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act and any regulations related thereto.

“Swap Obligation” shall mean, with respect to any Person, any obligation to pay or perform under any Swap.

“Syndication Agents” shall mean Bank of America, N.A., Citibank, N.A., Manufacturers and Traders Trust Company, The Royal Bank of Scotland plc and Wells Fargo Bank, National Association.

“Tangible Net Worth” shall mean, at any date of determination, Consolidated Net Worth minus the aggregate book value of all intangible assets of the Borrower and its Consolidated Subsidiaries as of such date in accordance with GAAP.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” shall mean the Tranche A Termination Date.

“Total Tranche A Commitment” shall mean, at any time, the aggregate amount of the Lenders’ Tranche A Commitments as in effect at such time.

“Tranche A Commitment” shall mean, with respect to each Tranche A Lender, its commitment to make Tranche A Loans to the Borrower hereunder and to participate in Letters of Credit, in an aggregate principal and/or face amount not to exceed at any time the amount set forth opposite such Lender’s name under the heading “Tranche A Commitment” on Schedule 1.1A, as the same may be changed from time to time pursuant to the terms hereof.

“Tranche A Facility” shall mean the credit facility constituted by the Tranche A Commitments, the Tranche A Loans and the Letters of Credit.

“Tranche A Lender” shall mean each financial institution whose name appears on Schedule 1.1A under the heading “Lenders” with a Tranche A Commitment and any assignee of a Tranche A Lender pursuant to Section 10.3(b).

“Tranche A Loans” shall mean the Loans made by the Tranche A Lenders to the Borrower pursuant to a notice given by the Borrower under Section 2.5.  Each Tranche A Loan shall be a LIBOR Loan or an ABR Loan.

“Tranche A Percentage” shall mean, with respect to each Tranche A Lender, the percentage which such Tranche A Lender’s Tranche A Commitment then constitutes of the Total Tranche A Commitment, or at any time after the Tranche A Commitments have expired or terminated in full, the percentage which such Tranche A Lender’s Tranche A Loans and L/C Exposure then constitute of the total Tranche A Loans and L/C Exposure.

“Tranche A Termination Date” shall mean August 2, 2015.

“Tranche B Facility” shall have the meaning assigned to such term in the Existing Credit Agreement.

“Tranche B Commitments” shall have the meaning assigned to such term in the Existing Credit Agreement.

“Transferee” shall mean any (i) assignee of a Lender or (ii) Participant.

“2010 Indenture” shall mean the Indenture dated as of August 11, 2010 among PHH Corporation and The Bank of New York Mellon Trust Company, N.A. (as modified, supplemented, amended or restated from time to time).

“2014 Convertible Notes” shall mean the Borrower’s 4.0% Convertible Senior Notes due 2014.

“2014 Convertible Notes Escrow Account” shall mean the escrow account to be established by the Borrower with any Lender whom the Borrower elects in its sole discretion from time to time. The terms of the escrow arrangements shall provide that the Borrower may deposit up to $150,000,000 in the 2014 Convertible Notes Escrow Account and may withdraw amounts from the 2014 Convertible Notes Escrow Account solely to pay, redeem or purchase the 2014 Convertible Notes and pay related interest and premiums (it being understood and agreed that the Borrower may transfer all or any portion of such deposit from an escrow account with one Lender to an escrow account with another Lender at any time).

“2016 Notes” shall mean the Borrower’s 9.25% Senior Notes due 2016.

“2017 Convertible Notes” shall mean the Borrower’s 6.00% Convertible Senior Notes due 2017.

“Unencumbered Mortgage Servicing Rights” of a Person shall mean mortgage servicing rights owned by such Person free and clear of any Liens and for which no payment obligations are owed by such Person, or are required to be distributed, to any third parties.

“United States” shall mean the United States of America.

“Unsecured Indebtedness” shall mean, without duplication, (i) the aggregate principal amount of all unsecured Indebtedness for borrowed money of the Borrower and its Subsidiaries, including the Facilities, (ii) the face amount of all letters of credit issued for the account of the Borrower or any Subsidiary, if the reimbursement obligation is unsecured, whether or not drawn,

(iii) the aggregate principal amount of any unsecured notes and debt securities issued by the Borrower or any Subsidiary, including, without limitation, the Convertible Notes and (iv) the aggregate principal amount of any unsecured Guarantee by the Borrower or any of its Subsidiaries of obligations of third Persons of the type described in clauses (i) through (iii).

“U.S. Person” shall mean a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” shall have the meaning assigned to such term in Section 2.22(a)(ii)(B)(3).

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Title IV of ERISA.

“Working Day” shall mean any Business Day on which dealings in foreign currencies and exchange between banks may be carried on in London and New York City.

2.              THE LOANS

SECTION 2.1.    Commitments.  •  Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Tranche A Lender agrees, severally and not jointly, to make Tranche A Loans to the Borrower in Dollars, at any time and from time to time on and after the Closing Date and until the Tranche A Termination Date, in an aggregate principal amount at any time outstanding not to exceed such Lender’s Tranche A Commitment minus the sum of such Lender’s Tranche A Percentage of the current L/C Exposure, subject, however, to the condition that at no time shall (i) the sum of (A) the outstanding aggregate principal amount of all Tranche A Loans plus (B) the then current L/C Exposure exceed (ii) the Total Tranche A Commitment.  During the Tranche A Commitment Period, the Borrower may use the Tranche A Commitments of the Lenders by borrowing, prepaying the Tranche A Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.  All Borrowings of Tranche A Loans shall be made ratably based on the then applicable Tranche A Percentages.

(a)         On the Restatement Date, the Tranche B Facility and the Tranche B Commitments shall be terminated and the amount of each Lender’s Tranche A Commitment shall be increased by the amount of its Tranche B Commitment under the Existing Credit Agreement.  Any Loans outstanding under the Tranche B Facility on the Restatement Date shall be deemed to be advanced under the Tranche A Facility.

(b)         [Reserved].

(c)          The Commitments of the Lenders may be terminated or reduced from time to time pursuant to Section 2.13 or Article 7.

SECTION 2.2.    Loans.

(a)         Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Tranche A Commitments in accordance with the procedures set forth in Section 2.5.  The failure of any Lender to make any Loan required to be made by it shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender).  The Loans comprising any Borrowing shall be (i) in the case of LIBOR Loans, in an aggregate principal amount that is an integral multiple of $5,000,000 and not less than $10,000,000 and (ii) in the case of ABR Loans, in an aggregate principal amount that is an integral multiple of $500,000 and not less than $5,000,000 (or if less, an aggregate principal amount equal to the remaining balance of the available Total Tranche A Commitment).

(b)         Each Borrowing shall be comprised entirely of LIBOR Loans or ABR Loans, as the Borrower may request pursuant to Section 2.5.  Each Lender may at its option make any LIBOR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan, provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.  Borrowings of more than one Interest Rate Type may be outstanding at the same time; provided that the Borrower shall not be entitled to request any Borrowing that, if made, would result in an aggregate of more than seven (or a higher number if approved by the Administrative Agent) separate Loans of any Lender being outstanding hereunder at any one time.  For purposes of the calculation required by the immediately preceding sentence, LIBOR Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans and all Loans of a single Interest Rate Type made on a single date shall be considered a single Loan if such Loans have a common Interest Period.

(c)          Subject to Section 2.7, each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by making funds available at the Funding Office no later than 1:00 P.M. New York City time in the case of LIBOR Loans and 3:00 P.M. New York City time in the case of ABR Loans in each case in immediately available funds.  Upon receipt of the funds to be made available by the Lenders to fund any Borrowing hereunder, the Administrative Agent shall disburse such funds by depositing them into an account of the Borrower maintained with the Administrative Agent.  Loans shall be made by all the Lenders pro rata in accordance with Section 2.1 and this Section 2.2.

(d)         All Loans shall be denominated in Dollars.

(e)          Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Borrowing if the Interest Period requested with respect thereto would end after the Tranche A Termination Date.

SECTION 2.3.    Use of Proceeds.

The proceeds of the Loans shall be used for working capital and general corporate purposes.  After application of the proceeds of any Loan, not more than 25% of the assets of the Borrower that are subject to a restriction on sale, pledge, or disposal under this Agreement will be represented by Margin Stock.

SECTION 2.4.    [Reserved].

SECTION 2.5.    Borrowing Procedure.

In order to effect a Borrowing, the Borrower shall hand deliver or telecopy (or transmit by electronic communications pursuant to procedures approved by the Administrative Agent) to the Administrative Agent a Borrowing Request (a) in the case of a LIBOR Borrowing, not later than 11:00 a.m., New York City time, three Working Days before a proposed Borrowing and (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the day of a proposed Borrowing.  Such notice shall be irrevocable and shall in each case specify (A) whether the Borrowing then being requested is to be a LIBOR Borrowing or an ABR Borrowing, (B) the date of such Borrowing (which shall be a Working Day) and the amount thereof and (C) if such Borrowing is to be a LIBOR Borrowing, the Interest Period with respect thereto.  If no election as to the Interest Rate Type of a Borrowing is specified in any such Borrowing Request, then the requested Borrowing shall be an ABR Borrowing.  If no Interest Period with respect to any LIBOR Borrowing is specified in any such Borrowing Request, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.  If the Borrower shall not have given notice in accordance with this Section 2.5 of its election to refinance a Borrowing prior to the end of the Interest Period in effect for such Borrowing, then the Borrower shall (unless such Borrowing is repaid at the end of such Interest Period) be deemed to have given notice of an election to refinance such Borrowing with an ABR Borrowing.  The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.5 and of each such Lender’s portion of the requested Borrowing.

SECTION 2.6.    [Reserved].

SECTION 2.7.    Refinancings.

(a)         The Borrower may elect from time to time to convert LIBOR Loans to ABR Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 11:00 a.m., New York City time, on the proposed conversion date, provided that any such conversion of LIBOR Loans may only be made on the last day of an Interest Period with respect thereto.  The Borrower may elect from time to time to convert ABR Loans to LIBOR Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 11:00 a.m., New York City time, on the third Working Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor), provided that no ABR Loan may be converted into a LIBOR Loan when any Event of Default has occurred and is continuing and the Administrative Agent or the Majority Facility Lenders have determined in its or their sole discretion not to permit such conversions.  Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

(b)         Any LIBOR Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no LIBOR Loan under a particular Facility may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders have determined in its or their sole discretion not to permit such continuations, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period.  Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

SECTION 2.8.    Fees.

(a)         The Borrower agrees to pay to each Lender, through the Administrative Agent, on each March 31, June 30, September 30 and December 31, and on the date on which the Commitments of such Lender shall be terminated as provided herein, a facility fee (a “Facility Fee”) at the rate per annum from time to time in effect in accordance with Section 2.23, on the amount of the Commitments of such Lender, whether used or unused, during the preceding quarter (or shorter period commencing with the Closing Date, or ending with the Termination Date or any date on which the Commitments of such Lender shall be terminated).  All Facility Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.  The Facility Fee due to each Lender shall commence to accrue on the Closing Date, shall be payable in arrears and shall cease to accrue on the earlier of the Termination Date and the termination of the Commitments of such Lender as provided herein; provided, that if any Lender continues to have any outstanding Exposure after its Commitment terminates, then the Facility Fee shall continue to accrue on the daily aggregate principal amount of such Lender’s Exposure for each day from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any outstanding Exposure.

(b)         The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates as set forth in any fee agreements with the Administrative Agent and to perform any other obligations contained therein.

(c)          All fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders.  Once paid, none of the fees shall be refundable under any circumstances.

SECTION 2.9.    Repayment of Loans; Evidence of Debt.

(a)         The Borrower hereby unconditionally promises to pay to the Administrative Agent, for the account of each Lender, on the Termination Date, the then unpaid principal amount of each Loan made to it.  The Borrower hereby further agrees to pay to the Administrative Agent, for the account of each Lender, interest on the unpaid principal amount of the Loans made to it from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.10.

(b)         Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c)          The Administrative Agent shall maintain the Register pursuant to Section 10.3(e), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder, the Interest Rate Type thereof and each Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.

(d)         The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.9(c) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

SECTION 2.10.    Interest on Loans.

(a)         Subject to the provisions of Section 2.11 (i) the Tranche A Loans comprising a LIBOR Borrowing shall bear interest at a rate per annum equal to Adjusted LIBOR for the Interest Period in effect for such Borrowing plus the applicable LIBOR Spread from time to time in effect and (ii) the Tranche A Loans comprising an ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be when determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to Alternate Base Rate plus the applicable ABR Spread from time to time in effect.

(b)         [Reserved].

(c)          Interest on each Loan shall be payable in arrears on each Interest Payment Date applicable to such Loan.  The LIBOR or Alternate Base Rate for each Interest Period or day within an Interest Period shall be determined by the Administrative Agent and such determination shall be conclusive absent manifest error.

(d)         Interest and fees payable pursuant to this Agreement shall be computed on the basis of a 360-day year for the actual days elapsed except as provided in Section 2.10(a).

SECTION 2.11.    Interest on Overdue Amounts.

If the Borrower or shall default in the payment of the principal of, or interest on, any Loan or any other amount becoming due hereunder, the Borrower shall upon demand by the Administrative Agent or Required Lenders from time to time pay interest, to the extent permitted by Applicable Law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as applicable, in the case of amounts bearing interest determined by reference to the Prime Rate and a year of 360 days in all other cases, equal to (a) in the case of the remainder of the then current Interest Period for any LIBOR Loan, the rate applicable to such Loan under Section 2.10 plus 2% per annum, (b) in the case of any ABR Loan, the rate applicable to such Loan under Section 2.10 plus 2% per annum and (c) in the case of amounts that do not relate to a particular Loan, the rate then applicable to ABR Loans under Section 2.10 plus 2% per annum.

SECTION 2.12.    Alternate Rate of Interest.

In the event the Administrative Agent shall have determined that deposits in Dollars in the amount of the requested principal amount of any LIBOR Loan are not generally available in the London Interbank Market (or such other interbank eurocurrency market where the foreign currency and exchange operations in respect of Dollars are then being conducted for delivery on the first day of such Interest Period), or, in the case of LIBOR Loans, that the rate at which such deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its portion of such LIBOR Loans during such Interest Period, or that reasonable means do not exist for ascertaining LIBOR, the Administrative Agent shall, as soon as practicable thereafter, give written or telecopier notice of such determination to the Borrower and the Lenders.  In the event of any such determination, until the Administrative Agent shall have determined that circumstances giving rise to such notice no longer exist, (a) any request by the Borrower for a LIBOR Borrowing pursuant to Section 2.5 shall be deemed to be a request for an ABR Loan, (b) any Loans that were to have been converted to LIBOR Loans shall be continued as ABR Loans and (c) any outstanding LIBOR Loans shall be converted, on the last day of the then-current Interest Period, to ABR Loans.  Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

SECTION 2.13.    Termination and Reduction of Commitments.

(a)         The Tranche A Commitments of each Lender shall be automatically terminated on the Tranche A Termination Date.

(b)         Subject to Sections 2.14(b) and (c), upon at least three Business Days’ prior irrevocable written or telecopy notice to the Administrative Agent (which shall promptly notify each Lender), the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Total Tranche A Commitment; provided that a notice of termination or reduction of the Commitments delivered by the Borrower may (i) state that such notice is conditioned upon the effectiveness of one or more events specified therein, in which case notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied or (ii) be revoked if otherwise approved by the Administrative Agent; provided further that (i) each partial reduction shall be in an integral multiple of $1,000,000 and in a minimum principal amount of $10,000,000 and (ii) the Borrower shall not be entitled to make any such termination or reduction that would reduce the Total Tranche A Commitment to an amount less than the aggregate Exposure.

(c)          If on any date the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any sale or disposition permitted by Section 6.3(d), the Total Tranche A Commitment shall be permanently reduced by 50% of such amount.

(d)         Each reduction in the Total Tranche A Commitment hereunder shall be made ratably among the Lenders in accordance with their respective Tranche A Commitments.  The Borrower shall pay to the Administrative Agent for the account of the Lenders on the date of each termination or reduction in the Tranche A Commitment, the Facility Fees on the amount of the Tranche A Commitments so terminated or reduced accrued to the date of such termination or reduction.

SECTION 2.14.    Prepayment of Loans.

(a)         Prior to the Termination Date, the Borrower shall have the right at any time, and from time to time, to prepay any Borrowing, in whole or in part, subject to the requirements of Section 2.18 but otherwise without premium or penalty, upon prior written or telecopy notice to the Administrative Agent (which shall promptly notify each applicable Lender) before 2:00 p.m. New York City time of at least one Business Day in the case of an ABR Loan, and of at least three Working Days in the case of a LIBOR Loan; provided that each such partial prepayment shall be in a minimum aggregate principal amount of $1,000,000 or a whole multiple in excess thereof.

(b)         On any date when the sum of the amount of the Exposure (after giving effect to any Borrowings effected on such date) exceeds the Total Tranche A Commitment, the Borrower shall make a mandatory prepayment of the Loans in such amount as may be necessary so that the aggregate Exposure after giving effect to such prepayment does not exceed the Total Tranche A Commitment then in effect.  Any prepayments required by this paragraph shall be applied to outstanding ABR Loans up to the full amount thereof before they are applied to outstanding LIBOR Loans.

(c)          From and after the Closing Date, the Borrower shall prepay the Loans within 15 Business Days following any date on which the Borrower is not in Borrowing Base Compliance to the extent necessary to cause Borrowing Base Compliance.  If the Borrower is not in Borrowing Base Compliance after giving effect to the prepayment of the Loans as described in the prior sentence, the Borrower shall cash collateralize the outstanding Letters of Credit in the manner contemplated by Section 2.24(h) to the extent necessary to cause Borrowing Base Compliance.

(d)         Each notice of prepayment pursuant to this Section 2.14 shall specify the specific Borrowing(s), the prepayment date and the aggregate principal amount of each Borrowing to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing(s) by the amount stated therein; provided that if a notice of optional prepayment is given in connection with a conditional notice of reduction or termination of the Tranche A Commitment, as contemplated by Section 2.13, then such notice of prepayment may be revoked if such reduction or termination is revoked in accordance with Section 2.13.  All prepayments under this Section 2.14 shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment and any amounts due pursuant to Section 2.18.

SECTION 2.15.    Eurocurrency Reserve Costs.

The Borrower shall pay to the Administrative Agent for the account of each Lender, so long as such Lender shall be required under regulations of the Board to maintain reserves with respect to liabilities or assets consisting of, or including, Eurocurrency Liabilities (as defined in Regulation D of the Board) (or, at any time when such Lender may be required by the Board or by any other Governmental Authority, whether within the United States or in another relevant jurisdiction, to maintain reserves against any other category of liabilities which includes deposits by reference to which LIBOR is determined as provided in this Agreement or against any category of extensions of credit or other assets of such Lender which includes any such LIBOR Loans), additional interest on the unpaid principal amount of each LIBOR Loan made to the Borrower by such Lender, from the date of such Loan until such Loan is paid in full, at an interest rate per annum equal at all times during the Interest Period for such Loan to the remainder obtained by subtracting (i) LIBOR for such Interest Period from (ii) the rate obtained by multiplying LIBOR as referred to in clause (i) above by the Statutory Reserves of such Lender for such Interest Period.  Such additional interest shall be determined by such Lender and notified to the Borrower (with a copy to the Administrative Agent) not later than five Business Days before the next Interest Payment Date for such Loan, and such additional interest so notified to the Borrower by any Lender shall be payable to the Administrative Agent for the account of such Lender on each Interest Payment Date for such Loan.

SECTION 2.16.    Reserve Requirements; Change in Circumstances.

(a)         If the adoption of or any change in any Applicable Law or in the interpretation or application thereof or compliance by any Credit Party with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the Closing Date:

(i)                                     shall subject such Credit Party to any Taxes (other than (A) Indemnified Taxes and (B) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

(ii)                                  shall impose, modify or hold applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit (or participations therein) by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the LIBOR Spread; or

(iii)                               shall impose on such Credit Party any other condition (other than Taxes);

and the result of any of the foregoing is to increase the cost to such Credit Party, by an amount that such Credit Party deems to be material, of making, converting into, continuing or maintaining Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Credit Party, upon its demand, any additional amounts necessary to compensate such Credit Party for such increased cost or reduced amount receivable.  If any Credit Party becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

(b)         If, after the Closing Date, any Lender shall have determined in good faith that the adoption after the date hereof of or any change after the date hereof in any applicable law, rule, regulation or guideline regarding capital adequacy or liquidity or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any Lending Office of such Lender) with any request or directive regarding capital adequacy or liquidity (in each case, whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of its obligations hereunder to a level below that which such Lender (or its holding company) could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender’s policies or the policies of its holding company, as the case may be, with respect to capital adequacy or liquidity) by an amount deemed by such Lender to be material, then, from time to time, the Borrower shall pay to the Administrative Agent for the account of such Lender (or its holding company) such additional amount or amounts as will compensate such Lender or such holding company for such reduction upon demand by such Lender.

(c)          A certificate of a Lender setting forth in reasonable detail (i) such amount or amounts as shall be necessary to compensate such Lender as specified in paragraph (a) or (b) above, as the case may be, and (ii) the calculation of such amount or amounts referred to in the preceding clause (i), shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay the Administrative Agent for the account of such Lender the amount shown as due on any such certificate within 20 Business Days after its receipt of the same.

(d)         Failure on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any Interest Period shall not constitute a waiver of such Lender’s rights to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to such Interest Period or any other Interest Period; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased cost or reduction incurred more than six months prior to the date that such Lender notifies the Borrower of such change in law and that such Lender intends to demand compensation therefor; provided, further, that if such increased cost is retroactive in nature, then the six month period referred to in the previous proviso shall be extended to include the period of retroactive effect thereof.  The protection of this Section 2.16 shall be available to each Lender regardless of any possible contention of invalidity or inapplicability of the law, regulation or condition which shall have been imposed.

(e)          Each Lender agrees that, as promptly as practicable after it becomes aware of the occurrence of an event or the existence of a condition that (i) would cause it to incur any increased cost under this Section 2.16, Section 2.17, Section 2.22 or Section 2.24(g) or (ii) would require the Borrower to pay an increased amount under this Section 2.16, Section 2.17, Section 2.22(d) or Section 2.24(g), it will, if requested by the Borrower, use its reasonable efforts (subject to the overall policy considerations of such Lender) to make, fund or maintain the affected Loans of such Lender, or, if applicable to participate in Letters of Credit, through another Lending Office of such Lender if as a result thereof the additional monies which would otherwise be required to be paid or the reduction of amounts receivable by such Lender thereunder in respect of such Loans or Letters of Credit would be materially reduced, or any inability to perform would cease to exist, or the increased costs which would otherwise be required to be paid in respect of such Loans or Letters of Credit pursuant to this Section 2.16, Section 2.17, Section 2.22 or Section 2.24(g) would be materially reduced or the Taxes or other amounts otherwise payable under this Section 2.16, Section 2.17 or Section 2.22(d) would be materially reduced, and if, as determined by such Lender, in its sole reasonable discretion, the making, funding or maintaining of such Loans or Letters of Credit through such other Lending Office would not otherwise materially adversely affect such Loans or Letters of Credit; provided that nothing in Section 2.29 shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.16 or 2.22.

(f)           Notwithstanding anything herein to the contrary, (i) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by United States or foreign regulatory authorities, in each case pursuant to Basel III, and (ii) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof, shall in each case be deemed to be a change in law, regardless of the date enacted, adopted, issued or implemented.

SECTION 2.17.  Change in Legality.

(a)         Notwithstanding anything to the contrary herein contained, if any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any LIBOR Loan or to give effect to its obligations as contemplated hereby, then, by written notice to the Borrower and to the Administrative Agent, such Lender may:

(i)                                     declare that LIBOR Loans will not thereafter be made by such Lender hereunder, whereupon the Borrower shall otherwise be prohibited from requesting LIBOR Loans from, and instead shall borrow ABR Loans from, such Lender hereunder unless such declaration is subsequently withdrawn; and

(ii)                                  require that all outstanding LIBOR Loans made by it be converted to ABR Loans in which event (A) all such LIBOR Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in Section 2.17(b) and (B) all payments and prepayments of principal which would otherwise have been applied to repay the converted LIBOR Loans shall instead be applied to repay the ABR Loan resulting from the conversion of such LIBOR Loans.

(b)         For purposes of this Section 2.17, a notice to the Borrower by any Lender pursuant to Section 2.17(a) shall be effective on the date of receipt thereof by the Borrower.

SECTION 2.18.  Reimbursement of Lenders.

The Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of LIBOR Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from LIBOR Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of LIBOR Loans on a day that is not the last day of an Interest Period with respect thereto.  Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the applicable margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market.  Each Lender shall deliver to the Borrower from time to time one or more certificates setting forth the amount of such loss (and in reasonable detail the manner of computation thereof) as determined by such Lender, which certificates shall be conclusive absent manifest error.  The Borrower shall pay to the Administrative Agent for the account of each Lender the amount shown as due on any certificate within thirty (30) days after its receipt of the same.

SECTION 2.19.  Pro Rata Treatment.

Except as permitted under Sections 2.1, 2.13, 2.15, 2.16(c), 2.17, 2.18 and 2.29, each Borrowing under the Tranche A Commitments and each reduction of the Total Tranche A Commitment shall be allocated pro rata among the Lenders in accordance with their respective Tranche A Commitments (or, if the Tranche A Commitments shall have expired or been terminated, in accordance with the respective principal amount of their Loans) and each payment or prepayment of principal of any Borrowing and each payment of interest on the Loans shall be allocated pro rata in accordance with the respective principal amount of the Loans then held by the Lenders.  Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing computed in accordance with Section 2.1, to the next higher or lower whole Dollar amount.

SECTION 2.20.  Right of Setoff.

If any Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by such Lender and any other indebtedness at any time owing by such Lender to, or for the credit or the account of, the Borrower, against any of and all the Obligations now or hereafter existing under this Agreement and the Loans and participations in Letters of Credit held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such Loans and although such Obligations may be unmatured; provided, however, that to the extent prohibited by applicable law as described in the definition of “Excluded Swap Obligation,” no amounts received from, or setoff with respect to, any Subsidiary Guarantor shall be applied to any Excluded Swap Obligations of such Subsidiary Guarantor.  Each Lender agrees promptly to notify the Borrower after any such setoff and application made by such Lender, but the failure to give such notice shall not affect the validity of such setoff and application.  The rights of each Lender under this Section 2.20 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have and are subject to the provisions of Section 8.2.

SECTION 2.21.  Manner of Payments; Special Application of Payments.

(a)         All payments by the Borrower hereunder shall be made in immediately available funds, without setoffs, deductions or counterclaims, at the Funding Office no later than 4:00 p.m., New York City time, on the date on which such payment shall be due.  Interest in respect of any Loan hereunder shall accrue from and including the date of such Loan to, but excluding, the date on which such Loan is paid or refinanced with a Loan of a different Interest Rate Type.  All interest and principal payments in respect of any Loan shall be made in Dollars.  All other payments shall also be made in Dollars.

(b)         If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.21(d) or (e), 2.24(d) or (e) or 8.6, then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent in connection with this Agreement for the account of such Lender for the benefit of the Administrative Agent or the Issuing Lender to satisfy such Lender’s obligations to it under such

Section until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

(c)          If LIBOR Loans become due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day.  If any payment on a LIBOR Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.  In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

(d)         Unless the Administrative Agent shall have been notified in writing by any Lender prior to a Borrowing that such Lender will not make the amount that would constitute its share of such Borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  If such amount is not made available to the Administrative Agent by the required time on the date of such Borrowing, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon, at a rate equal to the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, for the period until such Lender makes such amount immediately available to the Administrative Agent.  A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error.  If such Lender’s share of such Borrowing is not made available to the Administrative Agent by such Lender with three Business Days after the date of such Borrowing, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans under the relevant Facility, on demand, from the Borrower.

(e)          Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount.  If such payment is not made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate.  Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

SECTION 2.22.  Taxes.

(a)         Forms.

(i)                                     Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under this Agreement or any other Fundamental Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the

Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.22(a)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would materially prejudice the legal or commercial position of such Lender.

(ii)                                  Without limiting the generality of the foregoing,

(A)                               any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B)                               any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)                                 in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under this Agreement or any other Fundamental Document, properly completed and executed originals of the applicable IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under this Agreement or any other Fundamental Document, properly completed and executed originals of the applicable IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)                                 properly completed and executed originals of IRS Form W-8ECI;

(3)                                 in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit D-1 to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section

881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) properly completed and executed originals of the applicable IRS Form W-8BEN;

(4)                                 to the extent a Non-U.S. Lender is not the beneficial owner, properly completed and executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, the applicable IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-2 or Exhibit D-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-4 on behalf of each such direct and indirect partner;

(C)                               any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)                               if a payment made to a Lender under this Agreement or any other Fundamental Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(b)         The Borrower and the Administrative Agent shall be entitled to deduct and withhold any and all present or future Taxes from payments hereunder, if and to the extent that the Borrower or the Administrative Agent in good faith determines that such deduction or withholding is required by Applicable Law, including, without limitation, any applicable treaty.  In the event the Borrower or the Administrative Agent shall so deduct or withhold Taxes from amounts payable hereunder or under any other Fundamental Document, it (i) shall pay to or deposit with the appropriate taxing authority in a timely manner the full amount of Taxes it has deducted or withheld and (ii) as soon as practicable after any payment of Taxes to a Governmental Authority pursuant to this Section 2.22, shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(c)          Each assignee of a Lender’s interest in this Agreement in conformity with Section 10.3 shall be bound by this Section 2.22, so that such assignee will have all of the obligations and provide all of the forms and statements and all indemnities, representations and warranties required to be given under this Section 2.22.

(d)         In the event that any (a) withholding Taxes imposed by any jurisdiction outside the United States shall become payable for any reason or (b) United States withholding Taxes shall become payable that are Indemnified Taxes, in respect of any sum payable hereunder or under any other Fundamental Document to any Lender or the Administrative Agent (i) the sum payable by the Borrower shall be increased as may be necessary so that after making all required withholdings or deductions (including withholdings or deductions applicable to additional sums payable under this Section 2.22) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such withholdings or deductions been made, (ii) the Borrower, such Lender or the Administrative Agent (as the case may be) shall make such withholdings or deductions and (iii) the Borrower, such Lender or the Administrative Agent (as the case may be) shall pay the full amount withheld or deducted to the relevant taxation authority or other authority in accordance with Applicable Law.  In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law (or, at the option of the Administrative Agent, timely reimburse it for Other Taxes).  The Borrower shall indemnify each Credit Party, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.22) payable or paid by such Credit Party or required to be withheld or deducted from a payment to such Credit Party and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability, which shall include the original or a copy of a receipt, if any, issued by such Governmental Authority evidencing payment, delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)          Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so) and (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.3(g) relating to the maintenance of a Participant Register, in either case, that are payable or paid by the Administrative Agent in connection with this Agreement or any other Fundamental Document, and any reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Fundamental Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 2.22(e).

(f)           Each party’s obligations under this Section 2.22 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under this Agreement and any other Fundamental Document.

(g)          If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.22 (including by the payment of additional amounts pursuant to this Section 2.22), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)         For purposes of this Section 2.22, the term “Lender” includes the Issuing Lender.

SECTION 2.23.  Certain Pricing Adjustments.

(a)         The Facility Fee, the applicable LIBOR Spread and the applicable ABR Spread in respect of the Tranche A Commitments in effect from time to time shall be determined in accordance with the following table:

S&P/Moody’s/Fitch Rating Equivalent of the Index Debt	Facility Fee (in Basis Points)	Applicable LIBOR Spread (in Basis Points)	Applicable ABR Spread (in Basis Points)

BB+/Ba1/BB+ or better	40.0	350.0	250.0
BB/Ba2/BB	50.0	375.0	275.0
BB-/Ba3/BB- or worse	60.0	400.0	300.0

(b)         [Reserved].

(c)          In the event the S&P, Moody’s and Fitch (collectively referred to as the “Rating Agencies”, and each, a “Rating Agency”) ratings on the Borrower’s senior non-credit enhanced unsecured long-term debt (“Index Debt”) are not equivalent to each other, the second highest rating among S&P, Moody’s and Fitch will determine the Facility Fee, the applicable LIBOR Spread and the applicable ABR

Spread; provided that, in the event that any two of the Rating Agencies have equivalent ratings on the Index Debt, but the third Rating Agency’s rating of the Index Debt differs, the Facility Fee, the applicable LIBOR Spread and the applicable ABR Spread shall be determined by the ratings which are equivalent.  In the event that (a) the Index Debt is rated by (i) Fitch and only one of S&P or Moody’s, or (ii) only one of S&P or Moody’s (for any reason, including if S&P or Moody’s shall cease to be in the business of rating corporate debt obligations), and not by Fitch, or (b) if the rating system of any Rating Agency shall change, then an amendment shall be negotiated in good faith (and shall be effective only upon approval by the Borrower and the Supermajority Lenders) to the references to specific ratings in the table above to reflect such changed rating system or the unavailability of ratings from such Rating Agency (including an amendment to provide for the substitution of an equivalent or successor ratings agency).  In the event that the Index Debt is (i) not rated by any Rating Agency or (ii) rated only by Fitch, then the Facility Fee, the applicable LIBOR Spread and the applicable ABR Spread shall be deemed to be calculated as if the lowest rating category set forth above applied.  Any increase in the Facility Fee, the applicable LIBOR Spread and the applicable ABR Spread determined in accordance with the foregoing table shall become effective on the date of announcement or publication by the Borrower or the applicable Rating Agency of a reduction in such rating or, in the absence of such announcement or publication, on the effective date of such decreased rating, or on the date of any request by the Borrower to the applicable Rating Agency not to rate its Index Debt or on the date any of such Rating Agencies announces it shall no longer rate the Index Debt.  Any decrease in the Facility Fee, the applicable LIBOR Spread and the applicable ABR Spread shall be effective on the date of announcement or publication by any of such Rating Agencies of an increase in rating or in the absence of announcement or publication on the effective date of such increase in rating.

SECTION 2.24.  Letters of Credit.  • • Upon the terms and subject to the conditions hereof, each Issuing Lender agrees to issue Letters of Credit payable in Dollars from time to time after the Closing Date and prior to the earlier of the Tranche A Termination Date and the termination of the Tranche A Commitments, upon the request of the Borrower, provided that (A) the Borrower shall not request that any Letter of Credit be issued if, after giving effect thereto, the sum of the then current L/C Exposure plus the aggregate principal amount of the Tranche A Loans then outstanding would exceed the Total Tranche A Commitment, (B) in no event shall any Issuing Lender issue (x) any Letter of Credit having an expiration date later than five Business Days before the Tranche A Termination Date or (y) any Letter of Credit having an expiration date more than one year after its date of issuance, provided, further, that any Letter of Credit with a 365-day duration may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (x) above), (C) the Borrower shall not request that an Issuing Lender issue any Letter of Credit if, after giving effect to such issuance, the L/C Exposure would exceed $35,000,000, and (D) no Issuing Lender shall be obligated to issue Letters of Credit if its L/C Exposure would exceed an amount separately agreed upon by the Borrower and such Issuing Lender.  Existing Letters of Credit listed on Schedule 2.24 hereto shall be deemed to be issued on the Closing Date as Letters of Credit under this Agreement.  Letters of Credit will be issued under the Tranche A Facility.

(i)                                     Immediately upon the issuance of each Letter of Credit, each Tranche A Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the applicable Issuing Lender a participation in such Letter of Credit in accordance with its Tranche A Percentage.

(ii)                                  Each Letter of Credit may, at the option of the applicable Issuing Lender, provide that such Issuing Lender may (but shall not be required to) pay all or any part of the maximum amount which may at any time be available for drawing thereunder to the beneficiary thereof upon the occurrence of an Event of Default and the acceleration of the maturity of the Loans, provided that, if payment is not then due to such beneficiary, such

Issuing Lender shall deposit the funds in question in an account with such Issuing Lender to secure payment to such beneficiary and any funds so deposited shall be paid to such beneficiary of such Letter of Credit if conditions to such payment are satisfied or returned to the Administrative Agent for distribution to the Lenders (or, if all Obligations shall have been paid in full in cash, to the Borrower) if no payment to such beneficiary has been made and the final date available for drawings under such Letter of Credit has passed.  Each payment or deposit of funds by an Issuing Lender as provided in this paragraph shall be treated for all purposes of this Agreement as a drawing duly honored by such Issuing Lender under the related Letter of Credit.

(iii)                               The Issuing Lender shall not at any time be obligated to issue any Letter of Credit if such issuance would conflict with, or cause the Issuing Lender or any Lender participating in such Letter of Credit to exceed any limits imposed by, any Applicable Law.

(b)         Whenever the Borrower desires the issuance of a Letter of Credit, it shall deliver to the Administrative Agent and the applicable Issuing Lender a written notice no later than 1:00 p.m. (New York City time) at least five Business Days prior to the proposed date of issuance provided, however, that the Borrower and the Administrative Agent and such Issuing Lender may agree to a shorter time period.  That notice shall specify (i) the Issuing Lender for such Letter of Credit, (ii) the proposed date of issuance (which shall be a Business Day), (iii) the face amount of such Letter of Credit, (iv) the expiration date of such Letter of Credit and (v) the name and address of the beneficiary.  Such notice shall be accompanied by a brief description of the underlying transaction and upon the request of the applicable Issuing Lender, the Borrower shall provide additional details regarding the underlying transaction.  Concurrently with the giving of written notice of a request for the issuance of a Letter of Credit, the Borrower shall specify a precise description of the documents and the verbatim text of any certificate to be presented by the beneficiary of such Letter of Credit which, if presented by such beneficiary prior to the expiration date of such Letter of Credit, would require the applicable Issuing Lender to make payment under such Letter of Credit; provided that the applicable Issuing Lender, in its reasonable discretion, may require customary changes in any such documents and certificates.  Upon issuance of any Letter of Credit, the applicable Issuing Lender shall notify the Administrative Agent of the issuance of such Letter of Credit.  Promptly after receipt of such notice, the Administrative Agent shall notify each Tranche A Lender of the issuance and the amount of each such Tranche A Lender’s respective participation therein.

(c)          The payment of drafts under any Letter of Credit shall be made in accordance with the terms of such Letter of Credit and, in that connection, any Issuing Lender shall be entitled to honor any drafts and accept any documents presented to it by the beneficiary of such Letter of Credit in accordance with the terms of such Letter of Credit and believed by such Issuing Lender in good faith, and in the absence of gross negligence or willful misconduct, to be genuine.  No Issuing Lender shall have any duty to inquire as to the accuracy or authenticity of any draft or other drawing documents which may be presented to it, but shall be responsible only to determine in accordance with customary commercial practices, and in the absence of gross negligence or willful misconduct, that the documents which are required to be presented before payment or acceptance of a draft under any Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit.  The obligations of the Borrower under this Section 2.24 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against any Issuing Lender, any beneficiary of a Letter of Credit or any other Person.

(d)         Each Tranche A Lender agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement (or in the event that any reimbursement received by the Issuing Lender shall be required to be returned by it at any time), such Tranche A Lender shall pay to the Issuing Lender upon demand at the Issuing Lender’s address for notices specified herein an amount equal to such Tranche A Lender’s Tranche A Percentage of the amount that is not so reimbursed (or is so returned).  Each Tranche A Lender’s obligation to pay such amount (and to fund any amounts required to be funded pursuant to Section 2.24(e)) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Tranche A Lender may have against the Issuing lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 4, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Fundamental Document by the Borrower, any other Loan Party or any other Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.  If such reimbursement is not made by any Lender in immediately available funds on the same day on which such Issuing Lender shall have made payment on any such draft, such Lender shall pay interest thereon to such Issuing Lender at a rate per annum equal to the Issuing Lender’s cost of obtaining overnight funds in the New York Federal Funds Market.  If any such amount required to be paid by any Tranche A Lender pursuant to this paragraph (d) is not made available to the Issuing Lender by such Tranche A Lender within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such Tranche A Lender, on demand, such amount with interest thereon calculated from such third Business Day at the rate per annum applicable to ABR Loans.  A certificate of the Issuing Lender submitted to any Tranche A Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error.

(e)          In the case of any draft presented under a Letter of Credit which is required to be paid at any time on or before the Tranche A Termination Date and provided that the conditions specified in Section 4.2 are then satisfied, such payment shall constitute an ABR Loan hereunder, each Tranche A Lender shall fund its portion (and the Administrative Agent shall forward such funded amounts to the applicable Issuing Lender) of such payment based on its Tranche A Percentage and interest shall accrue from the date the applicable Issuing Lender makes payment of a draft under the Letter of Credit.  If any draft is presented under a Letter of Credit and (i) the conditions specified in Section 4.2 are not satisfied or (ii) if the Tranche A Commitments have been terminated, then the Borrower will, upon demand by the Administrative Agent, pay to the applicable Issuing Lender, in immediately available funds, the full amount of such draft (or the portion thereof not funded by the Tranche A Lenders).  The Borrower’s obligations under this Section 2.24 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaims or defense to payment that the Borrower may have or have had against the Issuing Lender, any beneficiary of a Letter of Credit or any other Person.  The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower’s reimbursement obligations under Section 2.24(e) shall not be affected by, among other things, the validity of genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee.  The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuing Lender.  The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.

(f)           • The Borrower agrees to pay the following amount to each Issuing Lender with respect to Letters of Credit issued by it hereunder:

(A)                               with respect to drawings made under any Letter of Credit, interest, payable on demand, on the amount paid by such Issuing Lender in respect of each such drawing from the date of the drawing to, but excluding, the date such amount is reimbursed by the Borrower at a rate which is at all times equal to 2% per annum in excess of the Alternate Base Rate plus the applicable ABR Spread for the Tranche A Facility; provided that no such overdue interest shall be payable if such reimbursement is made from the proceeds of Loans pursuant to Section 2.24(e);

(B)                               with respect to the issuance, amendment or transfer of each Letter of Credit and each drawing made thereunder, documentary and processing charges in accordance with such Issuing Lender’s standard schedule for such charges in effect at the time of such issuance, amendment, transfer or drawing, as the case may be; and

(C)                               a fronting fee computed at the rate agreed to by the Borrower and the applicable Issuing Lender, on the daily average face amount of each outstanding Letter of Credit issued by such Issuing Lender, such fee to be due and payable in arrears on and through the last day of each fiscal quarter of the Borrower, on the Tranche A Termination Date and on the expiration of the last outstanding Letter of Credit.

(ii)                                  The Borrower agrees to pay to the Administrative Agent for distribution to each Tranche A Lender in respect of all Letters of Credit outstanding, such Tranche A Lender’s share of a commission on the maximum amount available from time to time to be drawn under such outstanding Letters of Credit calculated at a rate per annum equal to the applicable LIBOR Spread for such Lender from time to time in effect hereunder.  Such commission shall be payable in arrears on and through the last day of each fiscal quarter of the Borrower and on the later of the Tranche A Termination Date and the expiration of the last outstanding Letter of Credit.

(iii)                               Promptly upon receipt by any Issuing Lender or the Administrative Agent (as applicable) of any amount described in clause (i)(A) or (ii) of this Section 2.24(f), or any amount described in Section 2.24(e) previously reimbursed to the applicable Issuing Lender by the Lenders, such Issuing Lender or the Administrative Agent (as applicable) shall distribute to each Lender its share of such amount (for the appropriate period).  Amounts payable under clauses (i)(B) and (i)(C) of this Section 2.24(f) shall be paid directly to the Issuing Lender and shall be for its exclusive use.

(g)          Each Issuing Lender may, at its discretion, require that the Borrower enter into a separate letter of credit agreement by and between the Borrower and such Issuing Lender (with respect to each Issuing Lender, a “Letter of Credit Agreement”), which will more closely describe the procedures for obtaining Letters of Credit, as well as describing the convention and protocols by which Letters of Credit will be governed.  Each letter of credit issued under a Letter of Credit Agreement will be deemed to be a Letter of Credit under this Agreement.  To the extent there is a conflict between this Agreement and a Letter of Credit Agreement, this Agreement shall control.

(h)         If at any time when an Event of Default shall have occurred and be continuing, any Letters of Credit shall remain outstanding, then either the applicable Issuing Lender(s) or the Majority Facility Lenders may, at their option, require the Borrower to deposit cash or Cash Equivalents in a Cash Collateral Account in an amount equal to 103% of the L/C Exposure as of such date or to furnish other security acceptable to the Administrative Agent and the applicable Issuing Lender(s).  Any amounts so delivered pursuant to the preceding sentence shall be applied to reimburse the applicable Issuing Lender(s) for the amount of any drawings honored under Letters of Credit issued by it; provided, however, that if prior to the Tranche A Termination Date, no Event of Default is then continuing, the Administrative Agent shall return all of such collateral relating to such deposit to the Borrower if requested by it.

(i)             If, at any time, the sum of the L/C Exposure and the aggregate amount of Tranche A Loans exceeds the Total Tranche A Commitment, then the Majority Facility Lenders may, at their option, require the Borrower to deposit cash or Cash Equivalents in a Cash Collateral Account in an amount sufficient to eliminate such excess or to furnish other security for such excess acceptable to the Administrative Agent and the Issuing Lender(s).  Any amounts so delivered pursuant to the preceding sentence shall be applied to reimburse the applicable Issuing Lender(s) for the amount of any drawings honored under Letters of Credit and to repay all funded participations therein of Tranche A Lenders; provided that if subsequent to any such deposit such excess is reduced to an amount less than the portion of such deposited amounts and no Default or Event of Default is then continuing, the Borrower shall be entitled to receive such excess collateral if requested by it.

(j)            Upon the request of the Administrative Agent, each Issuing Lender shall furnish to the Administrative Agent copies of any Letter of Credit issued by such Issuing Lender and such related documentation as may be reasonably requested by the Administrative Agent.

Notwithstanding the termination of the Commitments and the payment of the Loans, the obligations of the Borrower under this Section 2.24 shall remain in full force and effect until the Administrative Agent, each Issuing Lender and the Tranche A Lenders shall have been irrevocably released from their obligations with regard to any and all Letters of Credit.  To the extent that any provision of any application related to any Letter of Credit is inconsistent with the provisions of this Section 2.24, the provisions of this Section 2.24 shall apply.

SECTION 2.25.  Investment Grade Suspension.  Notwithstanding any provision of this Agreement to the contrary, during any Suspension Period (i) Section 2.14(c) and Section 3.16 shall be suspended and (ii) the requirement that the Subsidiary Guarantors provide guarantees of the Borrower’s Obligations shall be suspended.

SECTION 2.26.  [Reserved].

SECTION 2.27.  [Reserved].

SECTION 2.28.  Defaulting Lenders.

Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)         Facility Fees pursuant to Section 2.23 shall cease to accrue on the unfunded Commitments of such Defaulting Lender;

(b)         the Commitments (and the Loans and L/C Exposure) of such Defaulting Lender shall not be included in determining whether all Lenders, the Supermajority Lenders, the Majority Facility Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.9), provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender; and provided further, that no waiver, amendment or modification of this Agreement shall increase or extend the Commitments of any Defaulting Lender or decrease the interest rate or fees payable to any Defaulting Lender without the consent of such Defaulting Lender.

(c)          if any L/C Exposure exists at the time a Lender is a Defaulting Lender then:

(i)                                     if no Default or Event of Default then exists, all or any part of the L/C Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Tranche A Percentages but only to the extent the sum of all non-Defaulting Lenders’ Exposures plus such Defaulting Lender’s L/C Exposure does not exceed the total of all non-Defaulting Lenders’ Tranche A Commitments;

(ii)                                  if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent cash collateralize for the benefit of the Issuing Lender only its obligations corresponding to such Defaulting Lender’s L/C Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.24(h) for so long as such L/C Exposure is outstanding;

(iii)                               if the Borrower cash collateralizes any portion of such Defaulting Lender’s L/C Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.24(f)(ii) with respect to such Defaulting Lender’s L/C Exposure during the period such Defaulting Lender’s L/C Exposure is cash collateralized;

(iv)                              if the L/C Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the commissions payable to the Lenders pursuant to Section 2.24(f)(ii) shall be adjusted in accordance with such non-Defaulting Lenders’ Tranche A Percentages; and

(v)                                 if all or any portion of such Defaulting Lender’s L/C Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Lender or any other Lender hereunder, all Facility Fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Tranche A Commitment that was utilized by such L/C Exposure) and letter of credit fees payable under Section 2.24(f)(ii) with respect to such Defaulting Lender’s L/C Exposure shall be payable to the Issuing Lender until such L/C Exposure is reallocated and/or cash collateralized; and

(d)         so long as such Lender is a Defaulting Lender, the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding L/C Exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.24(c), and participating interests in any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.28(c)(i) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event with respect to a Lender Parent of any Tranche A Lender shall occur following the date hereof and for so long as such event shall continue or (ii) the Issuing Lender has a good faith belief that any Tranche A Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless the Issuing Lender shall have entered into arrangements with the Borrower or such Lender, satisfactory to the Issuing Lender to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the Borrower and the Issuing Lender each reasonably determines that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the L/C Exposure of the Tranche A Lenders shall be readjusted to reflect the inclusion of such Lender’s Tranche A Commitment, if applicable, and on such date such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Tranche A Percentage.

SECTION 2.29.  Replacement of Lenders.

If any Lender (a) notifies the Administrative Agent that LIBOR Loans are no longer available from such Lender pursuant to Section 2.17, (b) requests compensation under Section 2.16 or 2.22(d), (c) becomes a Defaulting Lender or (d) does not consent to any proposed amendment, supplement, modification, consent or waiver of any provisions of this Agreement or any other Fundamental Document that requires the consent of each of the Lenders or each of the Lenders affected thereby (so long as the consent of the Required Lenders, the Majority Facility Lenders or the Supermajority Lenders (if applicable) has been obtained), then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.3, provided the Borrower shall be obligated to pay the processing and recordation fee referred to therein), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and if a participating interest in any Letters of Credit is being assigned, the Issuing Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in unreimbursed payments under Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts, including amounts owed pursuant to Sections 2.18, 10.4 and 10.5), (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.16 or 2.22(d), such assignment will result in a reduction in such compensation or payments, (iv) until such time as such assignment shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Sections 2.16 or 2.22(d), as the case may be, (v) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender and (vi) in the case of any Lender replaced pursuant to clause (d) above, such replacement Lender shall consent to the applicable amendment, supplement, modification, consent or waiver.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

3.              REPRESENTATIONS AND WARRANTIES OF BORROWER

In order to induce the Lenders to enter into this Agreement and to make the Loans and participate in the Letters of Credit provided for herein, the Borrower makes the following representations and warranties to the Administrative Agent and the Lenders, all of which shall survive the execution and delivery of this Agreement and the making of the Loans and issuance of the Letters of Credit:

SECTION 3.1.  Corporate Existence and Power.

The Borrower and its Subsidiaries have been duly organized and are validly existing in good standing under the laws of their respective jurisdictions of incorporation and are in good standing or have applied for authority to operate as a foreign corporation or other organizational form in all jurisdictions where the nature of their properties or business so requires it, in each case (except for any Loan Party), where the failure to be in good standing or have the authority to operate as a foreign corporation or other organizational form would have a Material Adverse Effect.  Each Loan Party has the corporate power to execute, deliver and perform its obligations under this Agreement and the other Fundamental Documents and other documents contemplated hereby and to borrow and obtain other extensions of credit hereunder.

SECTION 3.2.  Corporate Authority and No Violation.

The execution, delivery and performance of this Agreement and the other Fundamental Documents and the borrowings and making of other extensions of credit hereunder (a) have been duly authorized by all necessary corporate action on the part of each Loan Party, (b) will not violate any provision of any Applicable Law applicable to the Borrower or any of its Subsidiaries or any of their properties or assets, (c) will not violate any provision of the Certificate of Incorporation or By-Laws or other organizational documents of the Borrower or any of its Subsidiaries, or any material Contractual Obligation of the Borrower or any of its Subsidiaries, (d) will not be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, any material indenture, agreement, bond, note or instrument and (e) will not result in the creation or imposition of any Lien upon any property or assets of the Borrower or any of its Subsidiaries other than pursuant to this Agreement or any other Fundamental Document.

SECTION 3.3.  Governmental and Other Approval and Consents.

No action, consent or approval of, or registration or filing with, or any other action by, any governmental agency, bureau, commission or court is required in connection with the execution, delivery and performance (including the borrowings and making of other extensions of credit hereunder) by each Loan Party of this Agreement or the other Fundamental Documents.

SECTION 3.4.  Financial Statements of the Borrower.

The (a) audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries as of and for the fiscal year ended December 31, 2013, (b) unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of March 31, 2014, together with the related unaudited statements of income, shareholders’ equity and cash flows for the three-month period then ended and (c) unaudited consolidating balance sheets and income statements for each of the periods described in clauses (a) and (b) above, in each case, fairly present in all material respects the consolidated (or, in the case of clause (c) above, the consolidating) financial position of the Borrower and its Consolidated Subsidiaries as at the dates indicated and the results of operations and cash flows for the periods indicated in conformity with GAAP subject to normal year-end adjustments in the case of such quarterly financial statements.

SECTION 3.5.  No Material Adverse Change.

Since December 31, 2013, there has been no event or circumstance which has had or could reasonably be expected to have a Material Adverse Effect.

SECTION 3.6.  Copyrights, Patents and Other Rights.

Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, service marks, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.7.  Title to Properties.

Each of the Borrower and its Subsidiaries has good title or valid leasehold interests to each of the properties and assets reflected on the balance sheets referred to in Section 3.4, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes, and all such properties and assets will be free and clear of Liens, except Permitted Encumbrances.

SECTION 3.8.  Litigation.  There are no lawsuits or other proceedings pending (including, but not limited to, matters relating to environmental liability), or, to the knowledge of the Borrower, threatened, against or affecting the Borrower or any of its Subsidiaries or any of their respective properties, by or before any Governmental Authority or arbitrator, which could reasonably be expected to have a Material Adverse Effect.  Neither the Borrower nor any of its Subsidiaries is in default with respect to any order, writ, injunction, decree, rule or regulation of any Governmental Authority, which default would have a Material Adverse Effect.

SECTION 3.9.  Federal Reserve Regulations.

Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.  No part of the proceeds of the Loans, and no Letter of Credit, will be used, whether immediately, incidentally or ultimately, for any purpose violative of or inconsistent with any of the provisions of Regulation T, U or X of the Board.  Not more than 25% of the value of the assets of the Borrower and its Subsidiaries on a consolidated basis is represented by Margin Stock.

SECTION 3.10.  Investment Company Act.

Neither the Borrower nor any of its Subsidiaries is, and will not during the term of this Agreement be an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

SECTION 3.11.  Enforceability.

This Agreement and the other Fundamental Documents when executed will constitute legal, valid and enforceable obligations (as applicable) of each Loan Party (subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and to general principles of equity).

SECTION 3.12.  Taxes.

The Borrower and each of its Subsidiaries have filed or caused to be filed all material federal, provincial, state, local and other Tax returns which are required to be filed, and have paid or have caused to be paid all material Taxes as shown on said returns or on any assessment made against it or any of its property, and all other material Taxes, fees, or other charges imposed on it or on any of its property by any Governmental Authority, to the extent that such Taxes have become due, except as permitted by Section 5.4.  No material Tax Lien has been filed, and to the knowledge of the Borrower, no material claim is being asserted, with respect to any such Tax, fee or other charge.

SECTION 3.13.  Compliance with ERISA.

Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) each of the Borrower and its Subsidiaries and each of their respective ERISA Affiliates is in compliance with the applicable provisions of ERISA and the provisions of the Code relating to Plans and the regulations and published interpretations thereunder; and (ii) no ERISA Event or Foreign Plan Event has occurred or is reasonably expected to occur; and (iii) all amounts required by applicable law with respect to, or by the terms of, any retiree welfare benefit arrangement maintained by the Borrower or any of its Subsidiaries or any ERISA Affiliate or to which the Borrower or any of its Subsidiaries or any ERISA Affiliate has an obligation to contribute have been accrued in accordance with Statement of Financial Accounting Standards No. 106.  The present value of all accumulated benefit obligations under each Pension Plan (based on the assumptions used for purposes of Accounting Standards Codification No. 715: Compensation-Retirement Benefits) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Pension Plan allocable to such accrued benefits by more than an amount that could reasonably be expected to have a Material Adverse Effect.  Neither the Borrower nor any of its Subsidiaries is an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. § 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code) which is subject to Section 4975 of the Code.

SECTION 3.14.  Disclosure.

As of the Closing Date, neither this Agreement nor the Confidential Information Memorandum, at the time it was furnished and when taken as a whole with all written information delivered (other than projections and information of a general economic or industry-specific nature) and after giving effect to any written supplements thereto, contained any untrue statement of a material fact or omitted to state a material fact, under the circumstances under which it was made, necessary in order to make the statements contained herein or therein not misleading.  The Confidential Information Memorandum contains certain projections relating to the Borrower and its Consolidated Subsidiaries. Such projections are based on good faith estimates and assumptions believed by the preparer to be reasonable at the time made, provided, however, that the Borrower makes no representation or warranty that such assumptions will prove in the future to be accurate or that the Borrower and its Consolidated Subsidiaries will achieve the financial results reflected in such projections.  As of the Closing Date, there is no fact known to the Borrower which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.15.  Environmental Liabilities.

Except with respect to any matters, that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

SECTION 3.16.  Borrowing Base.

The Borrower will be in Borrowing Base Compliance on the date each Loan is made and each Letter of Credit is issued or increased, after giving effect to the making of such Loan and the issuance or increase of such Letter of Credit.

SECTION 3.17.  No Default or Event of Default.

No Default or Event of Default has occurred and is continuing.

SECTION 3.18.  [Reserved].

SECTION 3.19.  Covenant Availability.

There is sufficient availability under Sections 4.06(b)(xi) and 4.08(a)(xxiii) of the 2010 Indenture to allow for the Subsidiary Guarantee without triggering an obligation to provide a guarantee pursuant to the “equal and ratable” clauses therein.

SECTION 3.20.  Solvency.

The Borrower and its Consolidated Subsidiaries, taken as a whole, are, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith will be, Solvent.

SECTION 3.21.  Foreign Assets Control Regulations and Anti-Money Laundering.

Each Loan Party and each Subsidiary of a Loan Party are, to their knowledge, in compliance and will remain in compliance in all material respects with all applicable U.S. economic sanctions laws, Executive Orders and implementing regulations as promulgated by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), and all applicable anti-money laundering and counter-terrorism financing provisions of the Bank Secrecy Act and all regulations issued pursuant to it.  To each Loan Party’s knowledge, no Loan Party and no Subsidiary (i) is a Person designated by the U.S. government on the list of the Specially Designated Nationals and Blocked Persons (the “SDN List”) with which a U.S. Person cannot deal with or otherwise engage in business transactions, (ii) is a Person who is otherwise the target of U.S. economic sanctions laws such that a U.S. Person cannot deal or otherwise engage in business transactions with such Person or (iii) is controlled by, or acts, directly or indirectly, for or on behalf of, any person or entity on the SDN List or a foreign government that is the target of U.S. economic sanctions prohibitions such that the entry into, or performance under, this Agreement or any other Fundamental Document would be prohibited under U.S. law.

The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and employees, and to the knowledge of the Borrower its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.  None of (a) the Borrower, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.  No Loan or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.

SECTION 3.22.  Anti-Money Laundering, Patriot Act and Foreign Corrupt Practices Act.

Each Loan Party and each Subsidiary of a Loan Party are, to their knowledge, in compliance with the applicable provisions of (a) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department and any other enabling legislation or executive order relating thereto, (b) the Patriot Act, (c) the anti-money laundering and counter-terrorism financing provisions of the Bank Secrecy Act, (d) the Anti-Money Laundering Act of 1986, and (e) other federal or state laws relating to anti-money laundering rules and regulations.  To the Loan Parties’ knowledge, no part of the proceeds of any Loan will be used directly or indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977.

4.              CONDITIONS OF LENDING

SECTION 4.1.  Conditions Precedent to Effectiveness.

The effectiveness of the amendment and restatement of the Existing Credit Agreement pursuant to this Agreement is subject to the following conditions precedent:

(a)         This Agreement.  The Administrative Agent shall have received this Agreement, executed and delivered by a duly authorized officer of the Borrower.

(b)         Corporate Documents for each Loan Party.  The Administrative Agent shall have received a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Restatement Date and certifying (A) that attached thereto is a true and complete copy of its certificate of incorporation and by-laws (or the equivalent thereof) as in effect on the date of such certification; (B) that attached thereto is a true and complete copy of resolutions adopted by its Board of Directors (or the equivalent thereof) authorizing the borrowings and other extensions of credit hereunder and the execution, delivery and performance in accordance with their respective terms of this Agreement and any other documents required or contemplated hereunder; and (C) as to the incumbency and specimen signature of each of its officers executing this Agreement or any other document delivered by it in connection herewith (such certificate to contain a certification by another of its officers as to the incumbency and signature of the officer signing the certificate referred to in this paragraph (b)).

(c)          [Reserved].

(d)         Opinions of Counsel.  The Administrative Agent shall have received the favorable written opinions, dated as of the Restatement Date and addressed to the Administrative Agent and the Lenders, of (i) internal counsel of PHH Corporation and (ii) Skadden, Arps, Slate, Meagher & Flom LLP.

(e)          Tranche B Interest and Facility Fees.  The Borrower shall have paid to the Administrative Agent, for the account of the respective Tranche B Lenders under the Existing Credit

Agreement, all unpaid interest on the Tranche B Loans and all unpaid Facility Fees accrued under the Existing Credit Agreement, in each case to the Restatement Date.

(f)           No Material Adverse Change.  The Administrative Agent and the Lenders shall be satisfied that since December 31, 2013, there has been no event or circumstance which has had or could reasonably be expected to have a Material Adverse Effect.

(g)          Payment of Fees.  The Administrative Agent shall be satisfied that all amounts payable to the Administrative Agent and the other Lenders pursuant hereto or with regard to the transactions contemplated hereby have been or are simultaneously being paid.

(h)         Litigation.  No litigation shall be pending or, to any Loan Party’s knowledge, threatened which would be reasonably likely to have a Material Adverse Effect, or which could reasonably be expected to materially adversely affect the ability of any Loan Party to fulfill its obligations hereunder or to otherwise materially impair the interests of the Lenders.

(i)             Officer’s Certificate.  The Administrative Agent shall have received a certificate of the chief executive officer, chief financial officer or chief accounting officer of the Borrower certifying, as of the Closing Date, (i) compliance with the conditions set forth in Sections 4.1(f), 4.1(h), 4.2(b), 4.2(c) and 4.2(d) hereof, (ii) pro forma compliance with Sections 6.6, 6.7 and 6.10 hereof and (iii) that, except in connection with the Subsidiary Guarantee and the Amendment and Reaffirmation of Guarantee, none of the $300,000,000 basket amounts under Sections 4.06 and 4.08 of the 2010 Indenture have been utilized.

(j)            Amendment and Reaffirmation of Guarantee.  The Administrative Agent shall have received the Amendment and Reaffirmation of Guarantee substantially in the form of Exhibit G hereto executed by each Subsidiary Guarantor.  The Lenders hereby authorize the Administrative Agent to amend the Subsidiary Guarantee in accordance with the terms set forth in the Amendment and Reaffirmation of Guarantee.

SECTION 4.2.  Conditions Precedent to Each Loan and Letter of Credit.  The obligation of the Lenders to make each Loan and of any Issuing Lender to issue or amend a Letter of Credit, including the initial Loan hereunder, is subject to the following conditions precedent:

(a)         Notice.  The Administrative Agent shall have received a notice with respect to such Borrowing or Letter of Credit as required by Article 2 hereof.

(b)         Representations and Warranties.  The representations and warranties set forth in Article 3 and in the other Fundamental Documents shall be true and correct in all material respects (except to the extent any representations are qualified by materiality, in which case, such representations shall be true in all respects) on and as of the date of each Borrowing or the issuance of a Letter of Credit hereunder (except to the extent that such representations and warranties expressly relate to an earlier date) with the same effect as if made on and as of such date; provided that this condition shall not apply to a Borrowing which is solely refinancing outstanding Loans and which, after giving effect thereto, has not increased the aggregate amount of outstanding Loans.

(c)          No Event of Default.  On the date of each Borrowing or the issuance or amendment of a Letter of Credit hereunder, no Event of Default or Default shall have occurred and be continuing on such date or after giving effect to the Borrowing to be made on such date; provided that this condition shall not apply to a Borrowing (other than a LIBOR Borrowing) which is solely refinancing outstanding Loans and which, after giving effect thereto, has not increased the aggregate amount of outstanding Loans.

(d)   Borrowing Base Compliance.  The Borrower shall be in Borrowing Base Compliance after giving effect to the making of such Loans and the issuance or amendment of such Letters of Credit and shall deliver a certificate with supporting calculations in reasonable detail establishing such compliance.

Each Borrowing or issuance or amendment of a Letter of Credit shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing or issuance or amendment of a Letter of Credit as to the matters specified in paragraphs (b) and (c) of this Section 4.2.

5.     AFFIRMATIVE COVENANTS

For so long as the Commitments shall be in effect or any amount shall remain outstanding or unpaid under this Agreement or there shall be any outstanding L/C Exposure, the Borrower agrees that, unless the Required Lenders shall otherwise consent in writing, it will, and will cause each of its Subsidiaries to:

SECTION 5.1.                  Financial Statements, Reports, etc.

Deliver to each Lender:

(a)   As soon as is practicable, but in any event within 90 days after the end of each fiscal year of the Borrower, (i) (A) consolidated and consolidating statements of income (or operations) and consolidated and consolidating statements of cash flows and changes in stockholders’ equity of the Borrower and its Consolidated Subsidiaries for such year and the related consolidated and consolidating balance sheets as at the end of such year, or (B) the Form 10-K filed by the Borrower with the Securities and Exchange Commission (which shall contain the consolidating financial statements described in the preceding clause (A)) and (ii) if not included in such Form 10-K, an opinion of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements fairly present in all material respects the consolidated financial position and results of operations of the Borrower and its Consolidated Subsidiaries as at the end of, and for, such fiscal year and that such financial statements were prepared in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods and reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit;

(b)   As soon as is practicable, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year, either (i) the Form 10-Q filed by the Borrower with the Securities and Exchange Commission (which shall contain the consolidating financial statements described in the following clause (ii)) or (ii) the unaudited consolidated and consolidating balance sheets of the Borrower and its Consolidated Subsidiaries, as at the end of such fiscal quarter, and the related unaudited consolidated statements of income and cash flows and consolidating statements of income for such quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter and the corresponding figures as of the end of the preceding fiscal year, and for the corresponding period in the preceding fiscal year, in each case, together with a certificate (substantially in the form of Exhibit B) signed by the chief financial officer, the chief accounting officer, treasurer or a vice president responsible for financial administration of the Borrower to the effect that such financial statements, while not examined by independent public accountants, reflect, in his opinion and in the opinion of the Borrower, all adjustments necessary to present fairly in all material respects the financial position of the Borrower and its Consolidated Subsidiaries, as the case may be, as at the end of the fiscal quarter and the results of their operations for the quarter then ended in conformity with GAAP consistently applied, subject only to year-end and audit adjustments and to the absence of footnote disclosure;

(c)   Together with the delivery of the statements referred to in paragraphs (a) and (b) of this Section 5.1, a certificate of the chief financial officer, chief accounting officer or a vice president responsible for financial administration of the Borrower, substantially in the form of Exhibit B hereto (i) stating whether or not the signer has knowledge of any Default or Event of Default and, if so, specifying each such Default or Event of Default of which the signer has knowledge and the nature thereof, (ii) demonstrating in reasonable detail compliance with the provisions of Sections 6.6, 6.7, 6.10 and 6.15, (iii) setting forth in a schedule (in the form of Schedule 5.1(c) attached hereto) a description of the Mortgage Warehouse Facilities and Servicing Advance Facilities in effect on the last day of the most recently ended fiscal quarter and (iv) setting forth in reasonable detail a description of repurchased mortgage loans, repurchase requests (existing and new), indemnification requests and payments made for such quarter and year to date periods, and comparisons to comparable periods for the prior year;

(d)   As soon as practicable, but in any event within 90 days after the end of each fiscal year of the Borrower, detailed projections of the Borrower and its Consolidated Subsidiaries for the following two fiscal years;

(e)   Promptly upon any executive officer of the Borrower or any of its Subsidiaries obtaining knowledge of the occurrence of any Default or Event of Default, a certificate of the president, chief financial officer or chief accounting officer of the Borrower specifying the nature and period of existence of such Default or Event of Default and what action the Borrower has taken, is taking and proposes to take with respect thereto;

(f)    Promptly upon any executive officer of the Borrower or any of its Subsidiaries obtaining knowledge of (i) the institution of any action, suit, proceeding, investigation or arbitration by any Governmental Authority or other Person against or affecting the Borrower or any of its Subsidiaries or any of their assets, or (ii) any material development in any such action, suit, proceeding, investigation or arbitration (whether or not previously disclosed to the Lenders), which, in each case might reasonably be expected to have a Material Adverse Effect or which relates to any Fundamental Document, prompt notice thereof and such other information as may be reasonably available to it (without waiver of any applicable evidentiary privilege) to enable the Lenders to evaluate such matters;

(g)   Promptly upon any executive officer of the Borrower or any of its Subsidiaries obtaining knowledge of the failure to maintain Borrowing Base Compliance, prompt notice thereof specifying the period of such non-compliance, the extent of such non-compliance and what actions the Borrower has taken, is taking and proposes to take with respect thereto;

(h)   (i) On the Closing Date, and (ii) within ten Business Days following the end of each calendar month thereafter, other than in the case of each calendar month that is also the end of a fiscal quarter, in which case, within fifteen Business Days following the end of such calendar month (or at such other times as the Administrative Agent may reasonably request), a borrowing base certificate setting forth the Borrowing Base (in each case with supporting calculations in reasonably detail) substantially in the form of Exhibit E (each, a “Borrowing Base Certificate”), which shall be prepared as of the last Business Day of such month (or, in the case of the Borrowing Base Certificate delivered on the Closing Date, as of June 29, 2012, or if any such Borrowing Base Certificate is delivered more frequently than monthly, as of the last Business Day of the week preceding such delivery). Each such Borrowing Base Certificate shall include all such supporting information as may be reasonably requested from time to time by the Administrative Agent; and

(i)    promptly, such additional financial and other information as the Administrative Agent or any Lender may from time to time reasonably request.

Any financial statement or filing with the Securities and Exchange Commission required to be delivered under this Agreement shall be deemed to have been delivered on the date on which the Borrower notifies the Lenders it has posted such financial statement or filing on its website on the internet at www.phh.com or that such financial statement or filing is posted on the website of the Securities and Exchange Commission at www.sec.gov.

SECTION 5.2.                  Corporate Existence; Compliance with Statutes.

Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its corporate existence, rights, licenses, permits and franchises, except (other than with respect to the Borrower or any Subsidiary Guarantor), where the failure to do so, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, and comply, except where failure to comply, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, with all provisions of Applicable Law, and all applicable restrictions imposed by any Governmental Authority, and all state and provincial laws and regulations of similar import; provided that mergers, dissolutions and liquidations permitted under Section 6.3 shall be permitted.

SECTION 5.3.                  Insurance.

Maintain with good and reputable insurers insurance in such amounts and against such risks as are customarily insured against by companies in similar businesses; provided however, that (a) workmen’s compensation insurance or similar coverage may be effected with respect to its operations in any particular state or other jurisdiction through an insurance fund operated by such state or jurisdiction and (b) such insurance may contain self-insurance retention and deductible levels consistent with such insurance is usually carried by companies of established reputation and comparable size.

SECTION 5.4.                  Taxes and Charges.

Duly pay and discharge, or cause to be paid and discharged, before the same shall become delinquent, all material federal, provincial, state, local and other Taxes, assessments, levies and other governmental charges, imposed upon the Borrower or any of its Subsidiaries or their respective properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies; provided that any such Tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or its applicable Subsidiary shall have set aside on its books reserves in conformity with GAAP adequate with respect thereto; and provided, further, that the Borrower will pay all such Taxes, assessments, levies or other governmental charges forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor (unless the same is fully bonded or otherwise effectively stayed).

SECTION 5.5.                  ERISA Compliance and Reports.

Furnish to the Administrative Agent as soon as reasonably practicable following receipt thereof, copies of any documents described in (i) Sections 101(f) or 101(j) of ERISA that any Loan Party or any ERISA Affiliate may receive with respect to a Pension Plan and/or (ii) Sections 101(f), 101(k) or 101(l) of ERISA request with respect to any Multiemployer Plan; provided, that if the Borrower or any of its Subsidiaries or any of their ERISA Affiliates have not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, then, upon reasonable request of the Administrative Agent, the Borrower and/or any of its Subsidiaries and/or their ERISA Affiliates shall promptly make a request for such documents or notices from such administrator or sponsor and the

Borrower shall provide copies of such documents and notices to the Administrative Agent as soon as reasonably practical after receipt thereof.

SECTION 5.6.                  Maintenance of and Access to Books and Records; Examinations.

Maintain or cause to be maintained at all times proper books and records of its financial operations (in accordance with GAAP) and provide the Administrative Agent and each Lender and their respective representatives (in the case of a Lender, coordinated through the Administrative Agent) reasonable access upon reasonable prior notice to all such books and records and to any of their properties or assets during regular business hours (provided that unless an Event of Default has occurred and is continuing, only two such visits (by the Administrative Agent and any Lenders, collectively) shall be permitted in any fiscal year, provided that reasonable access to such books and records and to any of the Borrower’s properties or assets shall be made available to the Lenders if an Event of Default has occurred and is continuing), in order that the Administrative Agent and/or such Lenders may make such audits and examinations and make abstracts from such books, accounts and records and may discuss the affairs, finances and accounts with, and be advised as to the same by, officers and independent accountants, all as the Administrative Agent and/or such Lenders may deem appropriate, in their reasonable business judgment, for the purpose of verifying the various reports delivered pursuant to this Agreement or for otherwise ascertaining compliance with this Agreement.

SECTION 5.7.                  Maintenance of Properties.

Keep its properties which are material to its business in good repair, working order and condition consistent with companies of established reputation and comparable size.

SECTION 5.8.                  Guarantors.

With respect to any new Domestic Subsidiary created or acquired after the Closing Date (other than Excluded Subsidiaries) or any Domestic Subsidiary existing on the Closing Date which ceases to be an Excluded Subsidiary, promptly (a) cause such new Subsidiary (i) to become a party to the Subsidiary Guarantee and (ii) to deliver to the Administrative Agent a certificate of such Subsidiary in compliance with Section 4.1(b) hereof, with appropriate insertions and attachments and (b) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions concerning the matters covered by the legal opinions delivered pursuant to Section 4.1(d) above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

SECTION 5.9.                  Compliance with Anti-Corruption Laws.

Maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

6.     NEGATIVE COVENANTS

For so long as the Commitments shall be in effect or any amount shall remain outstanding or unpaid under this Agreement or there shall be any outstanding L/C Exposure, unless the Required Lenders shall otherwise consent in writing, the Borrower agrees that it will not, nor will it permit any of its Subsidiaries to, directly or indirectly:

SECTION 6.1.                  Limitation on Subsidiary Indebtedness and Borrower Indebtedness.

Incur, assume or suffer to exist any Indebtedness of any Material Subsidiary or Subsidiary Guarantor, except:

(a)   Indebtedness in existence on the Closing Date, or required to be incurred pursuant to a contractual obligation in existence on the Closing Date, which in either case (to the extent not otherwise permitted by paragraphs (b)-(p) of this Section 6.1), is listed on Schedule 6.1 hereto, but not any extensions or renewals thereof, unless effected on substantially the same terms or on terms which, in the aggregate, are not materially more adverse to the Lenders (as determined in good faith by a financial officer of the Borrower);

(b)   purchase money Indebtedness (including Capital Leases) to the extent permitted under Section 6.4(b);

(c)   Indebtedness owing by any Material Subsidiary or Subsidiary Guarantor to the Borrower or any other Subsidiary;

(d)   Indebtedness of any Material Subsidiary or Subsidiary Guarantor issued and outstanding prior to the date on which such Subsidiary became a Subsidiary of the Borrower (other than Indebtedness issued in connection with, or in anticipation of, such Subsidiary becoming a Subsidiary of the Borrower); provided that immediately prior and on a Pro Forma Basis after giving effect to such Person becoming a Subsidiary of the Borrower, no Default or Event of Default shall occur or then be continuing and the aggregate principal amount of such Indebtedness, when added to the aggregate outstanding principal amount of Indebtedness permitted by paragraphs (e) and (f) below, shall not exceed $150,000,000;

(e)   any renewal, extension or modification of Indebtedness under paragraph (d) above so long (i) as such renewal, extension or modification is effected on substantially the same terms or on terms which, in the aggregate, are not more materially adverse to the Lenders (as determined in good faith by a financial officer of the Borrower) and (ii) the principal amount of such Indebtedness is not increased other than as a result of accrued interest, fees and expenses incurred in connection with such renewal, extension or modification;

(f)    other Indebtedness of any Material Subsidiary or Subsidiary Guarantor in an aggregate principal amount which, when added to the aggregate outstanding principal amount of Indebtedness permitted by paragraphs (d) and (e) above, does not exceed $150,000,000;

(g)   Indebtedness of Special Purpose Vehicle Subsidiaries incurred to finance investments in lease agreements and vehicles by such Subsidiaries, so long as the lender (and any other party) in respect of such Indebtedness has recourse, if any, solely to the assets of such Special Purpose Vehicle Subsidiary;

(h)   Indebtedness of any Asset Securitization Subsidiary incurred solely to finance asset securitization transactions as long as (i) such Indebtedness is unsecured or is secured solely as permitted by Section 6.4(n), and (ii) the lender (and any other party) in respect of such Indebtedness has recourse (other than customary limited recourse based on misrepresentations or failure of such assets to meet customary eligibility criteria), if any, solely to the assets securitized in the applicable asset securitization transaction and, if such Asset Securitization Subsidiary is of the type described in clause (i) of the definition of “Asset Securitization Subsidiary”, the capital stock of such Asset Securitization Subsidiary;

(i)    Indebtedness (other than Indebtedness of Asset Securitization Subsidiaries incurred to finance asset securitization transactions permitted by this Agreement) consisting of the obligation to repurchase mortgages and related assets or secured by mortgages and related assets in connection with Mortgage Warehouse Facilities;

(j)    Indebtedness of PHH Home Loans, LLC incurred under the PHH Home Loans Intercompany Credit Agreement, in an aggregate principal amount not to exceed $100,000,000;

(k)   Indebtedness of any Subsidiary Guarantor incurred under the Subsidiary Guarantee;

(l)    [Reserved];

(m)  Indebtedness incurred in connection with any Servicing Advance Facility, in an aggregate principal amount not to exceed $300,000,000;

(n)   Indebtedness pursuant to any software licensing agreement that is treated as a Capital Lease for accounting purposes of the Borrower and its Consolidated Subsidiaries;

(o)   Indebtedness incurred in connection with the financing of mortgage servicing rights as long as (i) the applicable mortgage servicing rights following the incurrence of such Indebtedness are not included in the Borrowing Base, (ii) the incurrence of such Indebtedness would not violate clause (ii) of the following paragraph and (iii) the Borrower is in Borrowing Base Compliance after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof; provided that at no time during the term of this Agreement may more than $350,000,000 of the Borrower’s and its Subsidiaries’ mortgage servicing rights (valued as of the date any encumbrances in respect thereof were first created or given) be subject to encumbrances; and

(p)   any recourse, liability or obligation incurred in connection with the sale or financing of fleet vehicle leases; provided that the aggregate amount of any guarantees in connection with such recourse, liability or obligation shall not exceed $30,000,000 at any time.

Notwithstanding the foregoing, (i) the Borrower and its Material Subsidiaries and the Subsidiary Guarantors shall not incur or issue after the Closing Date any Indebtedness for borrowed money which has scheduled or mandatory principal maturities prior to the Tranche A Termination Date (other than (w) Indebtedness incurred pursuant to Sections 6.1 (b), (c), (d), (e), (g), (h), (i), (j), (k) (m), (n), (o) and (p), (x) in the case of secured Indebtedness, prepayments required from the sale of the applicable collateral, (y) any other Indebtedness requiring prepayments in connection with a change in control of the Borrower or similar event or the occurrence of a Delisting (and any such change in control or similar event shall be incorporated herein and be deemed to be included in the definition of “Change in Control”), (z) any renewals, extensions or modifications (in each case having substantially the same terms or terms which, in the aggregate are not materially more adverse to the Lenders (as determined in good faith by a financial officer of the Borrower)) of existing Indebtedness permitted pursuant to this Section 6.1) and (aa) Indebtedness incurred pursuant to revolving credit facilities in an aggregate principal amount at any time outstanding not to exceed $20,000,000, (ii) the Borrower shall not permit any Subsidiary to incur, assume or suffer to exist any Indebtedness (or Debt, as defined in the 2010 Indenture) if doing so would, when taken together with all Loans, Letters of Credit, Indebtedness (or Debt) and Liens of the Borrower and its Subsidiaries, cause any Subsidiaries to be required to give a guarantee pursuant to any “equal and ratable” clause in the 2010 Indenture or any similar provision in any future indenture of the Borrower, (iii) the Borrower will not allow any Subsidiary to guarantee any Indebtedness or other obligations issued under the 2010 Indenture or any future indenture of the Borrower, (iv) the Borrower will not amend or modify the 2010 Indenture in a manner adverse to the Lenders and (v) the Borrower will cause the aggregate principal amount of the Tranche A Loans and the aggregate drawable amount of the Letters of Credit at any time to be less than an amount equal to the excess of $300,000,000 (or such higher amount to which such basket may be increased pursuant to amendments to the 2010 Indenture) over the aggregate amount of Debt (other than Debt under this Agreement) and Liens incurred in reliance on the Sections of the 2010 Indenture referred to in Section 3.19.  For purposes of this Section 6.1, the phrase “scheduled or mandatory principal maturities” shall not include conversion of any Convertible Notes made at the election of the holders thereof into common stock of the Borrower, cash or a combination thereof.

In furtherance of clause (ii) of the preceding paragraph, the Borrower shall (x) in the certificate delivered pursuant to Section 5.1(c), deliver to the Administrative Agent written notice of the incurrence, assumption or creation by the Borrower or any of its Material Subsidiaries (as defined in this Agreement and in indentures under which Indebtedness of the Borrower is issued) of any Liens or by Material Subsidiaries (as so defined) of the Borrower of any Indebtedness (including any “Debt” or “Indebtedness” as defined in the Borrower’s existing or future indentures), in each case through the last day of the most recently ended fiscal quarter, and (y) upon request by the Administrative Agent from time to time, provide calculations in reasonable detail demonstrating that the “equal and ratable” clauses referred to in such clause (ii) have not been triggered.

SECTION 6.2.                  Limitation on Transactions with Affiliates.

Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate (other than the Borrower or a wholly-owned Subsidiary of the Borrower) unless such transaction is (a) otherwise permitted under this Agreement and (b) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate.

SECTION 6.3.                  Consolidation, Merger, Sale of Assets.

(a)   Neither the Borrower nor any of its Material Subsidiaries (in one transaction or series of transactions) will wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation, except any merger, consolidation, dissolution or liquidation (i) in which the Borrower is the surviving entity or if the Borrower is not a party to such transaction then a Subsidiary is the surviving entity, (ii) with respect to Material Subsidiaries, in which the surviving entity becomes a Material Subsidiary of the Borrower immediately upon the effectiveness of such merger, consolidation, dissolution or liquidation or (iii) in connection with a transaction permitted by Section 6.3(b); provided that immediately prior to and on a Pro Forma Basis after giving effect to such transaction no Default or Event of Default has occurred or is continuing.  In addition, an Asset Securitization Subsidiary may wind-up, liquidate or dissolve provided that immediately prior to and on a Pro Forma Basis after giving effect to such transaction no Default or Event of Default has occurred and is continuing.  For the avoidance of doubt the Borrower may not enter into a transaction of merger or consolidation unless the Borrower is the surviving entity.

(b)   Sell or otherwise dispose of all or substantially all of the assets of the Borrower and its Subsidiaries, taken as a whole; provided that it is understood for purposes of clarity that this Section 6.3(b) shall not prohibit or limit in any respect transactions in the ordinary course of business of the Borrower or any of its Subsidiaries (including but not limited to asset securitization transactions or similar transactions entered into in the ordinary course of business).

(c)   Except as provided in Section 6.3(d), sell or otherwise dispose of any business unit of PHH Mortgage Corporation and its Subsidiaries, PHH Vehicle Management Services Group LLC and its Subsidiaries, PHH Broker Partner Corporation and its Subsidiaries or PHH Home Loans, LLC and its

Subsidiaries; provided that any such sale or disposition shall be permitted so long as the nature of the business conducted by the Borrower and its Subsidiaries, taken as a whole, on the Closing Date will not change.

(d)   For the avoidance of doubt, the Borrower and its Subsidiaries may sell equity ownership interests in PHH Home Loans, LLC pursuant to contractual agreements existing on the Closing Date.

(e)   Notwithstanding the foregoing, the Borrower and its Subsidiaries may not make a Material Disposition.

SECTION 6.4.                  Limitations on Liens.

Suffer any Lien on the property of the Borrower or any of the Material Subsidiaries or Subsidiary Guarantor, except:

(a)   deposits under worker’s compensation, unemployment insurance and social security laws or to secure statutory obligations or surety or appeal bonds or performance or other similar bonds in the ordinary course of business, or statutory Liens of landlords, carriers, warehousemen, mechanics and materialmen and other similar Liens, in respect of liabilities which are not yet due or which are being contested in good faith, Liens for Taxes not yet due and payable, and Liens for Taxes due and payable, the validity or amount of which is currently being contested in good faith by appropriate proceedings (provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its applicable Material Subsidiary in conformity with GAAP) and as to which foreclosure and other enforcement proceedings shall not have been commenced (unless fully bonded or otherwise effectively stayed);

(b)   purchase money Liens granted to the vendor or Person financing the acquisition of property, plant or equipment if (i) limited to the specific assets acquired and, in the case of tangible assets, other property which is an improvement to or is acquired for specific use in connection with such acquired property or which is real property being improved by such acquired property; (ii) the debt secured by such Lien is the unpaid balance of the acquisition cost of the specific assets on which the Lien is granted; and (iii) such transaction does not otherwise violate this Agreement;

(c)   Liens upon real and/or personal property, which property was acquired after the Closing Date (by purchase, construction or otherwise) by the Borrower or any of its Material Subsidiaries, each of which Liens existed on such property before the time of its acquisition and was not created in anticipation thereof; provided that no such Lien shall extend to or cover any property of the Borrower or such Material Subsidiary other than the respective property so acquired and improvements thereon;

(d)   Liens arising out of attachments, judgments or awards as to which an appeal or other appropriate proceedings for contest or review are promptly commenced (and as to which foreclosure and other enforcement proceedings (i) shall not have been commenced (unless fully bonded or otherwise effectively stayed) or (ii) in any event shall be promptly fully bonded or otherwise effectively stayed);

(e)   Liens created under any Fundamental Document as contemplated by this Agreement;

(f)    Liens securing Indebtedness of any Material Subsidiary or Subsidiary Guarantor to the Borrower;

(g)   Liens covering only the property or assets of any Special Purpose Vehicle Subsidiary and securing only such Indebtedness of such Special Purpose Vehicle Subsidiary as is permitted under Section 6.1(g) hereof;

(h)   other Liens incidental to the conduct of its business or the ownership of its property and other assets, which do not secure any Indebtedness and did not otherwise arise in connection with the borrowing of money or the obtaining of advances or credit and which do not, in the aggregate, materially detract from the value of its property or other assets or materially impair the use thereof in the operation of its business;

(i)    to the extent not otherwise permitted by this Section 6.4, Liens existing on the Closing Date listed on Schedule 6.4 hereto and any extensions or renewals thereof;

(j)    Liens securing indebtedness in respect of one or more asset securitization transactions, which indebtedness is not reported on a consolidated balance sheet of the Borrower and its Subsidiaries, covering only the assets securitized in the asset securitization transaction financed by such indebtedness and the capital stock of any special purpose vehicle the sole purpose of which is to effectuate such asset securitization transaction;

(k)   other Liens securing obligations having an aggregate principal amount not to exceed $100,000,000;

(l)    Liens securing Indebtedness permitted by Section 6.1(j);

(m)  Liens on cash of Atrium Insurance Corporation and its successors and assigns in connection with its reinsurance business;

(n)   Liens securing Indebtedness and related obligations of an Asset Securitization Subsidiary in respect of one or more asset securitization transactions, which Indebtedness is reported on a consolidated balance sheet of the Borrower and its Subsidiaries, covering only the assets securitized in the asset securitization transaction financed by such Indebtedness and, if an Asset Securitization Subsidiary is of the type described in clause (i) of the definition of “Asset Securitization Subsidiary”, the capital stock of such Asset Securitization Subsidiary;

(o)   Liens on mortgages and related assets securing obligations to the extent such obligations are permitted by Sections 6.1(i) and 6.1(m);

(p)   Liens in connection with Indebtedness permitted under Section 6.1(n);

(q)   Liens securing judgments for the payment of money not constituting an Event of Default under Section 7(i), provided that enforcement of such Lien has been stayed;

(r)    Liens created as a result of a sale and leaseback transaction permitted by Section 6.5;

(s)    Liens in connection with cash or Cash Equivalents posted as collateral for Interest Rate Protection Agreements, mortgage repurchases, letters of credit, surety bonds and certain operating leases;

(t)    Liens securing cash management obligations of the Borrower and its Subsidiaries; and

(u)   Liens on mortgage servicing rights and proceeds thereof securing Indebtedness (and related obligations) permitted by Section 6.1(o).

Notwithstanding the foregoing, the Borrower shall not, and shall not permit any Material Subsidiary (as defined in the last paragraph of Section 6.1) or any Subsidiary Guarantor to, incur, assume or suffer to exist any Liens if doing so would, when taken together with all Loans, Letters of Credit, Indebtedness and Liens of the Subsidiaries, cause any Subsidiaries to be required to give a guarantee pursuant to any “equal and ratable” clause in the 2010 Indenture or any similar provision in any future indenture of the Borrower.

SECTION 6.5.                  Sale and Leaseback.

Enter into any arrangement with any Person or Persons, whereby in contemporaneous transactions the Borrower or any of its Subsidiaries sells essentially all of its right, title and interest in a material asset and the Borrower or any of its Subsidiaries acquires or leases back the right to use such property except that the Borrower or any of its Subsidiaries may enter into sale-leaseback transactions relating to assets not in excess of $100,000,000 in the aggregate on a cumulative basis, and except (a) any FLRT Transaction; and (b) without limiting the foregoing clause (a), any sale-leaseback transaction entered into in connection with an asset securitization transaction the indebtedness or Indebtedness relating to which is permitted to be secured pursuant to Section 6.4(k) or 6.4(n).

SECTION 6.6.                  Consolidated Net Worth.

Permit Consolidated Net Worth on the last day of any fiscal quarter ended after the Closing Date to be less than $1,000,000,000.

SECTION 6.7.                  Ratio of Indebtedness To Tangible Net Worth.

Permit, at any time, the ratio of Indebtedness (less the balance in the 2014 Convertible Notes Escrow Account at such time) of the Borrower and its Subsidiaries to Tangible Net Worth to exceed 5.75 to 1.00.

SECTION 6.8.                  Accounting Practices.

Establish a fiscal year ending on a date other than December 31, or modify or change accounting treatments or reporting practices except as otherwise required or permitted by GAAP.

SECTION 6.9.                  Restrictions Affecting Subsidiaries.

Enter into, or suffer to exist, any Contractual Obligation with any Person, which prohibits or limits the ability of any Material Subsidiary or any Subsidiary Guarantor (other than Special Purpose Vehicle Subsidiaries and Asset Securitization Subsidiaries) to (a) pay dividends or make other distributions or pay any Indebtedness owed to the Borrower or any other Subsidiary, (b) make loans or advances to the Borrower or any other Subsidiary or (c) transfer any of its properties or assets to the Borrower or any other Subsidiary; provided, however, that this Section 6.9 shall not apply to (A) any restrictions applicable to PHH Home Loans, LLC, pursuant to the PHH Home Loans Mortgage Warehouse Facilities, (B) any restrictions imposed by Applicable Law, including, without limitation, any Applicable Law restricting payment of dividends or other distributions by Atrium Insurance Corporation and its successors and assigns, (C) (i) any restrictions imposed by the Specified Senior Notes or (ii) any Indebtedness that refinances or replaces such notes or any future indenture pursuant to which Indebtedness of the Borrower is issued, in each case, which, in the aggregate, is not materially more restrictive than the terms of the Specified Senior Notes or the 2016 Notes, in each case as in effect on the Closing Date (as determined in good faith by a financial officer of the Borrower), (D) any restriction with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, to the extent permitted under this Agreement, (E) any agreement governing any purchase money Liens or Capital Lease otherwise permitted hereby if the applicable restriction applies only to the assets subject to such Liens or Capital Lease, (F) any agreement in effect at the time such Subsidiary becomes a Subsidiary of the Borrower, so long as such agreement was not entered into in contemplation of such Person becoming a Subsidiary and applies only to such Subsidiary and its property, (G) any instrument assumed in connection with any Acquisition permitted under Section 6.13, which restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired,(H)  Contractual Obligations relating to secured Indebtedness permitted pursuant to Section 6.1 (including financing through repurchase agreements) to the extent that such restrictions apply only to the property or assets securing such Indebtedness (or assets subject to such repurchase agreement refinancing) or (I) any restrictions imposed under any agreement containing a recourse obligation permitted under Section 6.1(p) of this Agreement to the extent such restrictions apply only to the asset subject to the applicable financing.

SECTION 6.10.           Maintenance of Available Borrowing Capacity and Third Party Fleet Financing Capacity.

(a)   Fail to maintain aggregate Available Borrowing Capacity of at least $1,000,000,000 at all times.

(b)   Fail to maintain committed third party fleet vehicle lease financing capacity, including capacity under the FLRT Transactions and under financing arrangements involving Chesapeake Funding LLC (so long as Chesapeake Funding LLC continues to conduct financing on substantially the same terms, in the scope and manner as conducted on the Closing Date) of at least $750,000,000 at all times (including available and utilized capacity (whether or not any such utilized capacity is amortizing)).

SECTION 6.11.           Limitation on Negative Pledge Clauses.

Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of the Borrower or any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure the Obligations, other than:

(a)   this Agreement and the other Fundamental Documents;

(b)   any agreements governing any purchase money Liens or Capital Lease otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby);

(c)   pursuant to customary restrictions and conditions contained in any agreement related to the sale of any property permitted under this Agreement, pending the consummation of such sale, provided that such prohibition or limitation shall only be effective against the assets to be sold;

(d)   leases, licenses and other agreements entered into in the ordinary course of business (other than in connection with or to secure Indebtedness);

(e)   customary non-assignment provisions in contracts;

(f)    restrictions in connection with any Lien permitted under Section 6.4 hereto or any document or instrument governing any such Lien as long as such restrictions apply only to the assets subject to such Liens;

(g)   restrictions pursuant to any existing indenture (as in effect on the Closing Date) under which the Borrower issues Indebtedness or future indenture pursuant to which Indebtedness of the Borrower is issued (so long as the restrictions in any future indenture are not materially more restrictive than the terms contained in Section 6.4 of this Agreement, taken as a whole (excluding Section 6.4(e), but only to the extent such restrictions allow the Obligations to be secured if the securities issued under such indenture are equally and ratably secured therewith), as determined in good faith and certified in writing to the Lenders by the chief financial officer or chief executive officer of the Borrower; provided that, for the avoidance of doubt, to the extent the restrictions in any future indenture for a pari passu obligation limits the use of any carve outs or “baskets” similar to those contained in Section 6.4 of this Agreement (including limitations related to the utilization of such carve outs or “baskets” by other covenants in the indenture), such terms shall not be deemed to be materially more restrictive than the terms contained in Section 6.4 of this Agreement);

(h)   restrictions pursuant to agreements whereby the aggregate value of the assets subject to such prohibition or limitation shall not exceed $25,000,000;

(i)    the Canadian Credit Facility, so long as such prohibition or limitation is only applicable to Canadian Subsidiaries of the Borrower; and

(j)    restrictions imposed by guidelines of Government-Sponsored Enterprises.

SECTION 6.12.           Limitation on Certain Payments and Restricted Payments.

(a)   Prepay or redeem Indebtedness of any Material Subsidiary, the Borrower, or Subsidiary Guarantor, except:

(i)            the 2014 Convertible Notes;

(ii)           [Reserved];

(iii)          the Canadian Credit Facility;

(iv)          the 2016 Notes or the 2017 Convertible Notes; provided that after giving effect to any prepayment or redemption of the 2016 Notes or the 2017 Convertible Notes, as applicable (A) no Default or Event of Default shall have occurred and be continuing, (B) no Loans and no amounts shall be drawn on Letters of Credit are outstanding; (C) the Specified Senior Notes have been repaid or redeemed in full, (D) the aggregate outstanding principal amount of the 2014 Convertible Notes less the balance in the 2014 Convertible Notes Escrow Account is no more than $100,000,000; and (E) the aggregate amount of unrestricted and unencumbered cash and Cash Equivalents of the Borrower and the Subsidiary Guarantors would be at least $150,000,000;

(v)           any mandatory payments (including any scheduled payment) and conversions with respect to the Convertible Notes (including the 2017 Convertible Notes) or any future indenture requiring prepayments in connection with a change in control of the Borrower or similar event or the occurrence of a Delisting; and

(vi)          Indebtedness incurred pursuant to Sections 6.1(a), (b), (c), (d), (e), (g), (h), (i), (j), (k), (m), (n), (o) and (p) (including Indebtedness referred to in subclause (aa) of clause (i) of the paragraph immediately following Section 6.1(p)) and this Agreement.

(b)   In the case of the Borrower, declare or pay any dividend (other than dividends payable solely in common stock of the Borrower) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of the Borrower, or make any other distribution in respect thereof, whether in cash, property or other consideration (the actions described in clause (b), collectively, “Restricted Payments”); provided the following shall be permitted:

(i)            the making of a Restricted Payment out of the proceeds of a substantially concurrent issuance and sale for cash (other than to a Subsidiary) of the Borrower’s Capital Stock (other than Disqualified Stock);

(ii)           if after giving effect thereto no Default or Event of Default shall have occurred and be continuing, the making of a Restricted Payment by the Borrower in its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock;

(iii)          cashless repurchases of Capital Stock deemed to occur upon exercise of stock options, warrants or other securities if such Capital Stock represents a portion of the exercise price of such options or warrants;

(iv)          the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants upon the conversion or exchange of Capital Stock of any such Person in an aggregate amount not to exceed $10,000,000; and

(v)           the purchase by the Borrower of fractional shares arising out of stock dividends, splits or combinations or business combinations or other similar transactions in an aggregate amount not to exceed $10,000,000.

For the avoidance of doubt, neither the entering into by the Borrower nor the performance by the Borrower of its obligations thereunder of a customary call spread, capped call or similar heading arrangement with respect to any Convertible Notes shall constitute a Restricted Payment.

(c)   Notwithstanding the limitations set forth in clauses (a) and (b) above, the Borrower may prepay or redeem Indebtedness for borrowed money and make Restricted Payments otherwise prohibited by clauses (a) and (b) if after giving effect thereto (i) (w) no Default or Event of Default shall have occurred and be continuing, (x) no Loans and no more than $35,000,000 of Letters of Credit are outstanding; (y) the 2014 Convertible Notes have been repaid, prefunded, extended or refinanced (to a date later than November 2, 2015 in the case of any such extension or refinancing); and (z) the aggregate amount of unrestricted and unencumbered cash and Cash Equivalents of the Borrower and its Subsidiaries would be at least $50,000,000 or (ii) the Borrower has corporate ratings equal to or better than at least two of the following: Baa3 from Moody’s, BBB- from S&P and BBB- from Fitch (in each case with a stable or positive outlook).

(d)   Notwithstanding the foregoing the Borrower and its Subsidiaries will be permitted to extend the final maturity date of Indebtedness for borrowed money and refinance any such Indebtedness (including related interest and premiums) with Indebtedness having terms not materially more restrictive, in the aggregate, than the terms in such Indebtedness being refinanced (as determined in good faith by a financial officer of the Borrower) (or, in the case of Convertible Notes, terms then customary for convertible notes) and scheduled maturity dates later than November 2, 2015.

SECTION 6.13.           Acquisitions.

Make any acquisition of any Person or of any line of business or business unit of any Person other than those set forth on Schedule 6.13 hereto (all of the foregoing, “Acquisitions”); provided that the Borrower and its Subsidiaries may make Acquisitions to the extent (a) the Borrower and its Subsidiaries are in compliance on a Pro Forma Basis with Article 6 hereof, (b) no Default or Event of Default has occurred and is continuing or will result from such Acquisition and (c) there are no Loans outstanding under this Agreement after giving effect to such Acquisition.

SECTION 6.14.           Line of Business.

Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries, taken as a whole, are engaged on the date of this Agreement or that are reasonably related, incidental, ancillary or complementary thereto.

SECTION 6.15.           [Reserved].

SECTION 6.16.           2014 Convertible Notes Escrow Account.

Until the 2014 Convertible Notes have been paid in full, utilize any amounts in the 2014 Convertible Notes Escrow Account other than to pay, redeem or purchase the 2014 Convertible Notes and pay related interest and premiums.

SECTION 6.17.           Use of Proceeds.

Use, and the respective directors, officers, employees and agents of the Borrower and its Subsidiaries shall not use, directly or indirectly, the proceeds of any Loan or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

7.     EVENTS OF DEFAULT

In the case of the happening and during the continuance of any of the following events (herein called “Events of Default”):

(a)   any representation or warranty made or deemed made by any Loan Party in this Agreement or any other Fundamental Document or in connection with this Agreement or the Borrowings (or other extensions of credit) hereunder, or any statement or representation made in any report, financial statement, certificate or other document furnished by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent or any Lender under or in connection with this Agreement, shall prove to have been false or misleading in any material respect when made, deemed made or delivered;

(b)   default shall be made in the payment of any principal of (or Letter of Credit reimbursement obligations) or interest on any Loan or of any fees or other amounts payable by any Loan Party under any Fundamental Document, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise, and in the case of payments of interest, such default shall continue unremedied for five Business Days, and in the case of payments other than of any principal amount of or interest on any Loan, such default shall continue unremedied for five Business Days after receipt by the Borrower of an invoice therefor;

(c)   default shall be made in the due observance or performance of any covenant, condition or agreement contained in Section 2.14(c), Section 5.1(e) (with respect to notice of any Default or Event of Default), Section 5.1(g) or Article 6;

(d)   default shall be made by any Loan Party in the due observance or performance of any other covenant, condition or agreement to be observed or performed pursuant to the terms of this Agreement or any other Fundamental Document and such default shall continue unremedied for thirty (30) days after the Borrower obtains knowledge of such occurrence;

(e)   (i) default in payment shall be made with respect to any Indebtedness or Interest Rate Protection Agreements of the Borrower or any of its Subsidiaries (other than Securitization Indebtedness) where the amount or amounts of such Indebtedness and payment obligations of the Borrower and its Subsidiaries with respect to Interest Rate Protection Agreements exceeds $50,000,000 (or its equivalent thereof in any other currency) in the aggregate; or (ii) default shall be made with respect to the observance or performance of any other agreement or condition with respect to any Indebtedness or Interest Rate Protection Agreements of the Borrower or any of its Subsidiaries (other than Securitization Indebtedness) where the amount or amounts of such Indebtedness and the amount payable by the Borrower and its Subsidiaries upon termination of such Interest Rate Protection Agreements (whether or not such Interest Rate Protection Agreements are terminated) exceeds $50,000,000 (or its equivalent thereof in any other currency) in the aggregate, if the effect of such default is to result in, or permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause (with the giving of notice if required), the acceleration of the maturity of such Indebtedness or an Early Termination Date (as defined in such Interest Rate Protection Agreement) or similar event for such Interest Rate Protection Agreement resulting from such default if the Borrower or any of its Subsidiaries is the Defaulting Party (as defined in such Interest Rate Protection Agreement, including any similar term) or the sole Affected Party (as so defined, including any similar term); provided, further, that clause (ii) shall not apply to any Indebtedness or Interest Rate Protection Agreement of any Subsidiary issued and outstanding prior to the date such Subsidiary became a Subsidiary of the Borrower (other than Indebtedness or Interest Rate Protection Agreement issued in connection with, or in anticipation of, such Subsidiary becoming a Subsidiary of the Borrower) if such default or circumstance arises solely as a result of a “change in control” provision applicable to such Indebtedness or Interest Rate Protection Agreement which becomes operative as a result of the acquisition of such Subsidiary by the Borrower or any of its Subsidiaries;

(f)    the Borrower or any of its Material Subsidiaries or any Subsidiary Guarantor shall generally not pay its debts as they become due or shall admit in writing its inability to pay its debts, or shall make a general assignment for the benefit of creditors; or the Borrower or any of its Material Subsidiaries or any Subsidiary Guarantor shall commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property or shall file an answer or other pleading in any such case, proceeding or other action admitting the material allegations of any petition, complaint or similar pleading filed against it or consenting to the relief sought therein; or the Borrower or any Material Subsidiary or any Subsidiary Guarantor thereof shall take any action to authorize any of the foregoing;

(g)   any involuntary case, proceeding or other action against the Borrower or any of its Material Subsidiaries or any Subsidiary Guarantor shall be commenced seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (i) results in the entry of any order for relief against it or (ii) shall remain undismissed for a period of sixty (60) days;

(h)   the occurrence of a Change in Control;

(i)    final judgment(s) for the payment of money in excess of $50,000,000 (or its equivalent thereof in any other currency) shall be rendered against the Borrower or any of its Material Subsidiaries or Subsidiary Guarantors which within thirty (30) days from the entry of such judgment shall not have been discharged, stayed pending appeal or otherwise satisfied, or which shall not have been discharged or otherwise satisfied within thirty (30) days from the entry of a final order of affirmance on appeal;

(j)    an ERISA Event shall have occurred that, when taken together with all other ERISA Events for which liability is reasonably likely to occur, would reasonably be expected to result in a Material Adverse Effect;

(k)   the Borrower or any of its Subsidiaries shall hold “plan assets” within the meaning of 29 C.F.R. § 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code) which is subject to Section 4975 of the Code; or

(l)    the Subsidiary Guarantee shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert.

then, in every such event and at any time thereafter during the continuance of such event, the Administrative Agent may or, if directed by the Required Lenders, shall take either or both of the following actions, at the same or different times: terminate forthwith the Commitments and/or declare the principal of and the interest on the Loans and all other amounts payable hereunder or thereunder to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without presentment, demand, protest, notice of acceleration, notice of intent to accelerate or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement to the contrary notwithstanding.  If an Event of Default specified in paragraph (f) or (g) above shall have occurred, the principal of and interest on the Loans and all other amounts payable hereunder or thereunder shall thereupon and concurrently become due and payable without presentment, demand, protest, notice of acceleration, notice of intent to accelerate or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement to the contrary notwithstanding and the Commitments of the Lenders shall thereupon forthwith terminate.

8.     THE ADMINISTRATIVE AGENT AND EACH ISSUING LENDER

SECTION 8.1.                  Administration by Administrative Agent.

The general administration of the Fundamental Documents and any other documents contemplated by this Agreement shall be by the Administrative Agent or its designees as provided for herein.  Each of the Lenders hereby appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Fundamental Documents and irrevocably authorizes the Administrative Agent, at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Fundamental Documents and any other documents contemplated by this Agreement as are delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto.  The Administrative Agent shall have no duties or responsibilities except as expressly set forth in the Fundamental Documents and shall have no fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Fundamental Document or otherwise exist against the Administrative Agent. The Administrative Agent may execute any of its duties under this Agreement and the other Fundamental Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

SECTION 8.2.                  Advances and Payments.

(a)   On the date of each Loan, the Administrative Agent shall be authorized (but not obligated) to advance, for the account of each of the applicable Lenders, the amount of the Loan to be made by it in accordance with this Agreement.  Each of the Lenders hereby authorizes and requests the Administrative Agent to advance for its account, pursuant to the terms hereof, the amount of the Loan to be made by it, unless with respect to any Lender, such Lender has theretofore specifically notified the Administrative Agent that such Lender does not intend to fund that particular Loan.  Each of the Lenders agrees forthwith to reimburse the Administrative Agent in immediately available funds for the amount so advanced on its behalf by the Administrative Agent pursuant to the immediately preceding sentence.  If any such reimbursement is not made in immediately available funds on the same day on which the Administrative Agent shall have made any such amount available on behalf of any Lender in accordance with this Section 8.2, such Lender shall pay interest to the Administrative Agent at a rate per annum equal to the Administrative Agent’s cost of obtaining overnight funds in the New York Federal Funds Market (or such other equivalent source of funds, as determined by the Administrative Agent, in respect of Loans denominated in a currency other than Dollars) for the period until such Lender makes such amount immediately available to the Administrative Agent.  Notwithstanding the preceding sentence, if such reimbursement is not made by the second Business Day following the day on which the Administrative Agent shall have made any such amount available on behalf of any Lender or such Lender has indicated that it does not intend to reimburse the Administrative Agent, the Borrower shall immediately pay such unreimbursed advance amount (plus any accrued, but unpaid interest at the rate per annum equal to the interest rate applicable to such Loan) to the Administrative Agent.

(b)   Any amounts received by the Administrative Agent in connection with this Agreement or the Loans the application of which is not otherwise provided for shall be applied, in accordance with each of the Lenders’ pro rata interest therein, first, to pay costs, expense and other amounts owed to the Administrative Agent in its capacity as such, second, to pay accrued but unpaid Facility Fees, third, to pay accrued but unpaid interest on the Loans, fourth, to pay the principal balance outstanding on the Loans and fifth, to pay other amounts payable to the Administrative Agent and/or the Lenders.  All amounts to be paid to any of the Lenders by the Administrative Agent shall be credited to the applicable Lenders, after collection by the Administrative Agent, in immediately available funds either by wire transfer or deposit in such Lender’s correspondent account with the Administrative Agent, or as such Lender and the Administrative Agent shall from time to time agree.

SECTION 8.3.                  Sharing of Setoffs and Cash Collateral.

Except to the extent this Agreement or a court order expressly provides for payments to be allocated to a particular Lender or Lenders, each of the Lenders agrees that if it shall, through the operation of Section 2.20, Section 2.24(h) or Section 2.24(i) or the exercise of a right of banker’s lien, setoff or counterclaim against the Borrower, including, but not limited to, a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim and received by such Lender under any applicable bankruptcy, insolvency or other similar law, or otherwise obtain payment in respect of its Loans or participations in Letters of Credit as a result of which the unpaid portion of its Loans or L/C Exposure is proportionately less than the unpaid portion of any of the other Lenders (any such Lender, a “Benefitted Lender”) (a) it shall promptly purchase at par (and shall be deemed to have thereupon purchased) from such other Lenders a participation in the Loans or L/C Exposure of such other Lenders, so that the aggregate unpaid principal amount of each of the Lenders’ Loans and L/C Exposure and its participation in Loans and L/C Exposure of the other Lenders shall be in the same proportion to the aggregate unpaid principal amount of all Loans and L/C Exposure then outstanding as the principal amount of its Loans and L/C Exposure prior to the obtaining of such payment was to the principal amount of all Loans and L/C Exposure outstanding prior to the obtaining of such payment and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that the Lenders share such payment pro rata in a manner contemplated by this Agreement; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

SECTION 8.4.                  Notice to the Lenders; Notice of Default.

The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”.  In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders.  The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

SECTION 8.5.                  Liability of the Administrative Agent.

(a)   Neither the Administrative Agent nor any of its officers, directors, employees, agents, advisors, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under, or in connection with, this Agreement or any other Fundamental Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any other Loan Party or any officer thereof contained in this Agreement or any other Fundamental Document or in any certificate, report, statement or other document referred to or provided for in, or received by, the Administrative Agent under, or in connection with, this Agreement or any other Fundamental Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Fundamental Document for any failure of the Borrower or any other Loan Party to perform its obligations hereunder or thereunder.  The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this

Agreement or any other Fundamental Document, or to inspect the properties, books or records of the Borrower or any other Loan Party.

(b)   The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy or email message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Loan Parties), independent accountants, and other experts selected by the Administrative Agent.  The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Fundamental Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action .  The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Fundamental Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

SECTION 8.6.                  Reimbursement and Indemnification.

Each of the Lenders severally and not jointly agrees (i) to reimburse the Administrative Agent and its officers, directors, employees, agents, advisors, attorneys-in-fact or affiliates, in the amount of its Aggregate Exposure Percentage in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), for any reasonable and invoiced out-of-pocket expenses and fees incurred in connection with the Fundamental Documents, including, without limitation, reasonable and invoiced out-of-pocket counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, and any other reasonable expense incurred in connection with the administration or enforcement thereof not reimbursed by the Borrower or one of its Subsidiaries; and (ii) to indemnify and hold harmless the Administrative Agent and the Joint Lead Arrangers and any of their respective officers, directors, employees, agents, advisors, attorneys-in-fact or affiliates, on demand, in the amount of its proportionate share (based on its Aggregate Exposure Percentage on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date)), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of the Fundamental Documents or any action taken or omitted by it or any of them under the Fundamental Documents to the extent not reimbursed by the Borrower or one of its Subsidiaries (except such as shall result from the gross negligence or willful misconduct of the Person seeking indemnification as found by a final and nonappealable decision of a court of competent jurisdiction).

SECTION 8.7.                  Agents in Its Individual Capacity.

Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent.  With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other

Fundamental Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

SECTION 8.8.                  Independent Investigation by Lenders.

Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, advisors, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower or its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender.  Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement.  Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Fundamental Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries.  Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower and its Subsidiaries that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, advisors, attorneys-in-fact or affiliates.

SECTION 8.9.                  Notice of Transfer.

The Administrative Agent and the Issuing Lenders may deem and treat any Lender which is a party to this Agreement as the owner of such Lender’s respective portions of the Loans and Letter of Credit reimbursement rights for all purposes, unless and until a written notice of the assignment or transfer thereof executed by any such Lender shall have been received by the Administrative Agent and become effective pursuant to Section 10.3.

SECTION 8.10.           Successor Administrative Agent.

The Administrative Agent may resign as Administrative Agent upon 10 days’ notice to the Lenders and the Borrower.  If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Fundamental Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 7(b), Section 7(f) or Section 7(g) shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans.  If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.  After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Section 8 and of Section 10.4 shall continue to inure to its benefit.

SECTION 8.11.           Resignation of an Issuing Lender; Duties of Issuing Lender.

(a)   Any Issuing Lender may resign at any time by giving written notice thereof to the Lenders and the Borrower.  Upon any such resignation, such Issuing Lender shall be discharged from any duties and obligations under this Agreement in its capacity as an Issuing Lender with regard to Letters of Credit not yet issued.  After any retiring Issuing Lender’s resignation hereunder as an Issuing Lender, the provisions of this Agreement shall continue to inure to its benefit as to any outstanding Letters of Credit or otherwise with regard to outstanding L/C Exposure and any actions taken or omitted to be taken by it while it was a Issuing Lender under this Agreement.

(b)   The Issuing Lender in its capacity as such, shall be entitled to the same rights and standards of care as set forth for the Administrative Agent within Section 9, unless otherwise provided for in this Agreement.

SECTION 8.12.           Syndication Agents and Documentation Agent.

The Syndication Agents and Documentation Agent shall not have any duties or responsibility hereunder in their capacity as such.

9.     [RESERVED]

10.  MISCELLANEOUS

SECTION 10.1.           Notices.

(a)   Notices and other communications provided for herein shall be in writing and shall be delivered or mailed addressed, (i) if to the Administrative Agent or JPMorgan Chase Bank, N.A. to it at 1111 Fannin, 10th floor, Houston, Texas 77002 (Telephone: (713) 750-2513; Telecopy: (713) 750-2223), Attention: Angelica Castillo, with a copy to Richard Poworoznek, at 383 Madison Avenue, 23rd floor, New York, New York 10179 (Telephone: (212) 270-3894; Telecopy: (212) 270-2642), (ii) if to the Borrower, to it at 3000 Leadenhall Road, Mount Laurel, New Jersey 08054, Attention:  Assistant Treasurer, with a copy to the General Counsel, or (iii) if to a Lender, to it at its address set forth on Schedule 1.1A (or in its Assignment and Assumption or other agreement pursuant to which it became a Lender hereunder), or such other address as such party may from time to time designate by giving written notice to the Borrower, the Administrative Agent and the Issuing Lender.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the third Business Day after the date when sent by registered or certified mail, postage prepaid, return receipt requested, if by mail, or when received, if by telecopy (or other customary electronic transmission), in each case addressed to such party as provided in this Section 10.1 or in accordance with the latest unrevoked written direction from such party; provided that all such notices and other communication given by telecopy (or other customary electronic transmission) shall be deemed received on such Business Day if received during normal business hours of the recipient.  Information required to be delivered hereunder may also be delivered by electronic communication to the extent provided in Section 10.1(b).

(b)   Notices and other communication to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent;

provided that the foregoing shall not apply to notices pursuant to Article 2 unless otherwise agreed by the Administrative Agent and the applicable Lender.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

SECTION 10.2.    Survival of Agreement, Representations and Warranties, etc.

All warranties, representations and covenants made by any Loan Party herein or in any other Fundamental Document or in any certificate or other instrument delivered by it or on its behalf in connection with this Agreement shall be considered to have been relied upon by the Administrative Agent and the Lenders and shall survive the making of the Loans and the issuance of Letters of Credit herein contemplated regardless of any investigation made by the Administrative Agent or the Lenders or on their behalf and shall continue in full force and effect so long as any amount due or to become due hereunder is outstanding and unpaid and so long as the Commitments have not been terminated.  All statements in any such certificate or other instrument shall constitute representations and warranties by the Loan Party making any such statement hereunder or thereunder.

SECTION 10.3.    Successors and Assigns; Syndications; Loan Sales; Participations.

(a)         Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party (provided that the Borrower may not assign its rights or obligations hereunder without the prior written consent of all the Lenders), and all covenants, promises and agreements by, or on behalf of, the Borrower and any other Loan Party which are contained in this Agreement or any other Fundamental Document shall inure to the benefit of the successors and assigns of the Lenders.

(b)         Each of the Lenders may (but only with the prior written consent of the Administrative Agent, the Issuing Lenders and the Borrower, which consents shall not be unreasonably withheld or delayed) assign to one or more banks or other financial institutions all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments and the same portion of the applicable Loans at the time owing to it and the interests in applicable Letters of Credit held by it) provided that (i) each assignment shall be of a constant, and not a varying, percentage of the assigning Lender’s rights and obligations under the Commitment being assigned, (ii) the amount of the Commitments of the assigning Lender subject to each such assignment shall be in a minimum amount of $5,000,000 unless such assignment is an assignment of all of the assigning Lender’s rights and obligations under this Agreement or unless otherwise agreed by the Borrower and the Administrative Agent, (iii) [Reserved], (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Assumption and a processing and recordation fee of $3,500 and (v) the consent of the Borrower shall not be required if the assignee is a Lender or an affiliate of a Lender or during the continuation of an Event of Default (and shall be deemed given if the Borrower has not delivered to the Administrative Agent a written objection to the applicable assignment within 10 Business Days after delivery of notice of such proposed assignment to Borrower).  Upon such execution, delivery, acceptance and recording, and from and after the effective date specified in each Assignment and Assumption, which effective date shall be not earlier than five Business Days after the date of acceptance and recording by the Administrative Agent (or such shorter period as may be agreed to by the Administrative Agent), (x) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Assumption, have the rights and obligations of a Lender hereunder and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all or the remaining portion of the assigning Lender’s rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto, but shall continue to be entitled to the indemnity and expense reimbursement provisions hereof (including, without limitation, Sections 2.16, 2.18, 2.22, 2.24(g), 10.4, 10.5 and 10.15) for the period prior to such Assignment and Assumption).

(c)          Notwithstanding the other provisions of this Section 10.3, each Lender may at any time without the consent of the Borrower make an assignment of all or any part of its interests, rights and obligations under this Agreement to any Lender or Affiliate of a Lender or, if an Event of Default has occurred and is continuing, any other assignee.

(d)         By executing and delivering an Assignment and Assumption, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim created by it, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in, or in connection with, this Agreement and any other Fundamental Document or any other instrument or document furnished pursuant hereto or thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Fundamental Documents or any other instrument or document furnished pursuant hereto or thereto; (ii) such Lender assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Loan Party or the performance or observance by the Borrower or any other Loan Party of any of its obligations under the Fundamental Documents; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Sections 5.1(a) and 5.1(b) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption; (iv) such assignee will, independently and without reliance upon the assigning Lender, the Administrative Agent, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Fundamental Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will be bound by the provisions of this Agreement and will perform in accordance with its terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(e)          The Administrative Agent, on behalf of the Borrower, shall maintain at its address at which notices are to be given to it pursuant to Section 10.1, a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, and participations in Letters of Credit of, each Lender from time to time (the “Register”).  The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent, the Issuing Lenders and the Lenders may treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Fundamental Documents, notwithstanding any notice to the contrary.  The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(f)           Upon its receipt of an Assignment and Assumption executed by an assigning Lender and an assignee and the processing and recordation fee, the Administrative Agent (subject to the right, if any, of the Borrower to require its consent thereto) shall, if such Assignment and Assumption has been completed and is substantially in the form of Exhibit A hereto, (i) accept such Assignment and Assumption, (ii) record the information contained therein in the Register and (iii) give prompt written notice thereof to the Borrower.  Upon acceptance by the Administrative Agent, Schedule 1.1A shall be deemed to be amended to reflect the information contained in such Assignment and Assumption.

(g)          Each of the Lenders may without the consent of the Borrower, the Administrative Agent or any Issuing Lender sell participations to one or more banks or other financial institutions (a “Participant”) in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Loans owing to it and the participations in Letters of Credit held by it); provided that (i) any such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Participant shall not be granted any voting rights under this Agreement, except with respect to matters requiring the consent of each of the Lenders hereunder (but only to the extent that the Lender from which the Participant purchased its interest would be entitled to vote thereon), (iii) any such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iv) the Participants shall be entitled to the cost protection provisions contained in Sections 2.15, 2.16, 2.18, 2.22 and 2.24(g) (subject to the requirements and limitations therein, including the requirements under Section 2.22(a) (it being understood that the documentation required under Section 2.22(a) shall be delivered to the participating Lender)) but such Participants (A) agree to be subject to the provisions of Sections 2.16 and 2.22 as if they were assignees under Section 10.3(b) and (B) shall not be entitled to receive pursuant to such provisions an amount larger than its share of the amount to which the Lender granting such participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from an adoption of or any change in any Applicable Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof that occurs after the Participant acquired the applicable participation and (v) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Each Lender that sells a participation, acting solely for tax purposes as a non-fiduciary agent of the Borrower, shall maintain (or cause to be maintained) a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to the Borrower or any other Person (including the identity of any Participant or any information relating to a Participant’s interest in the Loans or other obligations under this Agreement) except to the extent that such disclosure may be necessary to establish that the Loans are in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or, if different, under Sections 871(h) or 881(c) of the Code.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(h)         The Lenders may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.3, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower or any other Loan Party furnished to the Administrative Agent or the Lenders by or on behalf of the Borrower and such other Loan Party.

(i)             The Borrower consents that any Lender may at any time and from time to time pledge, or otherwise grant a security interest in, any Loan, including any such pledge or grant to any Federal Reserve Bank or any other central banking authority, and this Section 10.3 shall not apply to any such pledge or grant; provided that no such pledge or grant shall release a Lender from any of its obligations hereunder or substitute any such pledgee or grantee for such Lender as a party hereto.

(j)            The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue promissory notes evidencing Loans made hereunder to any Lender requiring promissory notes to facilitate transactions of the type described in paragraph (i) above.

SECTION 10.4.    Expenses.

Whether or not the transactions hereby contemplated shall be consummated, the Borrower agrees to pay all reasonable and invoiced out-of-pocket expenses incurred by the Administrative Agent in connection with the syndication, preparation, execution, delivery, amendment and administration of this Agreement and the making of the Loans and issuance and administration of the Letters of Credit, including but not limited to the reasonable and invoiced fees and disbursements of Simpson Thacher & Bartlett LLP, counsel to the Administrative Agent, as well as all reasonable and invoiced out-of-pocket expenses incurred by the Lenders and the Administrative Agent in connection with any restructuring or workout of this Agreement or the Letters of Credit or in connection with the enforcement or protection of the rights of the Lenders and the Administrative Agent in connection with this Agreement or the Letters of Credit or any other Fundamental Document, and with respect to any action which may be instituted by any Person against any Lender, any Issuing Lender or the Administrative Agent in respect of the foregoing, or as a result of any transaction, action or nonaction arising from the foregoing, including but not limited to the fees and disbursements of any counsel for the Lenders or any Issuing Lender.  Such payments shall be made on the date of execution of this Agreement and thereafter promptly on demand.  The obligations of the Borrower under this Section 10.4 shall survive the termination of this Agreement and the Commitments, payment of the Loans and expiration of the Letters of Credit for two years.

SECTION 10.5.    Indemnity.

Further, by the execution hereof, the Borrower agrees to indemnify and hold harmless the Agents, the Joint Lead Arrangers, the Issuing Lenders and the Lenders and their respective affiliates and their and their affiliates’ respective directors, officers, employees, advisors, agents and representatives (each, an “Indemnified Party”) from and against any and all expenses (including reasonable fees and disbursements of counsel), losses, claims, damages (including special, exemplary, punitive or consequential damages) and liabilities arising out of any claim, litigation, investigation or proceeding (regardless of whether any such Indemnified Party is a party thereto or whether such claim, litigation, investigation or proceeding is brought by any Loan Party or on its behalf) in any way relating to the transactions contemplated hereby, but excluding therefrom all expenses, losses, claims, damages, and liabilities to the extent arising out of or resulting from (i) the gross negligence or willful misconduct of the Indemnified Party or any of its controlled affiliates, directors, officers or employees (collectively, the “related parties”) seeking indemnification in each case as determined by a final non-appealable judgment of a court of competent jurisdiction, (ii) a material breach in bad faith of the obligations of such Indemnified Party under this Agreement or any other Fundamental Document in connection with a claim brought by the Borrower as determined by a final non-appealable judgment of a court of competent jurisdiction or (iii) any dispute not involving any act or omission of the Borrower or any of its Affiliates solely among Indemnified Parties other than claims against any Person in its capacity or in fulfilling its role as an Administrative Agent or Joint Lead Arranger under this Agreement and the other Fundamental Documents, provided that the Borrower shall not be liable for the fees and expenses of more than one separate firm for all such Indemnified Parties (unless there shall exist an actual or perceived conflict of interest among such Persons, in which case Borrower shall be required to reimburse the reasonable and invoiced out-of-pocket expenses and legal fees of such additional counsel for each group of affected Indemnified Parties) in connection with any one such action or any separate but substantially similar or related actions in the same jurisdiction, nor shall the Borrower be liable for any settlement of any proceeding effected without the Borrower’s written consent (which shall not be unreasonably withheld or delayed), and provided, further, that this Section 10.5 shall not be construed to expand the scope of the reimbursement obligations specified in Section 10.4.  The obligations of the Borrower under this Section 10.5 shall survive the termination of this Agreement and the Commitments, payment of the Loans and the expiration of the Letters of Credit.  This Section 10.5 shall not apply with respect to Taxes.

SECTION 10.6.    CHOICE OF LAW.

THIS AGREEMENT HAS BEEN EXECUTED AND DELIVERED IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF SUCH STATE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE AND, IN THE CASE OF PROVISIONS RELATING TO INTEREST RATES, ANY APPLICABLE LAWS OF THE UNITED STATES.

SECTION 10.7.    No Waiver.

No failure on the part of the Administrative Agent, any Issuing Lender or any Lender to exercise, and no delay in exercising, any right, power or remedy hereunder or with regard to the Letters of Credit shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

SECTION 10.8.    Extension of Maturity.

Except as otherwise specifically provided in this Agreement, should any payment of principal of or interest on the Loans made hereunder or any other amount due hereunder become due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of principal, interest shall be payable thereon at the rate herein specified during such extension.

SECTION 10.9.    Amendments, etc.

No modification, amendment or waiver of any provision of this Agreement or any other Fundamental Document, and no consent to any departure by the Borrower or any Loan Party herefrom or therefrom, shall in any event be effective unless the same shall be in writing and signed or consented to in writing by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given; provided that no such modification or amendment shall without the written consent of each Lender affected thereby (x) increase or extend the expiration date of the Commitment of a Lender or postpone or waive any scheduled reduction in the Commitments, (y) alter the stated maturity or principal amount of any installment of any Loan, or due date of any Letter of Credit reimbursement obligation or decrease the rate, or extend the date of payment, of interest payable thereon, or decrease the rate at which the Facility Fees or letter of credit fees are paid, or extend the date of payment thereof, or (z) waive a default under Section 7(b) with respect to a scheduled principal installment of any Loan or payment of a Letter of Credit reimbursement obligation or scheduled payment of interest or fees; provided further, that no such modification or amendment shall without the written consent of all of the Lenders (i) amend or modify any provision of this Agreement which provides for the unanimous consent or approval of the Lenders, (ii) amend this Section 10.9 or the definition of Required Lenders or Supermajority Lenders, (iii) discharge all or substantially all of the Guarantors from their respective Obligations under the Fundamental Documents, (iv) amend or modify the definition of “Material Disposition” or Section 6.3(e) or (v) waive a default under Section 7(c) with respect to the covenant set forth in Section 6.3(e); and provided further, that no such modification or amendment shall without the written consent of the Supermajority Lenders amend or modify (i) the definition of

“Borrowing Base” or “Borrowing Base Compliance” or any related defined term for the purposes of determining the Borrowing Base or Borrowing Base Compliance or waive any default with respect to Borrowing Base Compliance or (ii) Section 2.14(c), Section 3.16 and Section 4.2(d).  No such amendment or modification may adversely affect the rights and obligations of the Administrative Agent or any Issuing Lender hereunder without its prior written consent.  No notice to or demand on the Borrower shall entitle the Borrower to any other or further notice or demand in the same, similar or other circumstances.  Notwithstanding anything in this Section 10.9 to the contrary, any provision of this Agreement may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency so long as, in each case, (a) such amendment does not adversely affect the rights of any Lender and (b) the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment.

SECTION 10.10.    Severability.

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 10.11.    SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

(a)         EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY AND TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK (AND APPELLATE COURTS FROM ANY THEREOF), FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, WHETHER BROUGHT BY THE BORROWER, THE ADMINISTRATIVE AGENT, AN ISSUING LENDER OR A LENDER.  EACH OF THE BORROWER AND EACH CREDIT PARTY TO THE EXTENT PERMITTED BY APPLICABLE LAW (A) HEREBY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURTS, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS AGREEMENT OR THE SUBJECT MATTER HEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURT, AND (B) HEREBY WAIVES THE RIGHT TO ASSERT IN ANY SUCH ACTION, SUIT OR PROCEEDING ANY OFFSETS OR COUNTERCLAIMS EXCEPT COUNTERCLAIMS THAT ARE COMPULSORY OR OTHERWISE ARISE FROM THE SAME SUBJECT MATTER.  THE BORROWER AND EACH CREDIT PARTY HEREBY CONSENTS TO SERVICE OF PROCESS BY MAIL AT ITS ADDRESS TO WHICH NOTICES ARE TO BE GIVEN PURSUANT TO SECTION 10.1.  THE BORROWER AND EACH CREDIT PARTY AGREES THAT ITS SUBMISSION TO JURISDICTION AND CONSENT TO SERVICE OF PROCESS BY MAIL IS MADE FOR THE EXPRESS BENEFIT OF THE OTHER PARTIES HERETO.  FINAL JUDGMENT AGAINST ANY PARTY HERETO IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION (A) BY SUIT, ACTION OR PROCEEDING ON THE JUDGMENT, A CERTIFIED OR TRUE COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND THE AMOUNT OF INDEBTEDNESS

OR LIABILITY OF THE SUBMITTING PARTY THEREIN DESCRIBED OR (B) IN ANY OTHER MANNER PROVIDED BY, OR PURSUANT TO, THE LAWS OF SUCH OTHER JURISDICTION.

(b)         TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT OR TORT OR OTHERWISE.  EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED THAT THE PROVISIONS OF THIS SECTION 10.11(b) CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH THE OTHER PARTIES HAVE RELIED, ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT.  THE PARTIES HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.11(b) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF SUCH OTHER PARTY TO THE WAIVER OF ITS RIGHTS TO TRIAL BY JURY.

(c)          EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION, SUIT OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES; PROVIDED THIS WAIVER SHALL NOT APPLY TO ANY OBLIGATIONS OF THE BORROWER UNDER SECTION 10.5 OR ANY OTHER INDEMNIFICATION OR SIMILAR PROVISION UNDER ANY FUNDAMENTAL DOCUMENT TO WHICH THE BORROWER IS A PARTY.

SECTION 10.12.    Headings.

Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

SECTION 10.13.    Execution in Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.

SECTION 10.14.    Entire Agreement.

This Agreement represents the entire agreement of the parties with regard to the subject matter hereof.

SECTION 10.15.    Language.

The parties hereto have agreed that this Agreement as well as any document or instrument relating thereto be drawn up in English only.

SECTION 10.16.    Confidentiality.

Each of the Administrative Agent and each Lender agrees to keep confidential all non-public information provided to it by the Borrower and its Subsidiaries pursuant to this Agreement that is designated by the Borrower as confidential; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any affiliate thereof, (b) to any Transferee of such Lender or prospective Transferee which agrees to comply with the provisions of this Section 10.16, (c) to any of its and its Affiliates’ employees, directors, agents, attorneys, accountants and other professional advisors, (d) upon the request or demand of any Governmental Authority or any self-regulatory body, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any requirement of law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed other than in breach of this Section 10.16, (h) was in the Administrative Agent’s or such Lender’s possession prior to its being furnished to the Administrative Agent or such Lender or becomes available to the Administrative Agent or such Lender on a non-confidential basis from a source other than the Borrower, any of its Subsidiaries or any of their respective agents, provided that the source of such information was not known by the Administrative Agent or such Lender to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the Borrower or any other party with respect to such information, (i) is independently developed by the Administrative Agent or such Lender without use or reference to such information, (j) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, (k) in connection with the exercise of any remedy hereunder or under any other Fundamental Document, or (l) if agreed by the Borrower in its sole discretion, to any other Person.

Each Lender acknowledges that information furnished to it pursuant to this Agreement or the other Fundamental Documents may include material non-public information concerning the Borrower and its Subsidiaries and their Affiliates and their related parties or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law, including Federal and state securities laws.

All information, including requests for waivers and amendments, furnished by the Borrower or the Administrative Agent pursuant to, or in the course of administering, this Agreement or the other Fundamental Documents will be syndicate-level information, which may contain material non-public information about the Borrower and its Subsidiaries and their Affiliates and their related parties or their respective securities.  Accordingly, each Lender represents to the Borrower and the Administrative Agent that it has identified in its administrative questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including Federal and state securities laws.

SECTION 10.17.    USA PATRIOT Act.

Each Lender hereby notifies the Borrower and each Subsidiary Guarantor that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower and any Subsidiary Guarantor which information includes the name and address of the Borrower and/or such Subsidiary Guarantor other information that will allow such Lender to identify the Borrower and/or such Subsidiary Guarantor in accordance with the Act.  The Borrower and each Subsidiary Guarantor shall promptly provide such information upon request by any Lender.  In connection therewith, each Lender hereby agrees that the confidentiality provisions set forth in Section 10.17 shall apply to any non-public information provided to it by the Borrower and its Subsidiaries pursuant to this Section 10.18.

SECTION 10.18.    No Fiduciary Duty.

Each Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”) may have economic interests that conflict with those of the Borrower and its Subsidiaries and their respective stockholders and/or affiliates.  The Borrower agrees that nothing in this Agreement or the other Fundamental Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and the Borrower and its Subsidiaries and their respective stockholders or affiliates, on the other.  The Borrower acknowledges and agree that (i) the transactions contemplated by this Agreement and the other Fundamental Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Loan Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Loan Party or its stockholders or affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise the Borrower, any other Loan Party or any of their respective stockholders or Affiliates on other matters) or any other obligation to the Borrower or any other Loan Party except the obligations expressly set forth in the Agreement and the other Fundamental Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of the Borrower or any other Loan Party or their respective management, stockholders, creditors or any other Person.  The Borrower acknowledges and agrees that the Borrower and each of the other Loan Parties have consulted their own legal and financial advisors to the extent each deemed appropriate and that each is responsible for making its own independent judgment with respect to such transactions and the process leading thereto.  The Borrower agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Borrower or any Loan Party in connection with such transaction or the process leading thereto.

SECTION 10.19.    Release of Subsidiary Guarantors.

(a)         The Lenders authorize the Administrative Agent to release any Subsidiary Guarantor from its obligations under the Subsidiary Guarantee if such Person ceases to be a Subsidiary or becomes an Excluded Subsidiary as a result of a transaction permitted hereunder; provided that no such release shall occur with respect to a Person that ceases to be a Subsidiary or becomes an Excluded Subsidiary if such Subsidiary Guarantor is a guarantor in respect of any Indebtedness of the Borrower issued under the 2010 Indenture or any future indenture of the Borrower unless and until such Person is (or is being simultaneously) released from its guarantee with respect to such Indebtedness of the Borrower.

(b)         In addition, the obligations of the Subsidiary Guarantors under the Subsidiary Guarantee shall be automatically suspended during a Suspension Period and shall automatically be reinstated and in full force and effect upon the termination of any Suspension Period.

SECTION 10.20.    Excluded Subsidiaries.

(a)         Set forth on Schedule 1.1B is a list of all Excluded Subsidiaries of the Borrower as of the Closing Date.

(b)         After the Closing Date, a financial officer of the Borrower may designate a Subsidiary as an Excluded Subsidiary by notice sent to the Administrative Agent, provided that (i) no such designation shall be effective unless immediately after giving effect thereto there would exist no Default or Event of Default; (ii) any such designation shall be effective not less than five Business Days after written notice thereof shall have been provided to each Lender; (iii) upon such designation, Schedule 1.1B shall be deemed to be amended to reflect such designation, (iv) the Administrative Agent shall have approved in writing each designation of a Subsidiary as an Excluded Subsidiary (and such exclusion shall be subject to revocation if reasonably requested by the Administrative Agent) and (v) except as otherwise mutually agreed by the Borrower and the Required Lenders, no Material Subsidiary which is a Domestic Subsidiary may be designated as an Excluded Subsidiary.

SECTION 10.21.    Reaffirmation.

(a)         The Borrower affirms its obligations under the Existing Credit Agreement.  This Agreement shall be deemed to be an amendment to and restatement of the Existing Credit Agreement and the Existing Credit Agreement as amended and restated hereby shall remain in full force and effect and is hereby ratified and confirmed in all respects.  All indebtedness, obligations and liabilities created by the Existing Credit Agreement and the Fundamental Documents referred to therein owing to Lenders under this Agreement shall continue unimpaired and in full force and effect, as amended and described in this Agreement and the other Fundamental Documents.  All references to the Existing Credit Agreement in any other agreement or document shall, on and after the Restatement Date, be deemed to refer to the Existing Credit Agreement as amended and restated hereby unless the context otherwise requires.

[Remainder of page left intentionally blank.]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered as of the date first written above.

PHH CORPORATION

By:	/s/ Richard J. Bradfield
Name:	Richard J. Bradfield
Title:	Senior Vice President and Treasurer

[Signature Page to Credit Agreement]

JPMORGAN CHASE BANK, N.A., as
a Lender and Administrative Agent

By:	/s/ Neha Desai
Name:	Neha Desai
Title:	Vice President

Bank of America, N.A., as a Lender and
a Syndication Agent

By:	/s/ William Soo
Name:	William Soo
Title:	Vice President

[Signature Page to Credit Agreement]

Citibank, N.A., as Syndication Agent
and Lender

By:	/s/ Robert B. Goldstein
Name:	Robert B. Goldstein
Title:	Managing Director

[Signature Page to Credit Agreement]

Manufacturers and Traders Trust
Company, as a Lender

By:	/s/ Ashley J. S. Thompson
Name:	Ashley J.S. Thompson
Title:	AVP, Relationship Manager

THE ROYAL BANK OF SCOTLAND
PLC, as a Lender and a Syndication
Agent

By:	/s/ James Welch
Name:	James Welch
Title:	Director

[Signature Page to Credit Agreement]

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as a Lender and a
Syndication Agent

By:	/s/ Grainne M. Pergolini
Name:	Grainne M. Pergolini
Title:	Director

Barclays Bank PLC, as Documentation
Agent and as a Lender

By:	/s/ Alicia Borys
Name:	Alicia Borys
Title:	Vice President

DEUTSCHE BANK AG NEW YORK
BRANCH, as a Lender

By:	/s/ Ming K. Chu
Name:	Ming K. Chu
Title:	Vice President

By:	/s/ John S. McGill
Name:	John S. McGill
Title:	Director

ROYAL BANK OF CANADA, as a
Lender

By:	/s/ Patrizia Lloyd
Name:	Patrizia Lloyd
Title:	Authorized Signatory

[Signature Page to Credit Agreement]

THE BANK OF NEW YORK
MELLON, as a Lender

By:	/s/ Gregory Muller
Name:	Gregory Muller
Title:	Managing Director

The Bank of Nova Scotia, as a Lender

By:	/s/ David Mahmood
Name:	David Mahmood
Title:	Managing Director

Canadian Imperial Bank of
Commerce, New York Branch,
as a Lender

By:	/s/ Rhema Asaam
Name:	Rhema Asaam
Title:	Authorized Signatory

By:	/s/ Andrew Campbell
Name:	Andrew Campbell
Title:	Authorized Signatory

Goldman Sachs Bank USA, as a Lender

By:	/s/ Mark Walton
Name:	Mark Walton
Title:	Authorized Signatory

Schedule 1.1A

Commitments

Lender	Tranche A Commitment
JPMorgan Chase Bank, N.A.	$32,100,000.00

Bank of America, N.A.	$32,100,000.00

Citibank, N.A.	$32,100,000.00

Manufacturers and Traders Trust Company	$32,100,000.00

The Royal Bank of Scotland plc	$32,100,000.00

Wells Fargo Bank, National Association	$32,100,000.00

Barclays Bank PLC	$24,750,000.00

Deutsche Bank AG New York Branch	$20,700,000.00

Royal Bank of Canada	$18,210,000.00

The Bank of New York Mellon	$13,800,000.00

The Bank of Nova Scotia	$13,800,000.00

Canadian Imperial Bank of Commerce, New York Branch	$9,270,000.00

Goldman Sachs Bank USA	$6,870,000.00

Total	$300,000,000.00

Schedule 1.1B

I.  Excluded Subsidiaries

Excluded Subsidiaries pursuant to clause (v) of definition of “Excluded Subsidiary”

PHH Auto Finance LLC

Haddonfield Holding Corporation

PHH Foundation, Inc.

PHH de Brasil Paricopaceos Ltda.

PHH Services B.V.

PHH Charitable Trust

Coldwell Banker Mortgage Corporation

ERA Mortgage Corporation

Instamortgage.com Corporation

MortgageSave.com Corporation

Century 21 Mortgage Corporation

Long Island Mortgage Group, Inc.

PHH Corporate Services, Inc.

PHH Mortgage Services Corporation

Domain Distinctive Property Finance Corporation

Cartus Home Loans, LLC

Coldwell Banker Home Loans, LLC

ERA Home Loans, LLC

Preferred Mortgage Group, LLC

PHH Financial Services LLC

J.W. Geckle Trust

VMS Holdings LLC

PHH (Bermuda) Holdings Ltd.

JHH Partnership

Drivershield.com FS Corp.

First Fleet Master Titling Trust

PHH Corner Leasing, Inc.

PHH Market Leasing, Inc.

PHH St. Paul Leasing, Inc.

PHH Continental Leasing LLC

PHH Milford Leasing, Inc.

Carolina Fleet Truck Sales, LLC

Excluded Subsidiaries pursuant to clause (ii) of definition of “Excluded Subsidiary”

Speedy Title & Appraisal Review Services LLC

PHH Home Loans, LLC

Axiom Financial, LLC

NE Moves Mortgage LLC

RMR Financial, LLC

Landover Mortgage, LLC

Pacific Access Mortgage, LLC

Asset Securitization Subsidiaries

PHH Mortgage Capital LLC

Chesapeake Funding LLC

Chesapeake Finance Holdings LLC

D.L. Peterson Trust

Raven Funding LLC

FLR LP Inc.

FLR GP1 Inc.

FLR GP2 Inc.

PHH Fleet Lease Receivables LP

Fleet Leasing Receivables Trust

CFCs

PHH Vehicle Management Services Inc.

Center for Transportation Safety Inc.

Canadian Lease Management Limited

FLR LP Inc.

FLR GP1 Inc.

FLR GP2 Inc.

CFC Holdco

PHH Canadian Holdings, Inc.

Additional Excluded Subsidiaries

Atrium Reinsurance Corporation	Regulated entity
Atrium Insurance Corporation	Regulated entity
Dealers Holding, Inc.	Dealer-Motor Company restriction
Edenton Motors, Inc.	Dealer-Motor Company restriction
Williamsburg Motors, Inc.	Dealer-Motor Company restriction
PHH Sub 1 Inc.	Chesapeake securitization restriction
PHH Sub 2 Inc.	Chesapeake securitization restriction

Schedule 2.24

Existing Letters of Credit

Alias	Pricing Option	Facility/Borrower	Current Amount	Actual Expiry
E-386831	Standby Letter of Credit	REVOLVING COMM 485MM EXTENDING / PHH CORP	$5,000,000.00	21-Feb-13
E-734400	Standby Letter of Credit	REVOLVING COMM 485MM EXTENDING / PHH CORP	7,021,429.00	21-Feb-13
S-201831	Standby Letter of Credit	REVOLVING COMM 485MM EXTENDING / PHH CORP	2,000,000.00	21-Feb-13

Schedule 5.1(c)

Existing Mortgage Warehouse Facilities

PHH Mortgage Corporation, as borrower

Lender	Amount of Facility		Amount Drawn as of 06/30/2012	Maturity Date
Fannie Mae (uncommitted)	$2,000,000,000	(1)	$0	N/A
Fannie Mae Early Funding Letter Agreement (committed)	$1,000,000,000		$652,206,733	12/15/2012
JPM Chase Bank, National Association (gestation)	$500,000,000		$155,781,455	9/30/2012
Barclays Bank PLC (gestation)	$500,000,000	(2)	$0	12/11/2012
Barclays Bank PLC (warehouse)	$500,000,000	(3)	$69,086,397	12/11/2012
The Royal Bank of Scotland plc (warehouse and gestation)	$500,000,000		$187,217,541	6/21/2013
Bank of America, N.A. (warehouse and gestation)	$400,000,000		$37,384,149	10/11/2012(4)
Credit Suisse First Boston Mortgage Capital, LLC	$500,000,000	(5)	$103,268,147	5/22/2013
Wells Fargo Bank, N.A.	$250,000,000		$26,366,281	10/09/2012
Manufacturers and Traders Trust Company	$1,000,000		$0	9/30/2012

(1)  Fannie Mae retains a unilateral right to terminate facility at any time upon notice to PHH Mortgage Corporation.

(2)  The aggregate combined amount outstanding under the Barclays/PHH Mortgage Warehouse Facility, the Barclays/PHH Mortgage Gestation Facility and the Barclays/PHH Home Loans Warehouse Facility cannot exceed $500 million and the aggregate amount outstanding under the Barclays/PHH Home Loans Warehouse Facility cannot exceed $150 million.  Axiom Financial, LLC, NE Moves Mortgage LLC, and RMR Financial, LLC are co-borrowers, along with PHH Home Loans, LLC, under the Barclays/PHH Home Loans Warehouse Facility.

(3)  The aggregate combined amount outstanding under the Barclays/PHH Mortgage Warehouse Facility, the Barclays/PHH Mortgage Gestation Facility and the Barclays/PHH Home Loans Warehouse Facility cannot exceed $500 million and the aggregate amount outstanding under the Barclays/PHH Home Loans Warehouse Facility cannot exceed $150 million.  Axiom Financial, LLC, NE Moves Mortgage LLC, and RMR Financial, LLC are co-borrowers, along with PHH Home Loans, LLC, under the Barclays/PHH Home Loans Warehouse Facility.

(4)  Subject to certain conditions, maturity date may be extended at PHH Mortgage’s option to 10/14/2013.

(5)  The aggregate combined amount outstanding under the CS/PHH Mortgage Warehouse Facility and the CS/PHH Home Loans Warehouse Facility cannot exceed $675 million.  Until September 15, 2012, the aggregate amount outstanding under the CS/PHH Mortgage Warehouse Facility cannot exceed $500 million and the aggregate amount outstanding under the CS/PHH Home Loans Warehouse Facility cannot exceed $425 million, subject to the aggregate combined amount under both facilities not exceeding $675 million.  After September 15, 2012, the aggregate amount outstanding under the CS/PHH Mortgage Warehouse Facility cannot exceed $500 million and the aggregate amount outstanding under the CS/PHH Home Loans Warehouse Facility cannot exceed $325 million, subject to the aggregate combined amount under both facilities not exceeding $675 million.  Axiom Financial, LLC, NE Moves Mortgage LLC, and RMR Financial, LLC are co-borrowers, along with PHH Home Loans, LLC, under the CS/PHH Home Loans Warehouse Facility.

PHH Home Loans, as borrower

Lender	Amount of Facility		Amount Drawn as of 06/30/2012	Maturity Date
Credit Suisse First Boston Mortgage Capital, LLC	$425,000,000	(6)	$351,713,278	5/22/2013
Wells Fargo Bank, N.A.	$200,000,000	(7)	$141,591,484	10/09/2012
Barclays Bank PLC (warehouse)	$150,000,000	(8)	$140,046,850	12/11/2012
Manufacturers and Traders Trust Company	$1,000,000		$0	9/30/2012

Axiom Financial, LLC, a wholly owned subsidiary of PHH Home Loans, LLC as borrower

Lender	Amount of Facility	Amount Drawn as of 06/30/2012	Maturity Date
Manufacturers and Traders Trust Company	$1,000,000	$0	9/30/2012

NE Moves Mortgage, LLC, a wholly owned subsidiary of PHH Home Loans, LLC as borrower

Lender	Amount of Facility	Amount Drawn as of 06/30/2012	Maturity Date
Manufacturers and Traders Trust Company	$1,000,000	$0	9/30/2012

RMR Financial, LLC, a wholly owned subsidiary of PHH Home Loans, LLC as borrower

Lender	Amount of Facility	Amount Drawn as of 06/30/2012	Maturity Date
Manufacturers and Traders Trust Company	$1,000,000	$0	9/30/2012

(6)  The aggregate combined amount outstanding under the CS/PHH Mortgage Warehouse Facility and the CS/PHH Home Loans Warehouse Facility cannot exceed $675 million.  Until September 15, 2012, the aggregate amount outstanding under the CS/PHH Mortgage Warehouse Facility cannot exceed $500 million and the aggregate amount outstanding under the CS/PHH Home Loans Warehouse Facility cannot exceed $425 million, subject to the aggregate combined amount under both facilities not exceeding $675 million.  After September 15, 2012, the aggregate amount outstanding under the CS/PHH Mortgage Warehouse Facility cannot exceed $500 million and the aggregate amount outstanding under the CS/PHH Home Loans Warehouse Facility cannot exceed $325 million, subject to the aggregate combined amount under both facilities not exceeding $675 million.  Axiom Financial, LLC, NE Moves Mortgage LLC, and RMR Financial, LLC are co-borrowers, along with PHH Home Loans, LLC, under the CS/PHH Home Loans Warehouse Facility.

(7)  Axiom Financial, LLC, NE Moves Mortgage LLC, and RMR Financial, LLC are co-borrowers, along with PHH Home Loans, LLC, under the Wells Fargo/PHH Home Loans Warehouse Facility.

(8)  The aggregate combined amount outstanding under the Barclays/PHH Mortgage Warehouse Facility, the Barclays/PHH Mortgage Gestation Facility and the Barclays/PHH Home Loans Warehouse Facility cannot exceed $500 million and the aggregate amount outstanding under the Barclays/PHH Home Loans Warehouse Facility cannot exceed $150 million.  Axiom Financial, LLC, NE Moves Mortgage LLC, and RMR Financial, LLC are co-borrowers, along with PHH Home Loans, LLC, under the Barclays/PHH Home Loans Warehouse Facility.

Landover Mortgage, LLC, as borrower

Lender	Amount of Facility	Amount Drawn as of 06/30/2012	Maturity Date
Bank of America, N.A	$15,000,000	$12,294,446	10/4/2012

Existing Servicing Advance Facilities

PHH Mortgage Corporation, as borrower

Lender	Amount of Facility	Amount Drawn as of 06/30/2012	Maturity Date
Fannie Mae Early Advance Funding Addendum to Mortgage Selling and Servicing Contract	$120,000,000	$68,074,847	6/30/2013

Schedule 6.1

Existing Indebtedness of Material Subsidiaries and Subsidiary Guarantors

PHH Broker Partner Corporation

Limited Liability Company Operating Agreement of PHH Home Loans, LLC dated as of March 31, 2006, by and between PHH Broker Partner Corporation and Cendant Real Estate Services Venture Partner, Inc. (as amended and as further amended, restated, supplemented or modified from time to time)

PHH Mortgage Corporation

Fannie Mae Committed Early Funding Letter Agreement, dated as of December 15, 2011

Amendment No 1 to Fannie Mae Committed Early Funding Letter Agreement, dated as of April 27, 2012

Fannie Mae Master Agreement, dated as of April 27, 2012, as amended

Amended and Restated As Soon As Pooled Sale Agreement, dated as of April 27, 2012 between Fannie Mae and PHH Mortgage Corporation, f/k/a Cendant Mortgage Corporation

Amended and Restated As Soon As Pooled Plus Agreement, dated as of April 27, 2012 between Fannie Mae and PHH Mortgage Corporation

Freddie Mac Master Agreement, dated as of October 18, 2011, as amended

Credit Agreement, dated as of December 17, 2008, by and between PHH Mortgage Corporation, as borrower, and Manufacturers and Traders Trust Company, as bank

LIBOR Grid Note, dated as of December 17, 2008, by and between PHH Mortgage Corporation, as borrower, and Manufacturers and Traders Trust Company, as bank

First Amendment to Credit Agreement, dated as of March 30, 2010, by and between PHH Mortgage Corporation, as borrower, and Manufacturers and Traders Trust Company, as bank

First Amendment to LIBOR Grid Note, dated as of March 30, 2010, by and between PHH Mortgage Corporation, as borrower, and Manufacturers and Traders Trust Company, as bank

Second Amendment to Credit Agreement, dated as of May 30, 2010, by and between PHH Mortgage Corporation, as borrower, and Manufacturers and Traders Trust Company, as bank

Second Amendment to LIBOR Grid Note, dated as of May 30, 2010, by and between PHH Mortgage Corporation, as borrower, and Manufacturers and Traders Trust Company, as bank

Third Amendment to Credit Agreement, dated as of June 9, 2011, by and between PHH Mortgage Corporation, as borrower, and Manufacturers and Traders Trust Company, as bank

Third Amendment to LIBOR Grid Note, dated as of June 9, 2011, by and between PHH Mortgage Corporation, as borrower, and Manufacturers and Traders Trust Company, as bank

Strategic Relationship Agreement dated as of January 31, 2005, by and among Cendant Real Estate Services Group, LLC, Cendant Real Estate Services Venture Partner, Inc., PHH Corporation, PHH Mortgage Corporation (f/k/a Cendant Mortgage Corporation), PHH Broker Partner Corporation and PHH Home Loans, LLC (as amended and as further amended, restated, supplemented or modified from time to time)

Amended and Restated Limited Liability Company Agreement of Speedy Title & Appraisal Review Services LLC dated as of March 7, 2011, by and between PHH Mortgage Corporation and CoreLogic Holdings II, Inc. (as amended, restated, supplemented or modified from time to time)

PHH Home Loans, LLC

Credit Agreement, dated as of December 15, 2008, by and between PHH Home Loans, LLC, as borrower and Manufacturers and Traders Trust Company, as bank

LIBOR Grid Note, dated as of December 15, 2008, by and between PHH Home Loans, LLC, as borrower and Manufacturers and Traders Trust Company, as bank

First Amendment to Credit Agreement, dated as of March 30, 2010, by and between PHH Home Loans, LLC, as borrower and Manufacturers and Traders Trust Company, as bank

First Amendment to LIBOR Grid Note, dated as of March 30, 2010, by and between PHH Home Loans, LLC, as borrower and Manufacturers and Traders Trust Company, as bank

Second Amendment to Credit Agreement, dated as of May 30, 2010, by and between PHH Home Loans, LLC, as borrower and Manufacturers and Traders Trust Company, as bank

Second Amendment to LIBOR Grid Note, dated as of May 30, 2010, by and between PHH Home Loans, LLC, as borrower and Manufacturers and Traders Trust Company, as bank

Third Amendment to Credit Agreement, dated as of June 9, 2011, by and between PHH Home Loans, LLC, as borrower and Manufacturers and Traders Trust Company, as bank

Third Amendment to LIBOR Grid Note, dated as of June 9, 2011, by and between PHH Home Loans, LLC, as borrower and Manufacturers and Traders Trust Company, as bank

First Fleet Corporation

Loan and Security Agreement dated as of February 27, 2009, by and between Banc of America Leasing & Capital, LLC and First Fleet Corporation, together with the related promissory notes executed in connection therewith

Notice and Acknowledgement of Assignment dated as of February 27, 2009, among Banc of America Leasing & Capital, LLC, as assignor, BB&T Equipment Finance Corporation, as assignee, First Fleet Corporation, as borrower, and PHH Corporation, as guarantor, together with the related promissory notes executed in connection therewith

Notice and Acknowledgement of Assignment dated as of April 24, 2009, among Banc of America Leasing & Capital, LLC, as assignor, The Fifth Third Leasing Company, as assignee, First Fleet Corporation, as borrower, and PHH Corporation, as guarantor, together with the related promissory notes executed in connection therewith

Schedule 6.4

Existing Liens

PHH Mortgage Corporation

Fannie Mae Committed Early Funding Letter Agreement, dated as of December 15, 2011

Amendment No 1 to Fannie Mae Committed Early Funding Letter Agreement, dated as of April 27, 2012

Fannie Mae Master Agreement, dated as of April 27, 2012, as amended

Amended and Restated As Soon As Pooled Sale Agreement, dated as of April 27, 2012 between Fannie Mae and PHH Mortgage Corporation, f/k/a Cendant Mortgage Corporation

Amended and Restated As Soon As Pooled Plus Agreement, dated as of April 27, 2012 between Fannie Mae and PHH Mortgage Corporation

Amended and Restated Pledge and Security Agreement, dated as of April 27, 2012, by PHH Mortgage Corporation in favor of Federal National Mortgage Association

Escrow and Control Agreement dated as of November 20, 2009, by and among PHH Mortgage Corporation, Federal National Mortgage Association and JPMorgan Chase Bank, National Association, as amended

Freddie Mac Master Agreement, dated as of October 18, 2011, as amended

First Fleet Corporation

Loan and Security Agreement dated as of February 27, 2009, by and between Banc of America Leasing & Capital, LLC and First Fleet Corporation, together with the related promissory notes executed in connection therewith

Notice and Acknowledgement of Assignment dated as of February 27, 2009, among Banc of America Leasing & Capital, LLC, as assignor, BB&T Equipment Finance Corporation, as assignee, First Fleet Corporation, as borrower, and PHH Corporation, as guarantor, together with the related promissory notes executed in connection therewith

Notice and Acknowledgement of Assignment dated as of April 24, 2009, among Banc of America Leasing & Capital, LLC, as assignor, The Fifth Third Leasing Company, as assignee, First Fleet Corporation, as borrower, and PHH Corporation, as guarantor, together with the related promissory notes executed in connection therewith

Schedule 6.13

Potential Acquisitions

Potential acquisitions required pursuant to the following agreements:

Limited Liability Company Operating Agreement of PHH Home Loans, LLC dated as of March 31, 2006, by and between PHH Broker Partner Corporation and Cendant Real Estate Services Venture Partner, Inc. (as amended and as further amended, restated, supplemented or modified from time to time)

Strategic Relationship Agreement dated as of January 31, 2005, by and among Cendant Real Estate Services Group, LLC, Cendant Real Estate Services Venture Partner, Inc., PHH Corporation, PHH Mortgage Corporation (f/k/a Cendant Mortgage Corporation), PHH Broker Partner Corporation and PHH Home Loans, LLC (as amended and as further amended, restated, supplemented or modified from time to time)

Amended and Restated Limited Liability Company Agreement of Speedy Title & Appraisal Review Services LLC dated as of March 7, 2011, by and between PHH Mortgage Corporation and CoreLogic Holdings II, Inc. (as amended, restated, supplemented or modified from time to time)

EXHIBIT A

FORM OF
ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into between the Assignor named below (the “Assignor”) and the Assignee named below (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the Tranche A Facility (including any letters of credit and guarantees included in such Facility) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate of [identify Lender](1)]

3.	Borrower:	PHH Corporation

4.	Administrative Agent:	JPMorgan Chase Bank, N.A., as Administrative Agent under the Credit Agreement

5.	Credit Agreement:

The Amended and Restated Credit Agreement dated as of August 2, 2012 (as amended and restated as of May 30, 2014) among PHH Corporation, the Lenders party thereto, certain other parties and JPMorgan Chase Bank, N.A., as Administrative Agent

(1)  Select as applicable.

6.                                      Assigned Interest: Tranche A Facility

Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans(2)
$	$		%
$	$		%
$	$		%

Effective Date:                               , 201    [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed administrative questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the Loan Parties and their Affiliates or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

NAME OF ASSIGNOR

By:
Title:

ASSIGNEE

NAME OF ASSIGNEE

By:
Title:

(2)  Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders.

Consented to and Accepted:

JPMORGAN CHASE BANK, N.A., as
Administrative Agent

By:
Name:
Title:

Consented to:

PHH CORPORATION

By:
Name:
Title:

[NAME OF ANY OTHER RELEVANT PARTY]

By:
Name:
Title:

ANNEX 1

Amended and Restated Credit Agreement, dated as of August 2, 2012 (as amended and restated as of May 30, 2014 and as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PHH Corporation (the “Borrower”), the Lenders party thereto, certain other parties and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”)

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.  Representations and Warranties.

1.1   Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Fundamental Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Fundamental Documents, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Fundamental Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Fundamental Document.

1.2.  Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.1 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender and (v) if it is a Non-U.S. Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Fundamental Documents and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Fundamental Documents are required to be performed by it as a Lender.

2.  Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.  General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by email or telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B

FORM OF
COMPLIANCE CERTIFICATE

[PERIOD END               ]

[Date](3)

I, [          ] hereby certify:

1.                                      I am the duly elected and authorized [Chief Financial Officer or Vice President responsible for financial administration or Chief Accounting Officer] of PHH Corporation, a Maryland corporation (the “Company”).

2.                                      I am familiar with the terms and conditions of the Amended and Restated Credit Agreement dated as of August 2, 2012 (as amended and restated as of May 30, 2014), among the Company, the Lenders party thereto, certain other parties and JPMorgan Chase Bank, N.A., as Administrative Agent (as such agreement may be further amended, supplemented or otherwise modified, renewed or replaced from time to time, the “Credit Agreement”).

3.                                      The attached financial statements of the Company and its Subsidiaries for the end of the fiscal period referred to above have been prepared from the books of the Company and its Subsidiaries in accordance with the generally accepted accounting principles used in the preparation of the fiscal [    ] financial statements and, to the best of my knowledge, information, and belief, upon due inquiry, present fairly in all material respects the financial position of the Company and its Consolidated Subsidiaries as at the end of such fiscal period and the results of their operations for the period then ended, subject, in the case of quarterly statements, to year-end and audit adjustments and to the absence of footnote disclosure.(4)

4.                                      To the best of my knowledge, information, and belief, after due inquiry, there exists no Event of Default or Default, except as otherwise may be set forth herein.

Attached hereto, in reasonable detail, are the computations and comparisons required to demonstrate compliance with the provisions of Sections 6.6, 6.7 and 6.10 of the Credit Agreement.

Attached hereto is a schedule (in the form of Schedule 5.1(c) to the Credit Agreement) describing the Mortgage Warehouse Facilities and Servicing Advance Facilities in effect on the last day of the most recently ended fiscal quarter.

Attached hereto, in reasonable detail, is a description of repurchased mortgage loans, repurchase requests (existing and new), indemnification requests and payments made for such quarter and year to date periods, and comparisons to comparable periods for the prior year.

Attached hereto are detailed projections of the Borrower and its Consolidated Subsidiaries for the following two fiscal years.(5)

(3)  Date of delivery of Compliance Certificate.

(4)  Only applicable to quarterly financial statements.

(5)  Only applicable to annual financial statements, and as applicable, any significant revisions of such projections.

The foregoing certifications, together with the computations and comparisons set forth in the attachments hereto and the financial statements attached to this certificate in support hereof, are made and delivered the day and year first written above pursuant to Sections 5.1(a),(b), (c) and (d) of the Credit Agreement.

IN WITNESS WHEREOF, I have executed this Certificate this            day of                       , 201  .

Name:
Title:

Attachment 1

to Compliance Certificate

Attachments

1.                                      financial statements;

2.                                      the computations and comparisons (in reasonable detail) required to demonstrate compliance with the provisions of Section 6.6, 6.7 and 6.10 of the Credit Agreement;

3.                                      a schedule of Mortgage Warehouse Facilities and Servicing Advance Facilities in effect on the last day of the most recently ended fiscal quarter;

4.                                      a description of repurchased mortgage loans, repurchase requests (existing and new), indemnification requests and payments made for such quarter and year to date periods, and comparisons to comparable periods for the prior year; and

5.                                      detailed projections of the Borrower and its Consolidated Subsidiaries for the following two fiscal years.(6)

(6)  Only applicable to annual financial statements, and as applicable, any significant revisions of such projections.

EXHIBIT C

FORM OF
BORROWING REQUEST

JPMorgan Chase Bank, N.A., as Administrative Agent
for the Lenders referred to below,

1111 Fannin, 10th Floor

Houston, Texas 77002

Attention:	[Date]

Ladies and Gentlemen:

The undersigned, PHH Corporation (the “Borrower”), refers to the Amended and Restated Credit Agreement dated as of August 2, 2012 (as amended and restated as of May 30, 2014 and as the same may be further amended, supplemented or otherwise modified, renewed or replaced from time to time, the “Credit Agreement”), among PHH Corporation (the “Borrower”), the Lenders party thereto, certain other parties and JPMorgan Chase Bank, N.A., as administrative agent.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.  The Borrower hereby gives you notice pursuant to Section 2.5 of the Credit Agreement that it requests a Borrowing under the Credit Agreement and in that connection sets forth below the terms on which such Borrowing is requested to be made:

(A) LIBOR Borrowing or ABR Borrowing	[LIBOR][ABR]

(B) The date of such Borrowing (which shall be a Working Day)

(C) The amount of such Borrowing	$

(D) Interest Period(s) with respect to the LIBOR Loan(s) and the last day of such Interest Period(s)(7)

Upon acceptance of the Loans to be made by the Lenders in response to this request, the Borrower shall be deemed to have represented and warranted that the conditions to each Loan specified in Sections 4.2(b), 4.2(c) and 4.2(d) of the Credit Agreement have been satisfied.

Very truly yours,
PHH CORPORATION

By:
Name:
Title:

(7)                                 Shall be subject to the definition of “Interest Period” and shall not end later than the Tranche A Termination Date. [Complete only in the case where LIBOR Loan(s) are being requested.]

EXHIBIT D-1

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Amended and Restated Credit Agreement, dated as of August 2, 2012 (as amended and restated as of May 30, 2014 and as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PHH Corporation (the “Borrower”), the Lenders party thereto, certain other parties and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 2.22 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on the applicable IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date: , 201

EXHIBIT D-2

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Amended and Restated Credit Agreement, dated as of August 2, 2012 (as amended and restated as of May 30, 2014 and as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PHH Corporation (the “Borrower”), the Lenders party thereto, certain other parties and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 2.22 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on the applicable IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: , 201

EXHIBIT D-3

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Amended and Restated Credit Agreement, dated as of August 2, 2012 (as amended and restated as of May 30, 2014 and as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PHH Corporation (the “Borrower”), the Lenders party thereto, certain other parties and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 2.22 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an applicable IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an applicable IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: , 201

EXHIBIT D-4

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Amended and Restated Credit Agreement, dated as of August 2, 2012 (as amended and restated as of May 30, 2014 and as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PHH Corporation (the “Borrower”), the Lenders party thereto, certain other parties and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 2.22 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Fundamental Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an applicable IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an applicable IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date: , 201

EXHIBIT E

FORM OF
BORROWING BASE CERTIFICATE

This Borrowing Base Certificate is delivered pursuant to Section 5.1(h) of the Amended and Restated Credit Agreement, dated as of August 2, 2012 (as amended and restated as of May 30, 2014 and as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PHH Corporation (the “Borrower”), the Lenders party thereto, certain other parties and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

The undersigned hereby certifies that the following information is true and correct as of [            ], 201   :

Borrowing Base(8)

	(from detailed schedules attached and without double counting)	Amount in $

(a)	The book value of all unencumbered and unrestricted tangible assets of the Borrower and its Consolidated Subsidiaries other than mortgage servicing rights:	$	[ ]

(b)	The book value of the Borrower’s and the Subsidiary Guarantors’ Unencumbered Mortgage Servicing Rights:	$	[ ]

(c)	Borrowing Base = (a) + ((b) x .75):	$	[ ]

(8)  For purposes of determining the Borrowing Base, cash, Cash Equivalents and accounts receivable will be excluded in calculating the Borrowing Base; Unencumbered Mortgage Servicing Rights will be marked-to-market on a daily basis. For the avoidance of doubt, assets and mortgage servicing rights will not be included in the Borrowing Base if there are legal or contractual restrictions impairing or preventing the pledge of such assets or mortgage servicing rights in whole or in part (other than, in the case of mortgage servicing rights, restrictions imposed by guidelines of Government-Sponsored Enterprises).

Unsecured Indebtedness

	(from detailed schedules attached and without double counting)	Amount in $

(v)	The aggregate principal amount of all unsecured Indebtedness for borrowed money of the Borrower and its Subsidiaries, including the Tranche A Facility:	$	[ ]

(w)	The face amount of all letters of credit issued for the account of the Borrower or any Subsidiary, if the reimbursement obligation is unsecured, whether or not drawn:	$	[ ]

(x)	The aggregate principal amount of any unsecured notes and debt securities issued by the Borrower or any Subsidiary, including, without limitation, the Convertible Notes:	$	[ ]

(y)	The aggregate principal amount of any unsecured Guarantee by the Borrower or any of its Subsidiaries of obligations of third Persons of the type described in (v) through (x) above:	$	[ ]

(z)	Unsecured Indebtedness = (v) + (w) + (x) + (y):	$	[ ]

Borrowing Base Compliance

Borrowing Base Compliance = The ratio of (c) to (z) (less the balance in the 2014 Convertible Notes Escrow Account at such time):	[ ]:[ ]

IN WITNESS WHEREOF, I have executed this Certificate this            day of                       , 20    .

Name:
Title:

EXHIBIT F

FORM OF

SUBSIDIARY GUARANTEE

GUARANTEE AGREEMENT

made by

CERTAIN SUBSIDIARIES OF PHH CORPORATION

in favor of

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

Dated as of August 2, 2012

SCHEDULES

Schedule 1                                     Notice Addresses

i

GUARANTEE AGREEMENT

GUARANTEE AGREEMENT (the “Agreement”), dated as of August 2, 2012, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Guarantors”), in favor of JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions or entities (the “Lenders”) from time to time parties to the Credit Agreement, dated as of August 2, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PHH CORPORATION (the “Borrower”), the Lenders, the Agents and the Administrative Agent.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, each of the Guarantors is a direct or indirect domestic Subsidiary of the Borrower;

WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Guarantors in connection with the operation of their respective businesses;

WHEREAS, the Borrower and the Guarantors are engaged in related businesses, and each Guarantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Tranche A Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Guarantors shall have executed and delivered this Agreement to the Administrative Agent for the benefit of the Tranche A Lenders;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Tranche A Lenders to enter into the Credit Agreement and to induce the Tranche A Lenders to make their respective extensions of credit to the Borrower thereunder, each Guarantor hereby agrees with the Administrative Agent, for the ratable benefit of the Tranche A Lenders, as follows:

SECTION 1.                            DEFINED TERMS

1.1                               Definitions.  (a)             Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

(b)         The following term shall have the following meaning:

“Tranche A Obligations”:  the collective reference to the unpaid principal of and interest on the Tranche A Loans and reimbursement obligations in respect of the Letters of Credit, fronting fees and commissions in respect of Letters of Credit and all other obligations and liabilities of the Borrower (including, without limitation, interest, fees and commissions accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Tranche A Loans and interest, fees and commissions accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement if any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent or any Tranche A Lender, whether direct or indirect, absolute or contingent, due to or to become due, or now existing or hereafter incurred which may arise under, out of, or in connection with, the Tranche A Facility, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise.

1.2                               Other Definitional Provisions.  (a)  The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b)                                 The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

SECTION 2.                            GUARANTEE

2.1                               Guarantee.  (a)  Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Tranche A Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Tranche A Obligations.

(b)                                 Anything herein or in any other Fundamental Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Fundamental Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

(c)                                  Each Guarantor agrees that the Tranche A Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any Tranche A Lender hereunder.

(d)                                 The guarantee contained in this Section 2 shall remain in full force and effect until all the Tranche A Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full in cash, no Letter of Credit shall be outstanding and the Tranche A Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Tranche A Obligations.

(e)                                  No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Tranche A Lender from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Tranche A Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Tranche A Obligations or any payment received or collected from such Guarantor in respect of the Tranche A Obligations), remain liable for the Tranche A Obligations up to the maximum liability of such Guarantor hereunder until the Tranche A Obligations are

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paid in full in cash, no Letter of Credit shall be outstanding and the Tranche A Commitments are terminated.

2.2                               Right of Contribution.  Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment.  Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3.  The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the Tranche A Lenders, and each Guarantor shall remain liable to the Administrative Agent and the Tranche A Lenders for the full amount guaranteed by such Guarantor hereunder.

2.3                               No Subrogation.  Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent or any Tranche A Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Tranche A Lender against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any Tranche A Lender for the payment of the Tranche A Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent and the Tranche A Lenders by the Borrower on account of the Tranche A Obligations are paid in full in cash, no Letter of Credit shall be outstanding and the Tranche A Commitments are terminated.  If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Tranche A Obligations shall not have been paid in full in cash, such amount shall be held by such Guarantor in trust for the Administrative Agent and the Tranche A Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Tranche A Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

2.4                               Amendments, etc. with respect to the Tranche A Obligations.  Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Tranche A Obligations made by the Administrative Agent or any Tranche A Lender may be rescinded by the Administrative Agent or such Tranche A Lender and any of the Tranche A Obligations continued, and the Tranche A Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Tranche A Lender, and the Credit Agreement and the other Fundamental Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or the Supermajority Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Tranche A Lender for the payment of the Tranche A Obligations may be sold, exchanged, waived, surrendered or released.  Neither the Administrative Agent nor any Tranche A Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Tranche A Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

2.5                               Guarantee Absolute and Unconditional.  To the extent permitted by law, each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Tranche A

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Obligations and notice of or proof of reliance by the Administrative Agent or any Tranche A Lender upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Tranche A Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2.  To the extent permitted by law, each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Tranche A Obligations.  Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Fundamental Document, any of the Tranche A Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Tranche A Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance.  When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any Tranche A Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Tranche A Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Tranche A Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Tranche A Lender against any Guarantor.  For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.6                               Reinstatement.  The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Tranche A Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Tranche A Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.7                               Payments.  Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the Funding Office.

SECTION 3.                            REPRESENTATIONS AND WARRANTIES; COVENANTS

3.1                               Representations and Warranties.  Each Guarantor makes to the Administrative Agent and the Lenders the representations and warranties set forth with respect to such Guarantor in Section 3 of the Credit Agreement, which representations and warranties are incorporated by reference in this Agreement,

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mutatis mutandis, all of which survive the execution and delivery of this Agreement and the making of the Loans and issuance of the Letters of Credit.

3.2                               Covenants.  For so long as the Tranche A Commitments shall be in effect or any Tranche A Obligations remain outstanding or unpaid in cash or there shall remain any outstanding L/C Exposure, each Guarantor agrees that it will comply with the covenants set forth in Sections 5 and 6 of the Credit Agreement which are applicable to such Guarantor, which covenants are incorporated by reference in this Agreement, mutatis mutandis.

SECTION 4.                            MISCELLANEOUS

4.1                               Amendments in Writing.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.9 of the Credit Agreement.

4.2                               Notices.  All notices, requests and demands to or upon the Administrative Agent or any Guarantor hereunder shall be effected in the manner provided for in Section 10.1 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

4.3                               No Waiver.  No failure on the part of the Administrative Agent, any Issuing Lender or any Tranche A Lender to exercise, and no delay in exercising, any right, power or remedy hereunder or with regard to the Letters of Credit shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

4.4                               Enforcement Expenses; Indemnification.  (a)  Each Guarantor agrees to pay or reimburse each Tranche A Lender and the Administrative Agent for all its reasonable and invoiced out-of-pocket costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Fundamental Documents to which such Guarantor is a party, including, without limitation, the reasonable and invoiced out-of-pocket fees and disbursements of counsel to the Tranche A Lenders and of counsel to the Administrative Agent.

(b)                                 Each Guarantor agrees to pay, and to save the Administrative Agent and the Tranche A Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which are required to be paid by the Borrower under the Credit Agreement in connection with any of the transactions contemplated by this Agreement.

(c)                                  Each Guarantor agrees to pay, and to save the Administrative Agent and the Tranche A Lenders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 10.4 of the Credit Agreement.

(d)                                 The agreements in this Section 4.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Fundamental Documents.

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4.5                               Successors and Assigns.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party (provided that no Guarantor may assign its rights or obligations hereunder without the prior written consent of the Administrative Agent), and all covenants, promises and agreements by, or on behalf of, each Guarantor which are contained in this Agreement or any other Fundamental Document shall inure to the benefit of the successors and assigns of the Lenders.

4.6                               Set-Off.  In addition to any rights and remedies of the Tranche A Lenders provided by law, if any Event of Default shall have occurred and be continuing, each Tranche A Lender shall have the right, subject to Sections 2.20 and 8.3 of the Credit Agreement, without notice to any Guarantor, any such notice being expressly waived by each Guarantor to the extent permitted by applicable law, upon any Tranche A Obligations becoming due and payable by any Guarantor (whether at the stated maturity, by acceleration or otherwise), to apply to the payment of such Tranche A Obligations, by setoff or otherwise, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Tranche A Lender, any affiliate thereof or any of their respective branches or agencies to or for the credit or the account of such Guarantor.  Each Tranche A Lender agrees promptly to notify the relevant Guarantor and the Administrative Agent after any such application made by such Tranche A Lender, provided that the failure to give such notice shall not affect the validity of such application.

4.7                               Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.

4.8                               Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

4.9                               Headings.  Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

4.10                        Integration.  This Agreement and the other Fundamental Documents represent the agreement of the Guarantors, the Administrative Agent and the Tranche A Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Tranche A Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Fundamental Documents.

4.11                        CHOICE OF LAW.  THIS AGREEMENT HAS BEEN EXECUTED AND DELIVERED IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF SUCH STATE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE AND, IN THE CASE OF PROVISIONS RELATING TO INTEREST RATES, ANY APPLICABLE LAWS OF THE UNITED STATES.

4.12                        SERVICE OF PROCESS AND WAIVER OF JURY TRIAL.

(a)                                 EACH OF THE GUARANTORS AND EACH CREDIT PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE COURTS OF

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THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY AND TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, WHETHER BROUGHT BY THE BORROWER, ANY GUARANTOR, THE ADMINISTRATIVE AGENT, AN ISSUING LENDER OR A LENDER.  EACH GUARANTOR AND EACH CREDIT PARTY TO THE EXTENT PERMITTED BY APPLICABLE LAW (A) HEREBY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURTS, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS AGREEMENT OR THE SUBJECT MATTER HEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURT, AND (B) HEREBY WAIVES THE RIGHT TO ASSERT IN ANY SUCH ACTION, SUIT OR PROCEEDING ANY OFFSETS OR COUNTERCLAIMS EXCEPT COUNTERCLAIMS THAT ARE COMPULSORY OR OTHERWISE ARISE FROM THE SAME SUBJECT MATTER.  EACH GUARANTOR HEREBY CONSENTS TO SERVICE OF PROCESS BY MAIL AT ITS ADDRESS TO WHICH NOTICES ARE TO BE GIVEN PURSUANT TO SECTION 4.2.  EACH GUARANTOR AND EACH CREDIT PARTY AGREES THAT ITS SUBMISSION TO JURISDICTION AND CONSENT TO SERVICE OF PROCESS BY MAIL IS MADE FOR THE EXPRESS BENEFIT OF THE OTHER PARTIES HERETO.  FINAL JUDGMENT AGAINST ANY PARTY HERETO IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION (A) BY SUIT, ACTION OR PROCEEDING ON THE JUDGMENT, A CERTIFIED OR TRUE COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND THE AMOUNT OF INDEBTEDNESS OR LIABILITY OF THE SUBMITTING PARTY THEREIN DESCRIBED OR (B) IN ANY OTHER MANNER PROVIDED BY, OR PURSUANT TO, THE LAWS OF SUCH OTHER JURISDICTION.

(b)                                 TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT OR TORT OR OTHERWISE.  EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED THAT THE PROVISIONS OF THIS SECTION 4.12(b) CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH THE OTHER PARTIES HAVE RELIED, ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT.  THE PARTIES HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 4.12(b) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF SUCH OTHER PARTY TO THE WAIVER OF ITS RIGHTS TO TRIAL BY JURY.

(c)                                  EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION, SUIT OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES; PROVIDED THIS WAIVER SHALL NOT APPLY TO ANY OBLIGATIONS OF ANY GUARANTORS UNDER SECTION 4.4 OR ANY OTHER

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INDEMNIFICATION OR SIMILAR PROVISION UNDER ANY FUNDAMENTAL DOCUMENT TO WHICH SUCH GUARANTOR IS A PARTY.

4.13                        Acknowledgements.  Each Guarantor hereby acknowledges that:

(a)                                 it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Fundamental Documents to which it is a party;

(b)                                 neither the Administrative Agent nor any Tranche A Lender has any fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Agreement or any of the other Fundamental Documents, and the relationship between the Guarantors, on the one hand, and the Administrative Agent and the Tranche A Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)                                  no joint venture is created hereby or by the other Fundamental Documents or otherwise exists by virtue of the transactions contemplated hereby among the Tranche A Lenders or among the Guarantors and the Tranche A Lenders.

4.14                        Additional Guarantors.  Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 5.8 of the Credit Agreement shall become a Guarantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

4.15                        Suspension Period.  The guarantees of the Subsidiary Guarantors under this Agreement shall be automatically suspended during a Suspension Period and shall automatically be reinstated and in full force and effect upon the termination of any Suspension Period, and each Guarantor unconditionally and irrevocably agrees to the foregoing.  For the avoidance of doubt, any Tranche A Obligations incurred during a Suspension Period shall be automatically included in the Tranche A Obligations guaranteed hereunder upon the termination of any Suspension Period.

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IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

PHH MORTGAGE CORPORATION

By:
Name:
Title:

PHH BROKER PARTNER CORPORATION

By:
Name:
Title:

PHH VEHICLE MANAGEMENT SERVICES
GROUP LLC

By:
Name:
Title:

PHH VEHICLE MANAGEMENT SERVICES, LLC

By:
Name:
Title:

FIRST FLEET CORPORATION

By:
Name:
Title:

PHH CARIBBEAN LEASING, INC.

By:
Name:
Title:

[Signature Page to Guarantee]

CENTER FOR TRANSPORTATION SAFETY,
LLC

By:
Name:
Title:

[Signature Page to Guarantee]

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Schedule 1

NOTICE ADDRESSES OF GUARANTORS

c/o PHH Corporation

3000 Leadenhall Road

Mount Laurel, New Jersey 08054

Attention:  Assistant Treasurer, with a copy to the General Counsel

[Signature Page to Guarantee]

Annex 1 to
Guarantee Agreement

ASSUMPTION AGREEMENT, dated as of [      ], 201  , made by [              ] (the “Additional Guarantor”), in favor of JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions or entities (the “Lenders”) parties to the Credit Agreement referred to below.  All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

W I T N E S S E T H :

WHEREAS, PHH Corporation (the “Borrower”), the Lenders and the Administrative Agent have entered into the Credit Agreement, dated as of August 2, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, the Guarantors have entered into the Guarantee Agreement, dated as of August 2, 2012 (as amended, supplemented or otherwise modified from time to time, the “Guarantee Agreement”) in favor of the Administrative Agent for the benefit of the Tranche A Lenders;

WHEREAS, the Credit Agreement requires the Additional Guarantor to become a party to the Guarantee Agreement; and

WHEREAS, the Additional Guarantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee Agreement;

NOW, THEREFORE, IT IS AGREED:

1.  Guarantee Agreement.  By executing and delivering this Assumption Agreement, the Additional Guarantor, as provided in Section 4.14 of the Guarantee Agreement, hereby becomes a party to the Guarantee Agreement as a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor thereunder.

2.  CHOICE OF LAW.  THIS ASSUMPTION AGREEMENT HAS BEEN EXECUTED AND DELIVERED IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF SUCH STATE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE AND, IN THE CASE OF PROVISIONS RELATING TO INTEREST RATES, ANY APPLICABLE LAWS OF THE UNITED STATES.

[Signature Page to Guarantee]

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GUARANTOR]

By:
Name:
Title:

EXHIBIT G

FORM OF

AMENDMENT AND REAFFIRMATION OF GUARANTEE

Reference is made to (i) the Amended and Restated Credit Agreement, dated as of August 2, 2012 (as amended and restated as of May 30, 2014 and as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PHH Corporation (the “Borrower”), the Lenders from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”) and (ii) the Guarantee Agreement, dated as of August 2, 2012 (as amended, supplemented or otherwise modified from time to time, the “Guarantee Agreement”), by the Guarantors party thereto, in favor of the Administrative Agent, for the Lenders.  Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Pursuant to the Credit Agreement, the Commitment of the Tranche A Lenders shall be increased by $50,000,000 (the “Tranche A Facility Increase”) to an aggregate principal amount of $300,000,000.  Each of the Guarantors executing a copy of this Amendment and Reaffirmation of Guarantee hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Tranche A Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the increase in the Tranche A Obligations (as defined in the Guarantee Agreement) resulting from the Tranche A Facility Increase and confirms and agrees that, notwithstanding the amendment and restatement of the Credit Agreement, the Guarantee Agreement (and all of its guarantee obligations in respect of the Tranche A Obligations thereunder) is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, after giving effect to the Credit Agreement as of the Restatement Date and the Tranche A Facility Increase contemplated thereby.

The Guarantee Agreement is hereby amended as follows:

(a) The definition of “Tranche A Obligations” is hereby amended by adding the following proviso at the end thereof: “; provided, that for purposes of determining any obligations of any Guarantor under this Agreement, the definition of “Tranche A Obligations” shall not create any guarantee by any Guarantor of any Excluded Swap Obligations of such Guarantor”.

(b) The definition of “Qualified Keepwell Provider” is hereby added in proper alphabetical order:

“Qualified Keepwell Provider”:  in respect of any Swap Obligation, each Guarantor that, at the time the relevant guarantee becomes effective with respect to such Swap Obligation, has total assets exceeding $10,000,000 or otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” with respect to such Swap Obligation at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

(c) Section 2.1 of the Guarantee Agreement is hereby amended by adding the following at the end thereof: “(other than, with respect to any Guarantor, any Excluded Swap Obligations of such Guarantor)”.

(d) Section 2.8 is hereby added to the Guarantee Agreement as follows:

“2.8        Keepwell.  Each Qualified Keepwell Provider hereby, jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to honor all of its obligations under this Agreement in respect of the Swap Obligations; provided, however, that each Qualified Keepwell Provider shall only be liable under this Section 2.8 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 2.8, or otherwise under this Agreement, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount.  The obligations of each Qualified Keepwell Provider under this Section 2.8 shall remain in full force and effect until a discharge of the Tranche A Obligations of the Borrower.  Each Qualified Keepwell Provider intends that this Section 2.8 constitute, and this Section 2.8 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.”

e) The first sentence of Section 4.6 of the Guarantee Agreement is hereby amended by adding the following proviso at the end thereof: “; provided that to the extent prohibited by applicable law as described in the definition of “Excluded Swap Obligation,” no amounts received from, or set off with respect to, any Guarantor shall be applied to any Excluded Swap Obligations of such Guarantor”.

This Amendment and Reaffirmation of Guarantee may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single document.  Delivery of an executed counterpart of a signature page of this Amendment and Reaffirmation of Guarantee by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Amendment and Reaffirmation of Guarantee.

THIS AMENDMENT AND REAFFIRMATION OF GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Signature page immediately follows.]

PHH MORTGAGE CORPORATION
PHH BROKER PARTNER CORPORATION
PHH VEHICLE MANAGEMENT SERVICES, LLC
PHH VEHICLE MANAGEMENT SERVICES GROUP LLC
FIRST FLEET CORPORATION
PHH CARIBBEAN LEASING, INC.
CENTER FOR TRANSPORTATION SAFETY, LLC
COMMERCIAL TRUCK CENTER OF VIRGINIA, LLC

By:
Name:
Title:

[Signature Page to Amendment and Reaffirmation of Guarantee]